EXHIBIT 99.1

HESS CORPORATION
EMPLOYEES’ SAVINGS PLAN

Amended and Restated as of January 1, 2017

WHEREAS, the HESS CORPORATION as Principal Company established the AMERADA HESS CORPORATION EMPLOYEES’ SAVINGS AND STOCK BONUS PLAN (the “Plan”) effective February 1, 1972; and

WHEREAS, Section 12.1 of the Plan provides for the amendment thereof by the Principal Company; and

WHEREAS, the Plan has been amended from time to time in accordance with Section 12.1;

WHEREAS, the Hess Corporation established the Amerada Hess Corporation Savings and Stock Bonus Plan for Retail Operations Employees effective January 1, 1998; and

WHEREAS, the Principal Company has also amended the Plan to change the Plan name, to merge the Amerada Hess Corporation Savings and Stock Bonus Plan for Retail Operations Employees into this Plan, to make certain other amendments and to restate the Plan;

WHEREAS, the Plan was last amended and restated effective January 1, 2013, and;

WHEREAS, the Employee Benefit Plans Committee of the Principal Company has authorized the restatement of the Plan to incorporate all prior amendments and to make other miscellaneous changes;

NOW, THEREFORE, the Principal Company does hereby amend and restate the HESS CORPORATION EMPLOYEES’ SAVINGS PLAN, effective January 1, 2017, except as otherwise set forth herein. The terms of this Plan applicable to a Member shall be the terms of this Plan as in existence on the date such Member terminated employment with a Participating Company, except as expressly amended retroactively by any amendment or restatement.

ARTICLE 1

DEFINITIONS

When used in this instrument, the following words and phrases shall have the meanings hereinafter stated unless a different meaning is plainly required by the context:

1.1        Acquired Employee: “Acquired Employee” shall mean a Member who is a former employee of Phillips Petroleum Company or of any of its subsidiaries and who became an Employee of the Principal Company on July 1, 1988, pursuant to an agreement dated as of April 1, 1988 between the Principal Company and Phillips 66 Natural Gas Company relating to the sale of such company’s 50% interest in the Tioga Gas Gathering System and Tioga Plant to the Principal Company and an agreement dated as of April 1, 1988 between the Principal Company and Phillips Investment Company relating to the sale by such company of 50% of the outstanding capital stock of Solar Gas, Inc. to the Principal Company.

1.2        Acquired Merit Employee: “Acquired Merit Employee” shall mean a Member who is a former employee of Merit Oil Corporation, who became an Employee of a Company in connection with the merger of the Meadville Corporation into the Principal Company in accordance with the terms of an agreement between said companies executed in 2000, and who was an Employee on January 1, 2001.

1.3        Acquired Pick Kwik Employee: “Acquired Pick Kwik Employed” shall mean a Member who is a former employee of Pick Kwik Corporation, who became an Employee of a Company in connection with the acquisition of that corporation by the Principal Company from Pick Kwik Holdings Incorporated in accordance with the terms of an agreement between said companies executed in 1997, and who either was a Member of the Plan on December 31, 1997, or was an Employee on January 1, 1998.

1.4        Acquired Transco Employee: “Acquired Transco Employee” shall mean a Member who is a former employee of Transco Energy Company or of any of its subsidiaries and who became an Employee of the Principal Company in connection with the acquisition by the Principal Company from TXP Operating Company, a Texas Limited Partnership, of certain oil and gas producing and developing properties located in the Gulf of Mexico offshore Louisiana and Texas and related shore based facilities in accordance with the terms of an agreement between said companies executed in 1989.

1.5        Acquired Triton Employee: “Acquired Triton Employee” shall mean a Member who is a former employee of Triton Energy Limited (or an affiliate), who became an Employee of a Company in connection with the acquisition of that corporation by the Principal Company and who was an Employee on January 1, 2003.

1.6        Administrator: “Administrator” of the Plan shall mean the Committee.

1.7        Affiliated Company: “Affiliated Company” shall mean the Principal Company and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Principal Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Principal Company; any

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organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Principal Company; and any other entity required to be aggregated with the Principal Company pursuant to regulations under Section 414(o) of the Code.

1.8        Associated Company: “Associated Company” shall mean OASIS OIL COMPANY OF LIBYA, INC., and any other corporation affiliated with a Company which is designated by the Committee as an “Associated Company.” As of January 1, 2017, there were no other corporations designated as by the Committee as Associated Companies.

1.9        Beneficiary: “Beneficiary” shall mean a person or persons designated in writing as such by a Member on a form prescribed by and filed with the Committee.

A designation of a Beneficiary other than a Member’s Spouse shall not be effective unless (i) the Spouse of the Member consents in writing to such designation and the Spouse’s consent acknowledges the effect of such designation and is witnessed by a notary public, or (ii) it is established to the satisfaction of the Committee that the consent required by clause (i) may not be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as may be prescribed by regulations. The consent specified shall be effective only with respect to such Spouse.

If a Member shall fail to designate a Beneficiary, if the designation is ineffective due to lack of spousal consent or if no designated Beneficiary shall be living when a payment to a Beneficiary is required to be made, the payment shall be made to the person or persons in the first of the following classes of successive preference beneficiaries then living:

The Member’s:	(1) Surviving Spouse,
(2) Children, equally,
(3) Parents, equally,
(4) Brothers and sisters, equally.

If none of the above-described persons shall then be living, the payment shall be made to the Member’s estate. For the purposes of this Section, the term surviving Spouse shall mean the individual to whom the Member was legally married on the date of the Member’s death, or a former spouse described in Section 1.51.

1.10        Board of Directors: “Board of Directors” shall mean the Board of Directors of the Principal Company.

1.11        Break in Service: “Break in Service” shall mean the applicable 12-consecutive-month period which is used to determine Service, commencing on or after January 1, 1976, during which a Member shall not have completed more than 500 hours of Service. An unpaid leave of absence that qualifies under the Family and Medical Leave Act of 1993 and the regulations thereunder, shall not be deemed to be a Break in Service, but no credit for service shall be given for such leave of absence for any of the

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other purposes of the Plan. The period of military service of a Member who is reemployed by a Company in accordance with the Uniformed Services Employment and Reemployment Rights Act of 1994 and the regulations thereunder, shall not be deemed to be a Break in Service. Notwithstanding the foregoing, for Breaks in Service beginning prior to October 1, 2006, a Break in Service for a Member who was a member of the Retail Operations Plan on the date such Break in Service commenced shall be determined in accordance with the terms of the Retail Operations Plan as in existence on the date such Break in Service began.

1.12        Business Day: “Business Day” shall mean a day when the New York Stock Exchange is open for business.

1.13        Code: “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.14        Committee: “Committee” shall mean the Hess Corporation Employee Benefit Plans Committee, as appointed by the CEO of the Principal Company.

1.15        Company: “Company” shall mean the Hess Corporation (prior to May 3, 2006, known as the Amerada Hess Corporation), any Participating Company, any Prior Company, and any Successor Company.

1.16        Compensation: “Compensation” shall mean the actual salary or wages received by a Member from a Company for personal services, determined as follows:

A.        Compensation shall include:

1.	Overtime.
2.	Annual Incentive Plan bonuses.
3.	Incentive compensation, except amounts based on commodity trading activities.
4.	Commissions.
5.	Holidays (other than those falling during periods in which the Member is receiving no other Compensation).
6.	Vacation (including vacation allowance on termination or retirement).
7.	Bereavement pay.
8.	Jury duty and witness pay.
9.	Salary or wages and sick and injury benefits received in any period during which a Member shall be entitled to full-pay sick and injury benefits, including amounts offset by payments such as Workers’ Compensation benefits or accident and sickness benefits.
10.	Allowance for Military Reserve training (limited to two calendar weeks a year) and full-pay benefits for Military Leave of Absence while on active service.
11.	Premium pay for overseas service under letter agreements effective before July 1, 1998.
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B.        Compensation shall not include:

1.        Contributions to any employee benefit deferred compensation plan, including awards made under plans such as the Hess Corporation Executive Long-Term Incentive Compensation and Stock Ownership Plan and the Amerada Hess Corporation 1995 Long-term Incentive Plan or their successors.

2.	Housing allowances.
3.	Moving expenses.
4.	Educational assistance benefits.
5.	Severance pay.
6.	Payments of premiums for life insurance or medical insurance.
7.	Meal allowance.
8.	Premium pay for overseas service under letter agreements effective on or after July 1, 1998.
9.	Bonuses (other than Annual Incentive Plan bonuses).

C.        Any other additional payments shall be determined to be includible or excludible by the Committee on a basis uniformly and consistently applied to all Employees. In the case of the simultaneous employment of a Member by more than one Company, the total Compensation received by such Member from all Companies shall be deemed his Compensation for purposes of the Plan. Actual salary or wages received by a Member from a Company for personal services shall be deemed to include any amounts contributed to this Plan as Elective Deferrals and any amounts contributed to a cafeteria plan by a Company pursuant to a salary or wage reduction election made by a Member. For this purpose, a cafeteria plan shall mean a plan described in Section 125 of the Code.

D.        In addition to other applicable limitations which may be set forth in the Plan and notwithstanding any other contrary provision of the Plan, for the purpose of calculating a Member’s allocations for any Plan Year commencing after December 31, 2001, Compensation taken into account under the Plan shall not exceed $200,000, adjusted for changes in the cost of living as provided in Section 401(a)(17)(B) of the Code.

E.        The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA ‘93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

If Compensation for any prior determination period is taken into account in determining an employee’s benefits accruing in the current plan year, the Compensation for that prior determination period is subject to the annual compensation limit in effect for that prior determination period. For this purpose, in determining benefits in Plan Years beginning on or after January 1, 1989, and before January 1, 1994, the annual Compensation limit in effect for

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determination periods beginning before January 1, 1989 is $200,000. In determining benefits in Plan Years beginning on or after January 1, 1994, and before January 1, 2002, the annual Compensation limit in effect for determination periods beginning before January 1, 2002 is $150,000. In determining benefits in Plan Years beginning on or after January 1, 2002, the annual Compensation limit in effect for determination periods beginning before that date is $200,000.

F.        Compensation, when spelled without an initial capital throughout the Plan, shall mean the participant’s compensation from a Company defined as follows:

1.        compensation as set forth in Treasury Regulation section 1.415(c)-2(d)(3); provided, however, that amounts contributed to a cash or deferred arrangement described in Code section 401(k), a salary reduction agreement pursuant to a cafeteria plan established under Code section 125, or described in Code section 132(f)(4) shall be included in compensation. For purposes of this Section, amounts with respect to a health plan under Code section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code section 125 only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan. Effective for Limitation Years beginning on or after January 1, 2008, compensation shall be subject to the limit imposed by Section 401(a)(17) of the Code.

2.        For Limitation Years beginning on or after January 1, 2008, compensation shall include the following:

A.        regular compensation for services that, absent the severance from service, would have been paid to the former Employee if he had continued in employment with the Employer, in accordance with Treasury Regulation section 1.415(c)-2(e)(3)(ii), provided the payment is made within the later of (i) 2 ½ after a Member’s severance from service date or (ii) the end of the Limitation Year that includes the severance from service date;

B.        payments for accrued bona fide sick, vacation, or other leave that the former Employee would have been able to use if employment had continued, to the extent such payments would have been included if paid before severance, in accordance with Treasury Regulation section 1.415(c)-2(e)(3)(iii)(A), provided the payment is made within the later of (i) 2 ½ months after a Member’s severance from service date or (ii) the end of the Limitation Year that includes the severance from service date;

C.        payments to a former Employee who does not currently perform services for the Employer by reason of Qualified Military Service made in accordance with the Employer’s current policy with regard to such Qualified Military Service, to the extent these payments do not exceed the amount the individual would have received if the individual has continued to perform services for the Employer rather than entering Qualified Military Service, in accordance with the requirements contained in Treasury Regulations section 1.415(c)-2(e)(4); and

D.        short-term disability payments made to an Employee prior to a

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severance from service date, in accordance with the Employer’s short-term disability policy.

3.        For Limitation Years beginning on or after January 1, 2008, compensation shall not include the following:

A.        payments to a former Employee in accordance with a nonqualified unfunded deferred compensation plan, even if such amount would have been paid at the same time if employment had continued, in accordance with the requirements contained in Treasury Regulation section 1.415(c)-2(e)(3)(iii)(B);

B.        long-term disability payments paid to an Employee or former Employee who is permanently and totally disabled, as defined in section 22(e) of the Code, in accordance with the requirements contained in Treasury Regulation section 1.415(c)-2(e)(4); and

C.        amounts paid as compensation to a nonresident alien, as defined in section 7701(b)(1)(B) of the Code, who is not a Member, to the extent the compensation is excludable from gross income and is not effectively connected with the conduct of a trade or business within the United States, in accordance with the requirements contained in Treasury Regulation section 1.415(c)-2(g)(5).

1.17        Deemed 125 Compensation: Reserved.

1.18        Effective Date: “Effective Date” of the Plan shall mean February 1, 1972.

1.19        Elective Deferrals: “Elective Deferrals” shall mean any Company contributions made to the Plan at the election of the Member, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Members Elective Deferral is the sum of all employer contributions made on behalf of such Member pursuant to an election to defer under any qualified cash or deferred arrangement (“CODA”) as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan as described under Section 501(c)(18) of the Code, and any employer contributions made on behalf of a Member for the purchase of any annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions. A Member shall at all times be fully vested in his Elective Deferrals.

1.20        Eligible Member: “Eligible Member” shall mean any Employee who is eligible to make an Elective Deferral or to receive a Matching Contribution. If an Elective Deferral is required as a condition of participation in the Plan, any Employee who would be a Member of the Plan if such Employee made such a deferral shall be treated as an Eligible Member on behalf of whom no Elective Deferrals are made.

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1.21        Employee: “Employee” shall mean any person who is employed by a Company on its U.S. payroll system, provided that (1) for periods prior to October 1, 2006, “Employee” shall not include any person who is employed in a Company-operated gasoline station or convenience store other than as a manager and (2) “Employee” shall not include any person who is a participant in any other funded employee pension benefit plan to which a Company makes or is obligated to make contributions on his behalf for the accrual of current benefits (other than contributions under the HESS CORPORATION EMPLOYEES’ PENSION PLAN and under Social Security or any other governmental pension plan).

The term “Employee” shall not include persons who provide services to the Company through a leasing agreement between the Company and a third party, regardless of whether or not they are later found to be common law employees of a Company by a court or otherwise.

Notwithstanding the foregoing, a “leased employee” (as defined below) deemed to be an employee of any Company as provided in Sections 414(n) or (o) of the Code shall be considered an Employee solely for purposes of complying with any applicable Code requirements that require him or her to be treated as an Employee, but such leased employee shall not be treated as an Employee for any other purpose and shall not be eligible to receive benefits under the Plan.

For purposes of the preceding sentence, the term “leased employee” means any person (other than an Employee of the Company) who pursuant to an agreement between the Company and any other person (leasing organization) has performed services for the Company (or for the Company and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the Company. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the Company shall be treated as provided by the Company.

A leased employee shall not be considered an employee of the Company if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludible from the employee’s gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting, and (ii) leased employees do not constitute more than 20 percent of the Company’s nonhighly compensated workforce.

The term “Employee” shall not include a non-resident alien with no U.S.-source income, a self-employed individual or independent contractor. The determination of the status of an individual as self-employed or as an independent contractor made in good faith by a Company shall not be subject to retroactive change for the purposes of the Plan if it subsequently is determined by the Internal Revenue Service, another federal agency, a state agency, or as the result of legal action that such individual should have been classified as an employee of a Company.

1.22        Employee Contribution: “Employee Contribution” shall mean any contribution made to the

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Plan by or on behalf of a Member that is included in the Member’s gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated. No Employee Contribution shall be made to the Plan after December 31, 2001.

1.23        ERISA: “ERISA” shall mean the Employee Retirement Income Security Act of 1974 and any amendments thereto.

1.24        Excess Elective Deferrals: “Excess Elective Deferrals” shall mean those Elective Deferrals that are includible in a Member’s gross income under Section 402(g) of the Code to the extent such Member’s Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals shall be treated as annual additions under the Plan unless such amounts are distributed no later than the first April 15 following the close of the Member’s taxable year. Determination of income or loss: Excess Elective Deferrals shall be adjusted for any income or loss. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Member’s Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Member’s Excess Elective Deferrals for the year and the denominator is the Member’s account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year. For Plan Years beginning on and after January 1, 2008, the income or loss allocable to Excess Elective Deferrals is the income or loss for the Plan Year, without regard to income or loss for the gap period.

1.25        Fund: “Fund” shall mean one of the separate investment accounts provided for in Section 5.1.

1.26        Highly Compensated Employee: “Highly Compensated Employee” shall mean a highly compensated active Employee and highly compensated former Employee. A highly compensated active Employee includes any Employee who performs service for the Company during the determination year and who: (i) was a 5-percent owner at any time during the year or the preceding year, or (ii) for the preceding year (A) received compensation from the Company in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code, except that the base period shall be the calendar quarter ending September 30, 1996); and (B) if the Company elects the application of this clause for such preceding year, was in the top-paid group of employees for such preceding year.

For this purpose, the determination year shall be the Plan Year.

A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Company during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee’s 55th birthday.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

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To the extent permitted under regulations, the Committee may elect to determine the status of Highly Compensated Employees on a current calendar year basis.

For the purposes of this Section 1.26, compensation paid by HOVENSA shall be deemed to have been paid by a Company.

1.27        HOVENSA: “HOVENSA” shall mean HOVENSA L.L.C., and any other business organization with employees eligible for participation in the HOVENSA Plan.

1.28        HOVENSA Plan: “HOVENSA Plan” shall mean the HOVENSA EMPLOYEES’ SAVINGS PLAN.

1.29        Individual Retirement Account: “Individual Retirement Account” or “IRA” shall mean an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity (other than an endowment contract) described in Section 408(b) of the Code.

1.30        Investment Direction: “Investment Direction” shall mean a direction of a Member on a form or in a manner prescribed by the Committee, specifying the Fund or Funds and the percentages of his contributions to be invested in each, and changes to be made as to contributions previously invested. The Committee shall cause confirmation to be provided to the Member of the receipt of such Investment Direction within a reasonable time thereafter. The Committee shall be obligated to comply with such Investment Direction except as otherwise provided in Paragraphs (b)(2)(ii)(B) and (d)(2)(ii) of Labor Department Regulations Section 2550.404c-1.

1.31        Layoff: “Layoff” shall mean a Company requested termination of employment: (a) in the case of an Employee who has contractual recall rights for the period covered by such rights; and (b) in the case of any other Employee for a period not to exceed 12 months.

1.32        Leave of Absence: “Leave of Absence” shall mean any period during which an Employee is authorized by a Company to be absent from his normal duties. For purposes of this Plan, an Employee shall not be deemed to be absent from his normal duties if his absence is for a period of 31 days or less, or is due to: vacation, jury duty, military service, or personal illness or injury. In the administration of this provision all Employees in similar circumstances shall be given similar treatment.

1.33        Limitation Year: “Limitation Year” shall mean the Plan Year.

1.34        Matching Contribution: “Matching Contribution” shall mean a Company contribution made to this or any other defined contribution plan on behalf of a Member on account of a Member’s Elective Deferral, under a plan maintained by the Company.

1.35        Member: “Member shall mean an Employee (excluding for this purpose, a leased employee) who has been admitted to participation, and who continues to participate in the Plan, including any former Employee who, while participating in the Plan, became employed by an Associated

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Company at the request of the Company.

1.36        Merit Plan: “Merit Plan” shall mean the Merit Oil Corporation and Affiliates Employees’ Thrift Plan.

1.37        Merit Plan Participant: “Merit Plan Participant” shall mean an Acquired Merit Employee who was a member of the Merit Plan on December 31, 2000, and whose Merit Plan account is transferred to the Plan as the result of the merger of the Merit Plan into the Plan on that date.

1.38        Non-highly Compensated Employee: “Non-highly Compensated Employee” shall mean any Employee who is not a Highly Compensated Employee.

1.39        Participating Company: “Participating Company” shall mean any business organization, which, by agreement with the Principal Company, shall become a party to the Plan, as provided in Article 14.

1.40        Phillips Plan: “Phillips Plan” shall mean the Thrift Plan of Phillips Petroleum Company and Subsidiary Companies.

1.41        Pick Kwik Plan: “Pick Kwik Plan” shall mean the Pick Kwik Holdings Incorporated Employees’ Profit Sharing and Investment Plan.

1.42        Pick Kwik Plan Participant: “Pick Kwik Plan Participant” shall mean an Acquired Pick Kwik Employee who was a member of the Pick Kwik Plan on December 31, 1997, and whose Pick Kwik Plan account is transferred to the Plan as the result of the merger of the Pick Kwik Plan into the Plan on that date.

1.43        Plan: “Plan” shall mean the HESS CORPORATION EMPLOYEES’ SAVINGS PLAN, prior to October 1, 2006, known as the AMERADA HESS CORPORATION EMPLOYEES’ SAVINGS AND STOCK BONUS PLAN as set forth in this instrument and all amendments hereto.

1.44        Plan Year: “Plan Year” shall mean the annual accounting period of the Plan and of the Trust Fund, beginning on the 1st day of January and ending on the 31st day of December.

1.45        Principal Company: “Principal Company” shall mean the HESS CORPORATION.

1.46        Prior Company: “Prior Company” shall mean HESS OIL & CHEMICAL CORPORATION, and, if so designated by the Committee:

A.        Any business organization (i) all or a substantial portion of whose outstanding capital stock or all or a substantial portion of whose assets shall be acquired by any Company on or after the Effective Date; or (ii) all or a substantial number of whose employees shall be employed by any Company on or after the Effective Date; or

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B.        Any other business organization affiliated or related through stock ownership with any Company which shall be designated as a Prior Company by the Committee.

As of January 1, 2017, there were no business organizations designated by the Committee as Prior Companies.

1.47        Prior Plan: “Prior Plan” shall mean, where relevant, one of the following plans in effect on January 31, 1972:

A.        “Prior Plan A” shall mean the AMERADA HESS CORPORATION EMPLOYEES’ SAVINGS AND STOCK BONUS PLAN.

B.        “Prior Plan B” shall mean the HESS PROVIDENT SAVINGS FUND-GENERAL PLAN.

C.        “Prior Plan C” shall mean the HESS PROVIDENT SAVINGS FUND-LOCAL 676 Teamsters Plan.

D.        “Prior Plan D” shall mean the HESS PROVIDENT SAVINGS FUND-LOCAL 825 INTERNATIONAL UNION OF OPERATING ENGINEERS PLAN.

E.        “Prior Plan E” shall mean the HESS PROVIDENT SAVINGS FUND-LOCAL 22026 FEDERAL LABOR UNION PLAN.

F.        “Prior Plan F” shall mean the AMERADA HESS CORPORATION SAVINGS-STOCK PLAN.

1.48        Qualified Plan: “Qualified Plan” shall mean a qualified trust described in Section 401(a) of the Code (with the limitations described in Section 401(a)(31)(D) of the Code) which is exempt from taxation under Section 501(a) of the Code, or an annuity plan described in Section 403(a) of the Code.

1.49        Retail Operations Plan: “Retail Operations Plan” shall mean the AMERADA HESS CORPORATION SAVINGS AND STOCK BONUS PLAN FOR RETAIL OPERATIONS EMPLOYEES, which plan was merged into this Plan effective October 1, 2006.

1.50        Service: “Service”, as defined in Sections 2.5 and 2.6, shall mean, for the purposes of Article 2 (eligibility computation period) and Article 7 (vesting computation period) of the Plan, any period of employment:

A.        With the Principal Company;

B.        With a Prior Company whose employee pension plan is maintained by the Principal Company, or, as determined by the Committee, with any other Prior Company.

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C.        With a Participating Company following the adoption of the Plan by such Participating Company, or any prior period of employment with a Participating Company as determined by the Committee;

D.        With any organization which is a member of a group of trades or businesses (whether or not incorporated) under common control (under Code Section 414(c)) of which the Principal Company is a member;

E.        With any organization which is a member of an affiliated service group (under Code Section 414(m)) of which the Principal Company is a member;

F.        With any organization which is a member of a controlled group of corporations of which the Principal Company is a member, or which is under common control with the Principal Company;

G.        With a Prior Company (to the extent provided in Treasury Regulations) in any case in which the Principal Company maintains a plan which is not the plan maintained by the Prior Company.

H.        In the case of an Acquired Employee, with Phillips Petroleum Company, any of its subsidiaries or any other prior employer to the extent that such period of employment was taken into account under the Phillips Plan;

I.        With Transco Energy Company or any of its subsidiaries (“Transco”) in the case of an Acquired Transco Employee, including employment with other companies for which service was granted for Transco benefit plan purposes as determined by the records of Transco provided to the Principal Company;

J.        With Hess Energy Trading Company, LLC, in the case of an Employee who was an employee of that company immediately preceding or following employment by a Company;

K.        In the case of an Acquired Pick Kwik Employee, with Pick Kwik Corporation immediately preceding employment by a Company, as determined by the records of the Pick Kwik Plan provided to the Principal Company;

L.        With the Company in a Company-operated gasoline station or convenience store immediately preceding or following employment by a Company in another position; and

M.        With HOVENSA immediately preceding or following employment by a Company;

N.        With Strategic Resource Solutions Corp. (“SRS”) immediately preceding employment by a Company in the case of an Employee hired in connection with the purchase by Hess Microgen LLC of the micro-generation business of SRS on February 2, 2000;

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O.        With Texaco Pipelines LLC (“Texaco”) immediately preceding employment by a Company in the case of an Employee hired in connection with the purchase by the Principal Company of the Sea Robin gas plant from Texaco on April 1, 2000;

P.        With Statoil Energy Services, Inc. (“Statoil”), or an affiliate thereof immediately preceding employment by a Company in the case of an Employee hired in connection with the purchase by the Principal Company of Statoil on April 1, 2000, and

Q.        In the case of an Acquired Merit Employee, with Merit Oil Corporation as of December 31, 2000.

R.        In the case of an Acquired Triton Employee, with Triton Energy Limited as of December 31, 2002.

1.51        Spouse: “Spouse” shall mean, effective June 26, 2015 for all Plan purposes, the individual, if any, to whom the Member is legally married as of the date of reference, and who is treated as a spouse under the Code. However, individuals (whether part of an opposite-sex or same-sex couple) who have entered into a registered domestic partnership, civil union, or other similar formal relationship recognized under state law that is not denominated as a marriage under the laws of that state are not treated as legally married. For this purpose, the term “state” means any domestic or foreign jurisdiction having the legal authority to sanction marriages. A Member’s former spouse shall be treated as his Spouse in lieu of his current spouse to the extent required under any judgment, decree, or order which is determined by the Administrator in accordance with its procedures to be a qualified domestic relations order within the meaning of Section 414(p) of the Code.

1.52        Successor Company: “Successor Company” shall mean any business organization which shall acquire a substantial portion or all of the outstanding stock of, or a substantial portion or all of the assets of, or which shall employ a substantial number or all of the employees of, any Company, and which shall succeed such Company as a Company hereunder.

1.53        Transfer Date: “Transfer Date” shall mean the Valuation Date on which assets are transferred to the HOVENSA Plan from the Plan with respect to those members of the Plan who become Members of the HOVENSA Plan on November 1, 1998, which shall be as soon as practicable following receipt by HOVENSA of a favorable determination letter from the Internal Revenue Service concerning the qualification of the HOVENSA Plan and the exemption of the HOVENSA Plan Trust from income taxes.

1.54        Triton Plan: “Triton Plan” shall mean the Triton Exploration Services, Inc. 401(k) Savings Plan as in effect on December 31, 2002.

1.55        Triton Plan Participant: “Triton Plan Participant” shall mean a Member who was a member of the Triton Plan on December 31, 2002, whose Triton Plan account is transferred to the Plan as the result of the merger of the Triton Plan into the Plan on January 1, 2003.

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1.56        Trust Agreement: “Trust Agreement” shall mean the Trust Agreement or Trust Agreements (as amended from time to time) between the Investment Committee and a Trustee or the Principal Company and a Trustee, entered into for purposes of the Plan.

1.57        Trustee: “Trustee” shall mean any bank, trust company, or other fiduciary holding funds or property under a Trust Agreement for the exclusive benefit of the Plan Members and subject to all provisions of the Plan.

1.58        Unit: “Unit” shall mean the basic measure of the Member’s proportionate interest in the funds provided for in Section 5.1.

1.59        Valuation Date: “Valuation Date” shall mean the day on which the value of the Funds is determined as provided in Article 5, and shall be each Business Day, unless changed by the Committee.

1.60        Withdrawal Authorization: ‘Withdrawal Authorization” shall mean notice, on a form or in a manner prescribed by the Committee, provided by a Member, requesting a complete or partial withdrawal as provided in Sections 8.1 and 8.2, respectively.

1.61        Year of Service: “Year of Service” shall mean a 12 consecutive month period (computation period) during which an Employee completes at least 1,000 hours of Service.

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ARTICLE 2

ELIGIBILITY AND MEMBERSHIP

2.1        A.        Each Employee who on the Effective Date shall have completed one year of Service shall be eligible to become a Member of the Plan as of the Effective Date, provided, however, that any Employee who, during the 12-month period preceding the Effective Date made a complete withdrawal from any Prior Plan while still employed by a Company and who remained employed during said 12-month period, shall not be eligible to become a Member until the first day of the calendar month following the completion of such 12-month period.

B.        Each Employee who on January 31, 1972 was a Member of Prior Plan A, Prior Plan B, Prior Plan C, Prior Plan D, Prior Plan E, or Prior Plan F, shall be eligible to become a Member of the Plan as of the Effective Date.

C.        Each Employee who was a Member of the Plan on December 31, 1975 and who continued as an Employee on January 1, 1976 shall continue as a Member of the Plan on January 1, 1976. Every other Employee shall be eligible to become a Member of the Plan on his first day of employment by the Company.

D.        Anything to the contrary herein notwithstanding, an Employee shall not be eligible for membership in the Plan if he is included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Company if retirement benefits were the subject of good faith collective bargaining between such employee representatives and the Company, unless and until the Company and such employee representatives shall agree that such employees shall participate in the Plan, provided that he then meets the eligibility requirements herein above described in this Section 2.1, or if not, then he shall be eligible on the date following the date on which he first meets such eligibility requirements.

E.        Each Employee who was a Member of the Retail Operations Plan on September 30, 2006, shall be a Member of this Plan as of October 1, 2006.

2.2        Any eligible Employee who does not elect to become a Member of the Plan on the earliest date when he is entitled to do so may thereafter elect to become a Member as of any future Valuation Date.

2.3        Each eligible Employee, as a condition for membership, must accept and agree to all provisions of the Plan on a form or in a manner prescribed by the Committee, which may include telephone or electronic communication. By so doing, he authorizes the sale or redemption of any securities purchased for his account when necessary or advisable in carrying out the provisions of the Plan.

2.4        If a Member shall cease to be an Employee within the meaning of Section 1.21 his membership shall forthwith terminate, except as described in Sections 9.4 or 9.5.

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2.5        A.        For the purposes of vesting under Paragraph 7.3E, an Employee or Member shall be credited with one full year of Service for each 12-consecutive-month period commencing on his first date of hire or anniversary thereof during which he completed at least 1,000 hours of Service. In the determination of Years of Service and Breaks in Service for purposes of eligibility, the initial eligibility computation period shall be the 12-consecutive month period beginning on the date the Employee first performs an hour of Service for a Company (employment commencement date). The succeeding 12-consecutive month periods shall be the Plan Years beginning with the Plan Year which includes the first anniversary of the Employee’s employment commencement date, regardless of whether the Employee is entitled to be credited with 1,000 hours of Service during the initial eligibility computation period. An Employee who is credited with 1,000 hours of Service in both the initial eligibility computation period and the Plan Year which includes the first anniversary of the Employee’s employment commencement date will be credited with two years of Service for purposes of eligibility to participate.

The foregoing is subject to the following rules:

1.        Years of Service for periods of employment prior to January 1, 1976 shall be determined under the Plan in effect on December 31, 1975, without regard to the provisions of Section 2.6 (Break in Service rule). If, for any period prior to January 1, 1976, accessible records are insufficient to permit an approximation of the number of hours of Service for a particular employee or group of employees, a reasonable estimate of the hours of Service completed by such employee or employees during the particular period may be made. In making any such estimate, all persons employed under similar circumstances shall be given similar treatment.

2.        Hours of Service after December 31, 1975, but before September 1996, shall be recorded on a monthly basis and, for the purpose of determining the total of an Employee’s hours of Service during his initial eligibility computation period, all hours recorded during the month which includes the first anniversary of his employment commencement date shall be deemed to have been completed prior to said anniversary date. For the purpose of determining an Employee’s hours of Service thereafter for periods prior to September 1996, each 12-consecutive-month period shall commence on the first day of the month which includes the anniversary of such Employee’s employment commencement date.

3.        The provisions of Section 2.6 (Break in Service rule) shall apply in the determination of years of Service for periods of employment after December 31, 1975.

4.        For the purposes of eligibility after September 4, 1996, an Employee who is not credited with 1,000 hours of Service during his initial eligibility computation period shall be deemed to have completed a Year of Service as soon as he is credited with 1,000 hours of Service in any Plan Year.

B.        For the purposes of this Article 2, an Employee or Member will be deemed to have completed an hour of Service for each hour of Service:

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1.        for which he is paid, or entitled to payment, for the performance of duties for a Company during the applicable computation period;

2.        for which he is paid, or entitled to payment, by a Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, provided however, that

(a)        No more than 501 hours of Service shall be credited under this subparagraph 2 to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

(b)        An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, or unemployment compensation or disability insurance laws; and

(c)        Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee;

and for purposes of this subparagraph 2, a payment shall be deemed to be made by or due from a Company regardless of whether such payment is made by or due from the Company directly, or indirectly through, among others, a trust fund, or insurer, to which the Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate;

3.        for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company, provided, however, that no credit shall be given for any hour which is credited under subparagraph 1 or subparagraph 2 of this Paragraph B, and crediting of hours of Service for back pay awarded or agreed to with respect to periods described in subparagraph 2 shall be subject to the limitations set forth in that subparagraph; and

4.        The determination and crediting of hours where no duties are performed will be made in accordance with Department of Labor Regulations, Section 2530.200b - 2(b) and (c).

C.        Except as provided in subparagraph 2 of Paragraph B for the purposes of this Article 2 Service will not include any period of Layoff.

D.        For the purposes of this Article 2, an Employee or Member who is a non-hourly employee exempt from the overtime provisions of the Fair Labor Standards Act and for whom no records of hours worked are maintained will be deemed to have completed 190 hours of Service in any calendar month in which he is paid Compensation. An Employee or Member employed by an Associated Company at the request of a Company shall be deemed to have completed 190 hours of Service in each calendar month of such employment.

2.6        Break in Service rule:

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A.        Years of Service credited in accordance with Section 2.5 prior to a Break in Service shall not be deemed to be years of Service for any of the purposes of the Plan unless and until the Employee or Member is credited with an hour of Service following such Break in Service.

B.        Years of Service credited in accordance with Section 2.5 after five consecutive one-year Breaks in Service shall not be taken into account for the purpose of determining a Member’s vested interest in the assets of the Plan derived from Company contributions credited to his account prior to such Breaks in Service.

C.        In the case of a Member who does not have a nonforfeitable right to benefits in accordance with Section 7.3 at the time of a Break in Service, years of Service prior to such Break in Service shall not be taken into account for any of the purposes of the Plan if the number of consecutive Breaks in Service equals or exceeds the greater of (i) 5 or (ii) the aggregate number of years of Service credited to the Member prior to such Break in Service. In computing such aggregate number of years of Service prior to such Break in Service, years of Service previously disregarded under this Section 2.6 shall not be taken into account.

D.        The 12-consecutive month period beginning on an Employee’s reemployment commencement date (and, if necessary, Plan Years beginning with the Plan Year that includes the first anniversary of the reemployment commencement date) shall be used to measure an Employee’s completion of a year of Service for the purposes of eligibility upon his return to employment after a Break in Service. For this purpose an Employee’s reemployment commencement date shall be the first day on which he is entitled to be credited with an hour of Service (within the meaning of Section 2.5B) after the first eligibility computation period in which he incurs a Break in Service.

The reemployment commencement date of a rehired Employee who has incurred a Break in Service and who is recalled from Layoff within the period specified in Section 1.31 shall be the first day on which he is entitled to be credited with an hour of Service (within the meaning of Section 2.5B) after such recall.

E.        1.        In the case of a Member who is absent from work for any period (i) by reason of the pregnancy of the Member, (ii) by reason of the birth of a child of the Member, (iii) by reason of the placement of a child with the Member in connection with the adoption of such child by such Member, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service.

2.        No credit will be given pursuant to this Paragraph unless the affected Member furnishes to the Committee (i) a copy of the birth certificate or proof of adoption of the child involved and (ii) a statement signed by the Member to the effect that the absence from work is for reasons referred to in subparagraph 1, and the number of days for which there was such an absence. To be effective, such statement must be received by the Committee no later than the first anniversary of the first day of such absence as specified in subparagraph 1.

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3.        The hours described in subparagraph 2 shall be treated as hours of Service as provided in this Paragraph, (i) only in the computation period in which the absence from work begins, if the crediting is necessary to prevent a Break in Service in such period, or (ii) in any other case, in the immediately following computation period.

4.        No credit will be given pursuant to this Paragraph unless the affected Member furnishes to the Committee (i) a copy of the birth certificate or proof of adoption of the child involved and (ii) a statement signed by the Member to the effect that the absence from work is for reasons referred to in subparagraph 1, and the number of days for which there was such an absence. To be effective, such statement must be received by the Committee no later than the end of the computation period specified in subparagraph 3.

F.        Due to the change made to the Plan on January 1, 2002 (October 1, 2006 with respect to Members who were members of the Retail Operations Plan as of September 30, 2006) to provide for immediate vesting of Company contributions, the Break in Service provisions of this Section 2.6 will no longer apply on or after that date. The above provisions will remain in effect, however, for the purposes of determining whether balances forfeited before that date may be restored in accordance with Article 10.

2.7        Credit shall be given for Service with only one Company during any period of simultaneous employment with two or more Companies.

2.8        Notwithstanding any other provisions of the Plan, for the purposes of the pension requirements of Section 414(n)(3) of the Code, the employees of the Company shall include individuals defined as Employees in Section 1.21 of the Plan.

2.9        For the purposes of determining Years of Service and Breaks in Service under this Article 2, periods of employment with HOVENSA immediately preceding or following employment by a Company shall be treated as employment by a Company.

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ARTICLE 3

MEMBER CONTRIBUTIONS

3.1        To become a Member of the Plan, an eligible Employee must authorize Elective Deferrals to the Plan as he may designate on a form or in a manner prescribed by the Committee. Such Elective Deferrals may consist of any whole number percentage between 1% and 25% of his Compensation.

For the purposes of the Plan, these Elective Deferrals and any after-tax contributions made under the Plan as it existed before January 1, 2002 shall be referred to as Member contributions, except as otherwise specifically indicated.

Catch up Contributions. All Members who are eligible to make Elective Deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Catch-up contributions shall apply to contributions after March 31, 2002.

3.2        A Member may change the percentage of his Elective Deferrals on a form or in a manner prescribed by the Committee. Such change shall be effective as soon as practicable after it is elected.

3.3        A Member’s contributions will be paid to the Trustee, for investment in accordance with the provisions of the Plan and in accordance with the requirements of U.S. Department of Labor regulations, as promptly as practicable following the deduction of his contributions by the Company.

3.4        A Member may voluntarily suspend and resume his contributions without affecting his membership in the Plan. The suspension and resumption of contributions shall be requested by the Member by executing a form or in a manner prescribed by the Committee, and shall be effective as soon as practicable after such request.

3.5        A Member’s contribution will be suspended automatically, without affecting his membership in the Plan, for the period of any Leave of Absence, or employment with an Associated Company at the request of a Company.

3.6        The Plan will accept Member rollover contributions or direct rollovers as described in A. and B. below:

A.        Direct Rollovers:

A Member may make a contribution to the Plan in the form of a direct rollover of an eligible rollover distribution (as defined in Section 16.7.A) from:

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1.        a qualified plan described in section 401(a) or 403(a) of the Code, excluding after-tax employee contributions;

2.        an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions; or

3.        an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

B.        Member Rollover Contributions from IRAs:

The Plan will not accept a Member rollover contribution of the portion of a distribution from an Individual Retirement Account that is eligible to be rolled over and would otherwise be includible in gross income.

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ARTICLE 4

COMPANY CONTRIBUTIONS

4.1        A.        Regular Contributions.

Each Company shall contribute for the account of each Member an amount equal to 100% of the Member’s Elective Deferrals, but not exceeding 6% of his Compensation.

B.        The Company reserves the right to make a Qualified Non-Elective Contribution on behalf of any affected Plan Member to correct an operational failure of the Plan as permitted under the applicable Treasury rules. Qualified Non-elective Contributions shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Company and allocated to Members’ accounts that the Members may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions. Qualified Matching Contributions shall mean Matching Contributions which are subject to the distribution and nonforfeitability requirements under section 401(k) of the Code when made.

4.2        Regular Company contributions shall be paid to the Trustee at the same time as the Member contributions to which they relate, except as described in Section 19.3. Company contributions are subject to the limitations of Paragraphs 4.4A and 4.4E.

4.3        While a Member’s contributions are suspended, Company contributions for the account of such Member will also be suspended, unless they are being continued in accordance with Section 4.2. Such suspended contributions may not be made up later.

4.4        A. If a Member does not participate in, and has never participated in another Qualified Plan maintained by the Company or a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Company, or an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Company, or a simplified employee pension plan, as defined in Section 408(k) of the Code, maintained by the Company, which provides an annual addition as defined in Paragraph D of this Section 4.4, the amount of annual additions which may be credited to the Member’s account for any Limitation Year will not exceed the lesser of the maximum annual addition or any other limitation contained in this Plan. If the Company contribution that would otherwise be contributed or allocated to the member’s account would cause the annual additions for the Limitation Year to exceed the maximum annual addition, the amount contributed or allocated will be reduced so that the annual addition for the Limitation Year will equal the maximum annual addition.

B.        The maximum annual addition that may be contributed or allocated to a Member’s account under the Plan for any Limitation Year, excluding catch-up contributions as described in Section 3.1, shall not exceed the lesser of:

1.        the defined contribution dollar limitation, or

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2.        100 percent of the Member’s compensation for the Limitation Year.

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve-consecutive-month period, then the maximum annual addition shall not exceed $40,000 (or such other amount that as applies under section 415(c)(1)(A)) multiplied by the fraction in which the numerator is the number of months in the short Limitation Year and the denominator is twelve.

C.        The defined contribution dollar limitation is $40,000, adjusted for changes in the cost of living as provided in Section 415(d) of the Code.

D.        “Annual addition” shall mean the amount allocated to a Member’s account during the Limitation Year as a result of:

1.        Company contributions (including matching contributions and nonelective contributions),

2.        Employee contributions (including elective deferrals and after-tax contributions),

3.        Forfeitures in accordance with the requirements contained in Treasury Regulation section 1.415(c)-1(b)(6)(D), and

4.        Amounts described in Sections 415(0(1) and 419A(d)(2) of the Code.

Back pay shall be considered an annual addition in the year to which it relates in accordance with Treasury Regulation section 1.415(c)-2(g)(8).

Restorative payments allocated to a Member’s Account will not give rise to an annual addition for any Limitation Year, in accordance with Treasury Regulation section 1.415(c)-1(a)(2)(ii)(C). For this purpose, restorative payments include payments made to restore losses to the Plan resulting from actions (or failure to act) by a Plan fiduciary for which there is a reasonable risk of liability for breach of fiduciary duty under Title I of ERISA or under other applicable federal or state law, and where Members who are similarly situated are treated similarly with respect to the payments.

E.        The Committee may direct that Company contributions be reduced in any Plan Year to the extent necessary to prevent the annual addition for such Plan Year from exceeding the limitation described in Paragraph B, above.

4.5        A.        As soon as is administratively feasible after the end of the Limitation Year, the maximum annual addition for the Limitation Year will be determined on the basis of the Member’s actual compensation for the Limitation Year.

B.        If there is an excess amount the excess will be disposed of as follows, to the

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extent permissible under applicable law:

1.        Any nondeductible voluntary Employee contributions, to the extent they would reduce the excess amount, will be returned to the Member.

2.        If after the application of subparagraph 1 an excess amount still exists, and the Member is covered by the Plan at the end of the Limitation Year, the excess amount in the Member’s account will be used to reduce Company contributions (including any allocation of forfeitures) for such Member in the next Limitation Year, and each succeeding Limitation Year if necessary.

3.        If after the application of subparagraph 2 an excess amount still exists, and the Member is not covered by the Plan at the end of the Limitation Year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Company contributions (including allocation of any forfeitures) for all remaining Members in the next Limitation Year, and each succeeding Limitation Year if necessary.

4.        If a suspense account is in existence at any time during the Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust’s investment gains and losses.

C.        This Section applies if, in addition to this Plan, the Member is covered under another qualified defined contribution plan maintained by the Company during any Limitation Year. The annual additions which may be credited to a Member’s account under this Plan for any such Limitation Year will not exceed the maximum annual additions reduced by the annual additions credited to a Member’s account under the other plans for the same Limitation Year. If the annual additions with respect to the Member under other defined contribution plans maintained by the Company are less than the maximum annual additions and the Company contribution that would otherwise be contributed or allocated to the Member’s account under this Plan would cause the annual additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans for the Limitation Year will equal the maximum annual additions. If the annual additions with respect to the Member under such other defined contribution plans in the aggregate are equal to or greater than the maximum annual additions, no amount will be contributed or allocated to the Member’s account under this Plan for the Limitation Year.

4.6        Records of Member Elective Deferrals and after-tax contributions shall be maintained separately.

4.7        For the purposes of this Article, “Company” shall include any Affiliated Company as defined in Section 1.7 of this Plan.

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ARTICLE 5

INVESTMENT OF CONTRIBUTIONS

5.1        Member Contributions

A.        Member contributions received by the Trustee for each Member’s account will be invested by the Trustee on the next Valuation Date in one or more Funds, in accordance with the Member’s Investment Direction, in multiples of 1%.

B.        Except as otherwise provided below, the Funds available for investment under the Plan shall be selected by the Investment Committee.

In addition to the Funds selected by the Investment Committee, a Company Stock Fund shall also be available for investment under the Plan. The Company Stock Fund shall invest solely in the common stock of the HESS CORPORATION purchased on the open market and apportioned to the accounts of Members and such cash as determined to be necessary to provide adequate liquidity to comply with Members’ Investment Directions. Dividends received on investments made in accordance with the preceding sentence shall be similarly invested and apportioned. The Company Stock Fund will be measured on a unit basis, as described in Section 5.2A.

With the exception of the Company Stock Fund, the Investment Committee may authorize changes in each of the Funds or the removal of any of the Funds, and may establish additional Funds.

5.2        Company Contributions

A.        On July 29, 1996, the whole and fractional shares and cash balance in each Member’s account representing Company contributions in the Company Stock Fund shall be unitized and future transactions will be recorded on the basis of units of participation rather than in shares, subject to the following provisions.

1.        Company contributions made prior to October 1, 2006 that are invested in the Company Stock Fund as of that date shall remain invested in the Company Stock Fund to the extent such amounts are not reinvested or redirected in other Funds in accordance with Section 6.3.

2.        Company contributions made on or after October 1, 2006 shall be invested in accordance with Members’ Investment Direction.

B.        Dividends received on investments made in accordance with Paragraph A shall be similarly invested.

5.3        Separate records shall be maintained for Member Elective Deferrals invested in the various Funds, after-tax Member contributions invested in the various Funds, and Company contributions matching each such contribution.

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5.4        Section 16(b) of the Exchange Act. Solely to the extent required under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), all elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock of the Hess Corporation (“Employer Stock”) are intended to comply with all exemptive conditions under Rule 16b-3 promulgated under the Exchange Act. The Principal Company may establish and adopt written administrative guidelines designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan. Without limiting the generality of the foregoing, this Section 5.4 is intended to apply to a Member’s election to diversify his Employer Stock solely to the extent that such diversification election is more than that required by law.

5.5        Member Deemed Named Fiduciary. Notwithstanding anything in the Plan to the contrary, each Member is, solely with respect to Employer Stock as defined in Section 5.4 held in his account, hereby designated a “named fiduciary”, within the meaning of Section 402(a)(1) of ERISA, with regard to his account.

5.6        Sale of Employer Stock. If all or a portion of the Member’s (or, in the event of the Member’s death, the Member’s Beneficiary’s) account receiving a cash distribution is invested in Employer Stock, the Trustee shall, to the extent necessary, sell or otherwise transfer to the accounts of other Members who have elected to have a portion of their accounts invested in Employer Stock so many of the shares of Employer Stock as are to be distributed, and the Member or his Beneficiary shall receive in cash the amount of such sale or the value of the Employer Stock transferred. If a number of such sales or transfers are to be made by the Trustee at any one time, the sales price of all shares of Employer Stock sold or transferred at such time shall be averaged to determine the amount to be distributed to each Member or his Beneficiary.

5.7        Adjustments for Changes in Capital Structure. The existence of this Plan shall not affect in any way the right or power of the Board of Directors of the Principal Company or the stockholders of the Principal Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Principal Company’s capital structure or its business, any merger, consolidation or separation, including a spin-off, or other distribution of stock or property of the Principal Company or an Affiliated Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Employer Stock, the authorization or issuance of additional shares of Employer Stock, the dissolution or liquidation of the Principal Company or an Affiliated Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. In the event of any change in the capital structure or business of the Principal Company by reason of any stock dividend or extraordinary dividend, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, spin-off or exchange of shares, distribution with respect to its outstanding Employer Stock or capital stock other than Employer Stock, reclassification of its capital stock, any sale or transfer of all or part of the Principal Company’s assets or business, or any similar change affecting the Principal Company’s capital structure or business and the Committee determines an adjustment is appropriate under this Plan, then the aggregate number and kind of shares which thereafter may

26

be issued under this Plan, the number and kind of shares or other property (including cash) held under this Plan shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Members under this Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Investment Committee in good faith shall be binding and conclusive on the Principal Company and all Members, Beneficiaries and employees and their respective heirs, executors, administrators, successors and assigns.

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ARTICLE 6

MEMBERS’ INVESTMENT DIRECTIONS

6.1        A.        Member contributions

Pursuant to Paragraph A of Section 5.1, a Member shall elect to invest his contributions in one or more of the Funds in multiples of 1% of the amount contributed, by providing an Investment Direction on a form or in a manner prescribed by the Committee. Such an Investment Direction shall relate to the percentage of his future contributions to be invested in each Fund, the percentage of his previous investments to be invested in each Fund, or both.

B.        Company contributions

Pursuant to Paragraph A of Section 5.2, a Member shall elect to invest his Company contributions in one or more of the Funds in multiples of 1% of the amount contributed, subject to the limitations of Section 6.3, by providing an Investment Direction on a form or in a manner prescribed by the Committee. Such an Investment Direction shall relate to the percentage of his future Company contributions to be invested in each Fund, the percentage of his previous investments to be invested in each Fund, or both.

6.2        An Investment Direction with respect to a Member’s future contributions or future Company contributions will be given effect as soon as practicable after the date the request is made by the Member. An Investment direction with respect to a Member’s past investments or past Company investments will be given effect on the Valuation Date coincident with or next following the date of the Member’s request.

6.3        By submitting a new Investment Direction, a Member may make any or all of the following changes:

A.        Change his direction as to the percentage of his future contributions to be invested in each Fund;

B.        Change all or part of the total number of shares previously invested in any Fund for his account to an investment for his account in one or more of the other Funds;

C.        Change his direction as to the percentage of his future Company contributions to be invested in each Fund;

D.        Change all or part of the total number of shares previously invested as Company contributions in any Fund for his account to an investment for his account in one or more of the other Funds;

6.4        The Investment Committee shall establish such procedures and provide such forms as it

28

shall deem necessary or desirable to comply with the provisions of Section 404(c) of ERISA and the regulations issued thereunder.

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ARTICLE 7

VESTING OF COMPANY CONTRIBUTIONS

7.1        The word “vest” with respect to contributions and income attributable thereto, means the granting to a Member, subject to the provisions of the Plan, of full rights to his interest in the assets of the Plan.

7.2        The interest of a Member derived from his Employee Contributions and Elective Deferrals shall at all times be vested.

7.3        The interest in the assets of the Plan derived from Company contributions made with respect to Plan Years beginning before December 31, 2001 on behalf of a Member who is an Employee of the Company on January 1, 2002 shall vest on January 1, 2002, if not already vested under the terms of the Plan in effect on December 31, 2001.

The interest in the assets of the Plan derived from Company contributions of a former Employee who has not received his Plan distribution before January 1, 2002 shall be determined in accordance with the provisions of the Plan in effect when his employment ended.

The interest in the assets of the Plan derived from Company contributions of a Member who withdrew from the Plan but who has not received his Plan distribution before January 1, 2002 shall be determined in accordance with the provisions of the Plan in effect when his withdrawal was requested.

The interest of a Member in the assets of the Plan derived from Company contributions made for Plan Years beginning on or after January 1, 2002 shall at all times be vested.

The interest of a Member in the assets of the Plan derived from Company contributions to the Retail Operations Plan shall be vested upon transfer to the Plan in accordance with the provisions of Paragraph 22.4 F.

7.4        The interest of a Member in the assets of the Plan transferred to this Plan from the Retail Operations Plan upon October 1, 2006 shall be vested on October 1, 2006.

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ARTICLE 8

IN-SERVICE WITHDRAWALS AND LOANS

8.1        Complete Withdrawals.

A.        Subject to the limitations of Sections 8.1 B and 8.4 (In-Service Distribution Limitations), a Member may, at any time, elect to make a complete withdrawal of his vested interest attributable to his after-tax contributions, Matching Contributions, amounts rolled-over into the Plan, and, if the Member is at least age 59% at the time of the withdrawal, Elective Deferrals. Notwithstanding the foregoing, a Member who has not attained age 59% is not permitted to withdraw Matching Contributions (and income allocable thereto) that were contributed to the Plan on or after January 1, 2002 (January 1, 2003 in the case of a Triton Plan Participant and October 1, 2006 with respect to Members who were members of the Retail Operations Plan as of September 30, 2006), other than as provided in Sections 8.3 (Hardship Withdrawals) or upon termination of employment or if his employer has ceased to be a Participating Company.

B.        Notwithstanding the foregoing, subject to the limitations of Section 8.4 (In-Service Distribution Limitations), if a Member elects to withdraw his total vested interest from the Plan during his continued employment by the Company prior to the fifth anniversary of the earliest of the date of his initial participation in the Plan, the Retail Operations Plan, the HOVENSA Plan, the Merit Plan or the Triton Plan:

1.        The distribution of the Member’s interest in mutual funds and the Company Stock Fund will be made as specified in Sections 16.8 and 16.9.

2.        The distribution of the Member’s interest in the portion of the assets attributable to Company contributions (including employer matching contributions made to the Retail Operations Plan, the HOVENSA Plan, the Merit Plan or the Triton Plan) will be limited to the portion of said assets which exceeds an amount equal to the Company contributions paid to the Trustee under the Plan (including employer matching contributions made to the Retail Operations Plan, the HOVENSA Plan, the Merit Plan or the Triton Plan) on said Member’s behalf within two years of the date payment is requested by the Member.

8.2        Partial Withdrawals.

A.        At any time following the first anniversary of the date a Member commenced participation in the Plan (including participation in a Prior Plan, the Retail Operations Plan, the HOVENSA Plan, the Merit Plan or the Triton Plan), a Member may elect to withdraw, without the penalty of suspension, a portion of his account, subject to the in-service distribution limitations of Section 8.4, as follows:

1.        If he is at least age 59% at the time of the withdrawal, any portion of the sum of his entire account in the Plan, less the sum of his prior withdrawals as of the effective date of the withdrawal; provided, however, that no partial withdrawal may be made in an amount less than

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$500.00 (or the Member’s remaining account balance, if less).

2.        If he is not at least age 59’% at the time of the withdrawal, the sum of his total contributions excluding his Elective Deferrals less the sum of his prior withdrawals as of the effective date of the withdrawal; provided, however, that no partial withdrawal may be made in an amount less than $500.00 (or the Member’s remaining account balance eligible for withdrawal, if less). Notwithstanding the foregoing, a Member who has not attained age 59% is not permitted to withdraw amounts that were contributed to the Plan on or after January 1, 2002 (and income allocable thereto), other than as provided in Sections 8.3 (Hardship Withdrawals) or upon termination of employment.

In no event, however, may the amount withdrawn exceed the value of a Member’s account attributable to the contributions to be withdrawn.

B.        A period of at least 12 months must elapse between partial withdrawals. Notwithstanding the foregoing, effective February 1, 2017, this restriction on partial withdrawals shall not apply to any hardship withdrawals under Section 8.3.

8.3        Hardship Withdrawals.

Distribution of Elective Deferrals (excluding income allocable to such Elective Deferrals) may be made to a Member in the event of hardship. For the purposes of this Section, hardship is defined as an immediate and heavy financial need of the Employee where the distribution is necessary to satisfy the financial need. A request for a hardship withdrawal shall be made on a form or in a manner prescribed by the Committee. Such distribution shall be effective on the earliest practicable Valuation Date following the approval of the request by the Committee.

Special Rules:

A.        The following are the only financial needs considered immediate and heavy: expenses incurred or necessary for medical care, described in Section 213(d) of the Code, of the Employee, the Employee’s Spouse, children, or dependents (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code); the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition, room and board and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee’s Spouse, children or dependents (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code); the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee’s principal residence; funeral expenses for the Employee’s deceased parent, the Employee’s Spouse, children or dependents (as defined in Section 152 of the Code, without regard to Section 152(d)(1)(B) of the Code); or expenses for the repair of damage to the Employee’s principal residence that qualify for the casualty loss deduction under Section 165 of the Code (without regard to whether the loss exceeds 10% of adjusted gross income).

B.        A distribution will be deemed necessary to satisfy an immediate and heavy financial

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need if:

1.        The Employee has obtained all other currently available distributions (including distribution of ESOP dividends under section 404(k)) and nontaxable (at the time of the loan) loans, under the Plan and all other plans maintained by the Company; and

2.        The Employee’s elective deferrals and employee contributions will be suspended under all plans maintained by the Company for 6 months after the receipt of a hardship withdrawal under the Plan or under any other plan maintained by the Company.

3.        The amount of the hardship withdrawal does not exceed the amount of the immediate and heavy financial need, including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

C.        No hardship withdrawal may be made in an amount less than $500.

D.        A Member may not take more than one hardship withdrawal every 12 months. Effective February 1, 2017, a Member may not take more than two hardship withdrawals every 12 months.

8.4        In-Service Distribution Limitations

Elective Deferrals and matching contributions made on or after January 1, 2002 (or made on or after January 1, 2003 in the case of a Triton Plan Participant or October 1, 2006 with respect to Members who were members of the Retail Operations Plan as of September 30, 2006), and income allocable thereto are not distributable to a Member or his Beneficiary or Beneficiaries, in accordance with such Member’s Beneficiary or Beneficiaries election, earlier than upon the Member’s death, termination of employment or termination of a Member’s employer’s participation in the Plan.

Such amounts may also be distributed upon:

A.        Termination of the Plan without the establishment of another defined contribution plan other than an employee stock ownership plan (as defined in Section 4975(e) or Section 409 of the Code) or a simplified employee pension plan as defined in Section 408(k).

B.        The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.

C.        The disposition by a corporation to an unrelated entity of such corporation’s interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

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D.        The attainment of age 59 ½.

E.        The hardship of the Member as described in Section 8.3.

All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the Member consent requirements (if applicable) contained in Sections 411(a)(11) of the Code. In addition, distributions that are triggered by any of the first three events enumerated above must be made in a lump sum.

8.5        Loans to Members

A.        Loans from Member accounts shall be made available to all Members on a reasonably equivalent basis, in accordance with the terms of loan procedures adopted by the Committee.

B.        Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

C.        Loans must be adequately secured by 50% of the Member’s vested interest in the Plan and must bear a reasonable interest rate. The rate will be commensurate with the interest rate being charged by persons in the business of lending money for loans which would be made under similar circumstances, as determined by the Committee from time to time on a nondiscriminatory basis.

D.        No loan to any Member can be made to the extent that such loan when added to the outstanding balance of all other loans to the Member would exceed the lesser of (a) $50,000 reduced by the highest outstanding balance of loans during the one year period ending on the day before the loan is made, or (b) one-half the vested account balance of the Member. For the purpose of the above limitation, all loans from all plans of the Company and other members of a group of employers described in Sections 414(b), 414(c), and 414(m) and (o) of the Code are aggregated. Furthermore, except as otherwise permitted under Treasury regulations, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly. The term of any loan shall be no greater than five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined as the time the loan is made) will be used as the principal residence of the Member.

E.        No loan will be made in an amount less than $500.00, and only two loans may be outstanding to a Member at any time.

F.        Any loans that are issued under the Plan shall be administered in a manner consistent with the requirements contained in section 72(p) of the Code, Treasury Regulation section 1.72(p)-1 and any other applicable guidance issued thereunder.

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ARTICLE 9

TERMINATION OF EMPLOYMENT AND TERMINATION OF MEMBERSHIP

9.1        If a Member’s employment by a Company shall terminate for any reason (other than by transfer to another Company or to an Associated Company) or if his membership in the Plan shall terminate (other than pursuant to the provisions of Sections 8.1, 9.4, or 9.5) his vested interest in the Plan, determined as of the Valuation Date coincident with or next following the date his employment or membership is terminated, shall be distributed to him (or to his Beneficiary if his employment shall terminate because of his death), as follows:

A.        If the Member’s employment shall terminate because of his death his entire vested interest shall be distributed to his Beneficiary as soon as practicable after such Valuation Date in the manner specified in Section 16.9 B, subject to the requirements of section 401(a)(9) of the Code and the regulations thereunder, as set forth in Article 25.

B.        If the Member’s employment shall terminate for a reason other than his death, or if his membership shall terminate (other than pursuant to the provisions of Section 8.1, 9.4 or 9.5), his entire vested interest, as determined above, shall be distributed to him. The Member’s interest attributable to Employee Contributions and Elective Deferrals shall be distributed in the manner specified in subparagraphs 1 and 2 of Section 16.9 B, and his vested interest attributable to Company contributions shall be distributed to him in the manner specified in subparagraph 3 of Section 16.9 B, both as follows:

1.        If the value of his entire vested interest shall not exceed $1,000 it shall be distributed to him as soon as practicable after such Valuation Date.

2.        If the value of his entire vested interest shall exceed $1,000, it shall be distributed to him as soon as practicable following his submission of a completed election to withdraw as described in Section 16.8, but not later than the Required Beginning Date described in Section 25.2E. On receipt of such request, the distribution of such vested interest shall be made to the Member at the appropriate time in the manner requested.

Rollovers shall be disregarded in determining value of account balance for involuntary distributions. For purposes of Section 9.1.B.1 of the Plan, the value of a Member’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e) (16) of the Code. If the value of the Member’s nonforfeitable account balance as so determined is $1,000 or less if prior to normal retirement age (attainment of age 65 or the fifth anniversary of commencement of participation in the Plan, if later), the Plan shall immediately distribute the Member’s entire nonforfeitable account balance.

9.2        If a Member shall be fully vested in his account balances at the time he receives a distribution pursuant to the provisions of Section 8.1 or Section 9.1, then the service performed by him

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with respect to such distribution shall be disregarded for the purpose of determining the balance in his account on his reentry into the Plan and there shall be no restoration of his account balances.

9.3        A.        Unless a Member elects otherwise, distribution of benefits to a Member will be made no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

1.	the Member attains age 65;
2.	the 10th anniversary of the date on which the Member commenced participation in the Plan; and
3.	the Member terminates employment with the Company.

B.        Notwithstanding the foregoing, the failure of a Member and Spouse to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

9.4        Notwithstanding any provision of the Plan to the contrary, upon the establishment by the Principal Company of the Retail Operations Plan, which shall have essentially the same provisions as the Plan, the Committee shall direct the Trustee to allocate and segregate the portion of the assets of the Plan held for the benefit of all Members of the Plan who are employed in Company-operated gasoline stations or convenience stores. The Committee then shall direct the Trustee to transfer such assets and the accounts and records of such Members to the Retail Operations Plan. If any Members of the Plan subsequently become eligible for participation in the Retail Operations Plan, the assets, accounts and records of such Members shall be allocated, segregated and transferred in a similar manner. As the result of these transfers, all accrued rights and interests of such Members as of the date of such transfers shall be preserved under the Retail Operations Plan, and in no event shall any such Member be deprived of any benefits under the Plan which shall have accrued to him as of the effective date of the transfer. Effective October 1, 2006, the Retail Operations Plan shall be merged into the Plan, and the Committee shall direct the Trustee to accept the assets of the Retail Operations Plan for the benefit of all members of the Retail Operations Plan. As a result of these transfers, all rights and interests of such members of the Retail Operations Plan with respect to the amounts transferred on October 1, 2006, shall be preserved under the Plan.

9.5        Notwithstanding any provision of the Plan to the contrary, upon the establishment by HOVENSA of the HOVENSA Plan, which shall have essentially the same provisions as the Plan, the Committee shall direct the Trustee to allocate and segregate the portion of the assets of the Plan held for the benefit of all Members of the Plan employed by HESS OIL VIRGIN ISLANDS CORP., who become employees of HOVENSA on the date HOVENSA commences operations. The Committee then shall direct the Trustee to transfer such assets and the accounts and records of such Members to the HOVENSA Plan on the Transfer Date. If any Members of the Plan subsequently become employed by HOVENSA, the assets, accounts and records of such Members shall be allocated, segregated and transferred in a similar manner. As the result of these transfers, all accrued rights and interests of such Members as of the date of such transfers shall be preserved under the HOVENSA Plan, and in no event shall any such Member be deprived of any benefits under the Plan which shall have accrued to him as of

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the effective date of the transfer. Upon the transfer of a Member’s accounts and records to the HOVENSA Plan, such Member’s membership in the Plan shall terminate.

The HOVENSA Plan was established on November 1, 1998, and the accounts of all Plan Members employed by HESS OIL VIRGIN ISLANDS CORP. who became employees of HOVENSA on or about that date, were transferred to that plan on the Transfer Date. In connection with the dissolution of HOVENSA, the HOVENSA Plan was terminated on February 2, 2016.

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ARTICLE 10

FORFEITURES

10.1        The interest of a Member in the assets of the Plan derived from Company contributions which shall be unvested at the time of his termination of membership or termination of employment shall be forfeited and shall reduce the future contributions of the Company or Companies of which such Member was an Employee. If a Member shall make a complete withdrawal pursuant to Section 8.1 of his vested interest in the assets of the Plan attributable to his after-tax contributions and Elective Deferrals, if any, his unvested interests in the assets of the Plan derived from Company matching contributions attributable to the contributions withdrawn by the Member shall be forfeited. Forfeitures shall occur in a similar manner in the case of a complete withdrawal under Section 8.1 of the Member’s account balances attributable to his after-tax contributions or his after-tax contributions and Elective Deferrals, if any, but shall apply to the interest of such Member in the assets of the Plan derived from Company contributions that matched the Member’s contributions to the withdrawn accounts which shall be unvested at the time of his withdrawal. For the purposes of this Section 10.1, assets representing employer contributions to the HOVENSA Plan which are transferred to the Plan shall be treated as Company contributions.

10.2        In the event an Employee whose interest in the assets of the Plan has been forfeited in whole or in part upon withdrawal under Section 8.1 or termination of his membership during his continued employment shall continue or resume membership in the Plan, the value of his account balances shall be restored to their value as of the Valuation Date described in Section 16.8 if such Employee shall, within five years of the date of such withdrawal or termination, repay to the Plan the full amount of any distribution received by him upon such withdrawal or termination of membership.

10.3        In the event an Employee whose interest in the assets of the Plan has been forfeited in whole or in part on termination of his employment shall be reemployed and shall resume membership in the Plan, the value of his account balances shall be restored to their value as of the Valuation Date described in Section 9.1 if such Employee shall, within the earlier to occur of (i) his having incurred five consecutive one-year Breaks in Service and (ii) the fifth anniversary of his resumption of employment covered by the Plan, repay to the Plan the full amount of any distribution received by upon such termination.

10.4        If an Employee described in Section 10.2 or in Section 10.3 shall not make the repayments in the amounts and in the manner described therein then the service performed by him with respect to which he received a complete distribution of his account balances derived from both after-tax contributions and Elective Deferrals pursuant to the provisions of Section 8.1 or Section 9.1 shall be disregarded for the purpose of determining the balance in his account on his re-entry into the Plan or continuation of his membership in the Plan and there shall be no restoration of his account balances.

10.5        A. If a forfeiture occurs under the comparable terms of the Retail Operations Plan or the HOVENSA Plan with respect to a member of either of those plans who subsequently becomes a Member of the Plan, and such Member repays the full amount of his distribution to the Retail Operations

38

Plan or the HOVENSA Plan in accordance with the terms of those plans, such repaid amount and the value of his account balances restored under the applicable plan shall be transferred to the Plan as soon as practicable after such repayment and restoration, and shall be invested in accordance with the Member’s then current Investment Direction.

B.        Notwithstanding any provisions of the Plan to the contrary, if a forfeiture occurs in accordance with the provisions of Section 10.1, and the individual involved subsequently becomes a member of the Retail Operations Plan or the HOVENSA Plan before repaying the full amount of his distribution to the Plan, such individual shall be deemed eligible for participation in the Plan for the sole purpose of repaying such distribution and restoring the value of his account balances under the Plan. Such repaid amount and the value of his account balances restored under the Plan shall be invested in accordance with the individual’s then current Investment Direction in the Retail Operations Plan or the HOVENSA Plan, as the case may be, and transferred to the applicable plan as soon as practicable after such repayment and restoration.

10.6        For the purposes of this Article 10, the nonvested portion of the participating company contributions account under the Merit Plan of a Merit Plan Participant or a former employee of Merit Oil Corporation that was forfeited or scheduled to be forfeited under the terms of the Merit Plan shall be subject to restoration under the same terms that apply to other Members of the Plan under this Article.

10.7        Due to the change made on January 1, 2002 (October 1, 2006 with respect to Members who were members of the Retail Operations Plan as of September 30, 2006) to provide for the immediate vesting of Company contributions to the Plan, there will be no forfeitures under this Article 10 on or after that date. The above provisions will remain in effect, however, to allow for the restoration of account balances forfeited before that date, and to provide for proper coordination with the Retail Operations Plan (prior to the date it was merged into this Plan) and the HOVENSA Plan.

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ARTICLE 11

ADMINISTRATION OF THE PLAN

11.1        The Plan shall be administered by the Committee. The Committee shall be the “plan administrator” within the meaning of Title I of ERISA and shall be the named fiduciary with respect to control or management of the operation and administration of the Plan.

11.2        The CEO of the Principal Company shall appoint at least three persons to serve on the Committee. Any member of the Committee may resign by delivering his or her written resignation to the CEO prior to the effective date of such resignation. In addition, if a member of the Committee is an Employee at the time of his or her appointment, he or she will automatically cease to be a member of the Committee when his or her employment with the Company terminates. The CEO may remove any member of the Committee by so notifying the member and the other Committee members in writing prior to the effective date of such removal. In the event a member of the Committee dies or is removed (automatically or by the CEO), the CEO shall appoint a successor member. The Committee shall continue to act with full power until the vacancy is filled.

11.3        A. The Committee shall have the authority to allocate, from time to time, by a written instrument filed in its records, all or any part of its responsibilities under the Plan to one or more of its members, including a subcommittee, as may be deemed advisable, and in the same manner to revoke such allocation of responsibilities. In the exercise of such allocated responsibilities, any action of the member or subcommittee to whom responsibilities are allocated shall have the same force and effect for all purposes hereunder as if such action had been taken by the Committee. The Committee shall not be liable for any acts or omissions of such member or subcommittee. The member or subcommittee to whom responsibilities have been allocated shall periodically report to the Committee concerning the discharge of the allocated responsibilities.

B.        The Committee shall have the authority to delegate from time to time, by a written instrument filed in its records, all or any part of its responsibilities under the Plan to such person or persons as the Committee may deem advisable (and may authorize such person to delegate such responsibilities to such other person or persons as the Committee may authorize) and in the same manner to revoke any such delegation or responsibilities. Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Committee. The Committee shall not be liable for any acts or omissions of any such delegate. The delegate shall periodically report to the Committee concerning the discharge of the delegated responsibilities. The Committee will periodically monitor the delegate to verify that the delegation is prudent.

C.        Except where responsibilities have been allocated or delegated to another fiduciary, including the Investment Committee, the Committee shall have the general responsibility for the administration of the Plan and for carrying out its provisions, including the specific responsibilities set forth in Section 11.4.

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11.4        The Committee shall have the discretion and authority to control and manage the operation and administration of the Plan.

A.        The Committee’s authority shall specifically include, but not be limited to, the following:

1.        To communicate the terms of the Plan to Members and Beneficiaries;

2.        To appoint, discharge, and periodically monitor the performance of third party administrators, service providers, and any other agents in the administration of the Plan;

3.        To consult with counsel;

4.        To prepare and file any reports or returns with respect to the Plan required by the Code, ERISA or any other laws;

5.        To determine all questions arising in the administration of the Plan, to the extent the determination is not the responsibility of another fiduciary or entity;

6.        To direct the Trustee to pay benefits and Plan expenses properly chargeable to the Plan; and

7.        Such other duties or powers provided in the Plan.

B.        In addition to the authority described above, the Committee shall have complete discretion to interpret and construe the provisions of the Plan, make findings of fact, correct errors, and supply omissions, with respect to determining the benefits payable and eligibility for benefits under the Plan or any other matter of Plan interpretation or construction. All decisions and interpretations of the Committee made pursuant to the Plan shall be final, conclusive and binding on all persons and may not be overturned unless found by a court of competent jurisdiction to be arbitrary and capricious. The Committee shall have the powers necessary or desirable to carry out these responsibilities, including but not limited to the following:

1.        To prescribe rules, procedures and related forms (which may be electronic in nature) to be followed by Members in filing and appealing claims for benefits;

2.        To receive from Members and Beneficiaries such information as shall be necessary for the proper determination of benefits payable under the Plan;

3.        To keep records related to claims for benefits filed and paid under the Plan;

4.        To submit such information to the Actuary as the Actuary may require from time to time for making actuarial determinations with respect to the Plan;

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5.        To determine and enforce any limits on benefit elections hereunder;

6.        To correct errors and make equitable adjustments for mistakes made in the payment or nonpayment of benefits under the Plan, specifically, and without limitation, to recover erroneous overpayments made by the Plan to a Member or Beneficiary, in whatever manner deemed appropriate and permitted by law, including suspensions or recoupment of, or offsets against, future payments, including benefit payments or wages, due that Member or Beneficiary;

7.        To determine questions relating to coverage and participation under the Plan and the rights of Members or to delegate such authority to make such determination to a third party administrator, insurer or some other entity;

8.        To propose and accept settlements and offsets of claims, overpayments and other disputes involving claims for benefits under the Plan; and

9.        To compute the amount and kind of benefits payable to Members and Beneficiaries, to the extent such determination is not the responsibility of a third party administrator, insurer, or some other entity.

11.5        The Committee may employ one or more persons to render advice with regard to any of its responsibilities under the Plan.

11.6        Plan Expenses. All fees and expenses incurred in connection with the operation and administration of the Plan, including but not limited to, legal, accounting, investment management, and administrative fees and expenses, shall be paid out of the assets of the Plan to the extent it is legally permissible for such fees and expenses to be so paid. The Company may, but shall not be required to, directly pay such fees and expenses and thereby release the Plan from the obligation of making such payments; provided, however that, to the extent that it would be legally permissible for such fees to have been paid by the Plan, the Plan shall not be released from the obligation to make payment by reimbursing the Company.

11.7        Claims Procedure:

A.        Initial Claim.

1.        Any claim by an Employee, Member or Beneficiary (“Claimant”) with respect to eligibility, participation, contributions, benefits or other aspects of the operation of the Plan shall be made in writing to the Committee for such purpose. The Committee shall provide the Claimant with the necessary forms and make all determinations as to the right of any person to a disputed benefit. If a Claimant is denied benefits under the Plan, the Committee or its designee shall notify the Claimant in writing of the denial of the claim within ninety (90) days after the Committee receives the claim, provided that in the event of special circumstances such period may be extended.

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2.        In the event of special circumstances, the maximum period in which a claim must be determined may be extended by up to ninety (90) days (for a total of one hundred eighty (180) days). If the initial ninety (90) day period is extended, the Committee or its designee shall notify the Claimant in writing within ninety (90) days of receipt of the claim. The written notice of extension shall indicate the special circumstances requiring the extension of time and provide the date by which the Committee expects to make a determination with respect to the claim. If the extension is required due to the Claimant’s failure to submit information necessary to decide the claim, the period for making the determination shall be tolled from the date on which the extension notice is sent to the Claimant until the earlier of (i) the date on which the Claimant responds to the Plan’s request for information, or (ii) expiration of the forty-five (45) day period commencing on the date that the Claimant is notified that the requested additional information must be provided.

3.        If notice of the denial of a claim is not furnished within the required time period described herein, the claim shall be deemed denied as of the last day of such period.

4.        If a claim is wholly or partially denied, the notice to the Claimant shall set forth:

(a)        The specific reason or reasons for the denial;

(b)        Specific reference to pertinent Plan provisions upon which the denial is based;

(c)        A description of any additional material or information necessary for the Claimant to complete the claim request and an explanation of why such material or information is necessary;

(d)        Appropriate information as to the steps to be taken and the applicable time limits if the Claimant wishes to submit the adverse determination for review; and

(e)        A statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse determination on review.

B.        Claim Denial Review.

1.        If a claim has been wholly or partially denied, the Claimant may submit the claim for review by the Committee. Any request for review of a claim must be made in writing to the Committee no later than sixty (60) days after the Claimant receives notification of denial or, if no notification was provided, the date the claim is deemed denied. The Claimant or his duly authorized representative may:

(a)        Upon request and free of charge, be provided with reasonable access to, and copies of, relevant documents, records, and other information relevant to the Claimant’s claim; and

(b)        Submit written comments, documents, records, and other information relating to the claim. The review of the claim determination shall take into account all comments,

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documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial claim determination.

2.        The decision of the Committee shall be made within sixty (60) days after receipt of the Claimant’s request for review, unless special circumstances (including, without limitation, the need to hold a hearing) require an extension. In the event of special circumstances, the maximum period in which a claim must be determined may be extended by up to sixty (60) days (for a total of one hundred twenty (120) days). If the sixty (60) day period is extended, the Committee or its designee shall, within sixty (60) days of receipt of the claim for review, notify the Claimant in writing. The written notice of extension shall indicate the special circumstances requiring the extension of time and provide the date by which the Committee expects to make a determination with respect to the claim upon review. If the extension is required due to the Claimant’s failure to submit information necessary to decide the claim, the period for making the determination shall be tolled from the date on which the extension notice is sent to the Claimant until the earlier of (i) the date on which the Claimant responds to the Plan’s request for information, or (ii) expiration of the forty-five (45) day period commencing on the date that the Claimant is notified that the requested additional information must be provided. If notice of the denial of a claim is not furnished within the required time period described herein, the claim shall be deemed denied as of the last day of such period.

3.        If notice of the decision upon review is not furnished within the required time period described herein, the claim on review shall be deemed denied as of the last day of such period.

4.        The Committee, in its sole discretion, may hold a hearing regarding the claim and require the Claimant to attend. If a hearing is held, the Claimant shall be entitled to be represented by counsel.

5.        The Committee’s decision upon review on the Claimant’s claim shall be communicated to the Claimant in writing. If the claim upon review is denied, the notice to the Claimant shall set forth:

(a)        The specific reason or reasons for the decision, with references to the specific Plan provisions on which the determination is based;

(b)        A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim; and

(c)        A statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.

C.        All interpretations, determinations and decisions of the Committee with respect to any claim, including without limitation the appeal of any claim, shall be made by the Committee, in its sole discretion, based on the Plan and comments, documents, records, and other information presented to it, and shall be final, conclusive and binding.

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D.        The claims procedures set forth in this Section are intended to comply with United States Department of Labor Regulation § 2560.503-1 and should be construed in accordance with such regulation. In no event shall it be interpreted as expanding the rights of Claimants beyond what is required by United States Department of Labor Regulation § 2560.503-1.

11.8        Exhaustion and Limitations Period. Claimants must follow the claims procedures described in Section 11.7 before taking action in any other forum regarding a claim for benefits under the Plan. Any suit or legal action initiated by a Claimant under the Plan must be brought by the Claimant no later than one (1)-year following a final decision on the claim for benefits under these claims procedures. The one (1)-year statute of limitations on suits for benefits shall apply in any forum where a Claimant initiates such suit or legal action. If a civil action is not filed within this period, the Claimant’s benefit claim will be deemed permanently waived and abandoned, and the claimant will be precluded from reasserting it.

11.9        Failure to Supply Correct Information

A.        If a person claiming benefits under the Plan makes a false statement that is material to such person’s claim for benefits, the Committee may adjust the benefits payable to the person or require that the payments be returned to the Plan, or take any other action as the Committee deems reasonable.

B.        Failure on the part of a Member to comply with a request by the Committee for information or proof within a reasonable period of time is sufficient grounds for delay in the payment of any benefits that may be due under the Plan until such information or proof is received by the Committee.

11.10      Any person or group of persons may serve in more than one fiduciary capacity under the Plan.

11.11      Electronic Administration. For purposes of the Plan, any forms, elections, loans, regulations, rules, notices and disclosure of information may, to the extent permitted by the Principal Company or the Committee and by applicable law, be made by paper, telephonic or electronic means in a manner consistent with the requirements contained in Treasury Regulation section 1.401(a)-21 or any other applicable guidance.

11.12      Indemnification for Liability

A.        Indemnification by the Plan. To the extent permitted by applicable law and subject to the limitations described in this Section 11.12A, each current and former member of the Committee and of the Investment Committee, and each employee, officer, director, and agent of the Company, and all persons formerly serving in such capacity (“Covered Persons”) are indemnified and saved harmless by the Plan from and against any and all claims of liability arising in connection with the exercise of their duties and responsibilities with respect to the Plan, including all expenses reasonably

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incurred in the defense of such act or omission, unless (a) it is established by final judgment of a court of competent jurisdiction that such act or omission involved a violation of the duties imposed by Part 4 of Title I of ERISA or gross negligence or willful misconduct on the part of such Covered Person; or (b) in the event of settlement or other disposition of a claim involving the Plan, it is determined by written opinion of independent counsel that such act or omission involved a violation of duties imposed by Part 4 of Title I of ERISA or gross negligence or willful misconduct on the part of such Covered Person.

To the extent permitted by applicable law, all expenses (including reasonable attorney’s fees and disbursements), judgments, fines and amounts paid in settlement incurred by the Covered Person in connection with any of the proceedings described above shall be paid from the Plan, provided that (a) the Covered Person shall repay such advances to the Plan, with reasonable interest, if it is established by a final judgment of a court of competent jurisdiction, or by a written opinion of independent counsel, that the Covered Person violated Part 4 of Title I of ERISA, was grossly negligent or engaged in willful misconduct, and (b) the Covered Person shall provide a bond, letter of credit or make other appropriate arrangements for repayment of advances. Notwithstanding the foregoing, no such advances shall be made in connection with any claim against the Covered Person that is made by the Plan or Trustee, provided that upon the final disposition of such claim, the expenses (including reasonable attorney’s fees and disbursements), judgments, fines, and amounts paid in settlement shall be reimbursed by the Plan to the extent provided above.

The indemnification provided under this Section 11.12A applies only to claims and expenses not actually covered by insurance.

B.        Indemnification by the Company. To the extent not covered by insurance or reimbursed by the Plan as provided in Section 11.12A, the Company indemnifies each current and former member of the Committee and of the Investment Committee, and each employee, officer, director, and agent of the Company, and all persons formerly serving in such capacity, acting on behalf of the Plan, against any and all liabilities or expenses, including all legal fees relating thereto, arising in connection with the exercise of their duties and responsibilities with respect to the Plan, provided however that the Company does not indemnify any person for liabilities or expenses due to that person’s own gross negligence or willful misconduct.

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ARTICLE 12

AMENDMENT OF THE PLAN

12.1        A. The Compensation and Management Development Committee of the Board of Directors (the “Board Committee”) of the Company by written resolution, may amend the Plan at any time and in any respect.

B.        The Chief Executive Officer (“CEO”) or Senior Vice President, Human Resources (“SVP HR”) may approve any written amendment (i) that is required by law or necessary or appropriate to maintain the Plan as a plan meeting the requirements of Code section 401(a), retroactively if necessary or appropriate, (ii) that is necessary to make clarifying changes or to correct a drafting error, or (iii) that is reasonably expected, when aggregated with any other amendment or amendments approved on the same date, to have an annual financial impact on the Company of $5 million or less if amended by the CEO, or $500,000 or less if amended by the SVP HR. The CEO or SVP HR may not approve any amendment to this Section 12.1B.

12.2        No amendment shall vest in any Company, directly or indirectly, any right, title or interest in or to assets of the Plan, or any portion thereof. No assets of the Plan shall, by reason of any amendment, be used for, or diverted to, purposes other than for the exclusive benefit of Members, former Members, and their Beneficiaries. No amendment shall, without his consent, reduce any accrued right or interest to which any Member, former Member, or Beneficiary is entitled as of the date of such amendment, but this provision shall not be construed as preventing any change in the Plan which lessens or restricts benefits or rights not actually accrued as of the date of such amendment.

12.3        In the discretion of the amending authority as specified in Section 12.1, any amendment may be made effective as of a date prior to its execution.

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ARTICLE 13

TERMINATION OF PARTICIPATION BY A COMPANY AND TERMINATION OF THE PLAN

13.1        A. It is the expectation of each Company that it will continue the Plan and the payment of its contributions hereunder indefinitely; but continuation of the Plan is not assumed as a contractual obligation of any Company, and the right is reserved by each Company at any time to reduce, suspend or discontinue its contributions hereunder, and to terminate its participation in the Plan in whole or in part. Except in the case of a termination in operation, the termination by a Company of its participation in the Plan shall be evidenced by a written instrument executed by the Company effective as of the date stated therein, and by a certified copy of a duly enacted resolution of the board of directors of such Company authorizing such termination. Copies of such instrument and of such resolution shall be delivered to the Committee and to the Trustee. Participation of a Company in the Plan may be terminated in operation without formal notice.

B.        The right is also reserved by the Principal Company to terminate the Plan. Except in the case of a termination in operation, termination of the Plan shall be evidenced by a written instrument executed by the Principal Company effective as of the date stated therein, and by a certified copy of a duly enacted resolution of the Board of Directors authorizing such termination. Copies of such instrument and of such resolution shall be delivered to the Committee and to the Trustee. The Plan may be terminated in operation without formal notice.

13.2        If the Plan is terminated by a participating Company with respect to all or a designated group of its Employees, then and in that event, from and after the termination date and with respect to the group as to which the Plan is being terminated: (a) no contribution shall be made to the Plan by the terminating Company or by its Employees, (b) no Employees of such group shall become Members of the Plan, and (c) no further payments of benefits with respect to Members of such group shall be made except in distribution of assets of the Plan as provided in Section 13.4. (The term “Members” as used in this ARTICLE 13 includes, where appropriate, former Members and Beneficiaries of such former Members.)

13.3        Upon termination of a Company’s participation in the Plan in whole or in part, or upon complete discontinuance of its contributions to the Plan, the right of each Employee of such Company whose membership in the Plan is thereby terminated to his interest in the assets of the Plan shall be and become nonforfeitable.

Upon termination or partial termination of the Plan, or upon complete discontinuance of contributions under the Plan, the amounts credited to the accounts of the Members shall be nonforfeitable.

13.4        A. Upon termination of a Company’s participation in the Plan, in whole or in part, or upon termination of the Plan or complete discontinuance of all Company contributions thereto, as above provided, the Investment Committee shall direct the Trustee to allocate and segregate the portion of the assets of the Plan held for the benefit of those Members whose membership in the Plan is being

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terminated. The Investment Committee may direct the Trustee to continue to hold such assets, under the Plan, to convert such assets into cash, to distribute such assets or such cash to such Members, or to transfer such portion, or all of the assets, as the case may be, to another trust fund for the benefit of the Members as to whom the Plan is terminated, including, but not limited to, a fund or trust under another savings plan of the terminating Company or of another business organization.

B.        In the event that the termination of any Company’s participation in the Plan, or the termination of the Plan, or the complete discontinuance of all Company contributions thereto, shall not be accompanied by a termination of the Trust, then those assets allocated pursuant to Paragraph A of this Section 13.4 which, at the direction of the Investment Committee, shall continue to be held by the Trustee under the Plan, shall be distributed to Members and former Members in accordance with the provisions of the Plan relating to distribution of withdrawals and distribution on termination of employment.

C.        The Investment Committee shall, on termination of the Trust, and may, in its discretion, on termination of a Company’s participation, termination of the Plan, or complete discontinuance of all Company contributions thereto, direct the Trustee to distribute to each Member his interest in the assets of the Plan then held by the Trustee.

13.5        Any other provision to the contrary herein notwithstanding, no Member’s participation in the Plan shall be deemed terminated if immediately following the termination of his employer’s participation in the Plan, in whole or in part, such Member shall be employed by another Company. In such event the interest of such Member in the Plan shall continue to be held by the Trustee under the Plan to furnish benefits provided by the Plan.

13.6        A. The participation of any Company in the Plan shall terminate upon the dissolution of the Company.

B.        In the event of a merger, consolidation, or reorganization of any Company the participation of such Company in the Plan shall continue unless the Company or any Successor Company shall terminate such participation in the manner provided in Section 13.1A.

C.        In the event of any merger of the Plan or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Member (if either the Plan or the other plan shall then be terminated) shall be entitled to receive a benefit immediately after the merger, consolidation, or transfer, equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation, or transfer if the Plan had then been terminated.

13.7        A. In the event that a Successor Company shall succeed any Company hereunder, provision may be made by agreement between such Successor Company and the Principal Company for the transfer of a portion of the assets of the Plan, allocable to Members who shall then be employed by the Successor Company, to a trust under any savings plan adopted or to be adopted by such Successor Company.

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B.        In the event of such transfer, the Committee shall direct the Trustee to set aside assets equal in value to that portion of the assets of the Plan determined pursuant to Paragraph A to be allocable to Members employed by the Successor Company, and to deliver such assets to a trustee designated by the Successor Company.

C.        In the event of such transfer, the Plan shall not be deemed terminated with respect to any Member who shall participate in the Successor Company’s savings plan, provided, however, that in no event shall any Member be deprived of any benefits under the Plan which shall have accrued to him as of the effective date of the transfer.

D.        Effective for Plan Years beginning on and after January 1, 2002, if the Plan and Trust are not continued by the Successor Company, then such event shall constitute a severance from employment, and Members shall be entitled to a distribution as soon as practicable thereafter of the vested portion of their accounts in accordance with Article XVI.

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ARTICLE 14

ADOPTION OF THE PLAN BY PARTICIPATING COMPANIES

14.1        Any Participating Company may join in and become a party to the Plan, provided that:

A.        The Committee shall approve the admission of such Participating Company into the Plan; and

B.        Such Participating Company shall notify the Committee of its agreement: to adopt the Plan, together with all amendments thereto then in effect; to be bound thereby as though it were an original signatory thereto; and to be bound by any other terms and conditions which may be imposed by the Committee, provided that the same shall not be inconsistent with the purposes and provisions of the Plan.

14.2        A Participating Company adopting the Plan shall file with the Committee such information as may be required concerning its Employees who shall be eligible for membership in the Plan.

14.3        Upon such Participating Company’s adopting the Plan it shall thereafter be deemed to be a Company for all purposes hereof except as may be otherwise expressly provided herein.

14.4        Notwithstanding the provisions of Section 14.1, any wholly owned subsidiary of the Principal Company or of a Participating Company organized in the United States of America shall automatically become a Participating Company on the date it adopts the Plan, unless the Committee excludes such company from admission into the Plan.

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ARTICLE 15

PLAN INVESTMENTS

15.1        The named fiduciary with respect to control or management of the assets of the Plan shall be the Investment Committee. The CEO of the Principal Company shall appoint at least three persons to serve on the Investment Committee. Any member of the Committee may resign by delivering his or her written resignation to the CEO prior to the effective date of such resignation. In addition, if a member of the Committee is an employee at the time of his or her appointment, he or she will automatically cease to be a member of the Committee when his or her employment with the Company terminates. The CEO may remove any member of the Committee by so notifying the member and the other Committee members in writing prior to the effective date of such removal. In the event a member of the Committee dies or is removed (automatically or by the CEO), the CEO shall appoint a successor member. Until such time as a successor member’s appointment is effective, the Committee shall continue to act with full power until the vacancy is filled.

15.2        A. The Investment Committee shall have the authority to allocate, from time to time, by a written instrument filed in its records, all or any part of its responsibilities under the Plan to one or more of its members, including a subcommittee, as may be deemed advisable, and in the same manner to revoke such allocation of responsibilities. In the exercise of such allocated responsibilities, any action of the member or subcommittee to whom responsibilities are allocated shall have the same force and effect for all purposes hereunder as if such action had been taken by the Investment Committee. The Investment Committee shall not be liable for any acts or omissions of such member or subcommittee. The member or subcommittee to whom responsibilities have been allocated shall periodically report to the Investment Committee concerning the discharge of the allocated responsibilities.

B.        The Investment Committee shall have the authority to delegate from time to time, by a written instrument filed in its records, all or any part of its responsibilities under the Plan to such person or persons as the Investment Committee may deem advisable (and may authorize such person to delegate such responsibilities to such other person or persons as the Investment Committee may authorize) and in the same manner to revoke any such delegation or responsibilities. Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Investment Committee. The Committee shall not be liable for any acts or omissions of any such delegate. The delegate shall periodically report to the Investment Committee concerning the discharge of the delegated responsibilities. The Investment Committee will periodically monitor the delegate to verify that the delegation is prudent.

C.        Except where responsibilities have been allocated or delegated to another fiduciary, the Investment Committee shall have the general responsibility for the management of the assets of the Plan, including the specific responsibilities set forth in Section 15.3.

15.3        The powers of the Investment Committee shall include, but not be limited to, the following:

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A.        To establish the a funding policy for the Plan consistent with the objectives of the Plan;

B.        To establish the Plan’s overall investment policy, including asset allocation, investment policy statement or investment guidelines;

C.        To issue reports on the performance of the Plan’s investments;

D.        To appoint and remove a Trustee or Trustees (including one or more successor trustees) with respect to a portion of or all of the assets of the Trust, including the power to enter into (and amend or terminate) any agreement or agreements with a bank, trust company, or other institution (including, in the Investment Committee’s discretion, the power to maintain (and amend or terminate) any agreement entered into by the Principal Company on behalf of the Plan, or any such agreement in effect under any Prior Plan), to hold and invest the contributions made under the Plan;

E.        To direct such Trustee with respect to the investment and management (including the exercise of any voting rights) of the Plan’s assets;

F.        To appoint, monitor, and remove one or more investment managers as defined in section 3(38) of ERISA to manage, acquire and dispose of any portion of the Trust or an insurance company single client or pooled separate account, including the exercise of any voting rights or any securities managed by the investment manager.

15.4        The Trustee shall vote, in person or by proxy, the shares of common stock of the HESS CORPORATION held by the Trustee. Each Member shall be entitled to give instructions to the Trustee with respect to voting the number of shares of such common stock, including any fractional share, credited to his account in the Company Stock Fund, and the Trustee shall be obliged to follow such instructions. Written notice of any meeting of stockholders of the HESS CORPORATION and a request for instructions shall be given, at such time and in such manner as the Committee shall determine, to each Member entitled to give such instructions. Shares held in the Company Stock Fund with respect to which no instructions are received shall be voted by the Trustee in accordance with the terms of the agreement with the Trustee. Records of the instructions given by individual Members shall be confidential and not disclosed to the Company by the Trustee.

15.5        In the event a tender or exchange offer (within the meaning of the Securities Exchange Act of 1934, as amended) is made by any potential acquiror in respect of all or a portion of the outstanding shares of common stock of the HESS CORPORATION, each Member shall be entitled to respond and give tender or exchange instructions to the Trustee regarding, among other things, whether or not any such Member desires to tender or exchange all or a portion of the number of shares of such common stock, including any fractional share, credited to his account in the Company Stock Fund. The Trustee shall be obliged to follow such tender or exchange instructions and respond in accordance therewith. Shares of common stock held in the Company Stock Fund with respect to which no instructions are received shall not be tendered or exchanged by the Trustee to or with any such potential acquiror.

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Written notice of any such tender or exchange offer, and a copy of all of the materials distributed to shareholders of the HESS CORPORATION in connection therewith, relating to any such tender or exchange offer and the potential acquiror, shall be delivered in a timely manner by the Trustee to each Member entitled hereunder to give tender or exchange instructions. Records of the instructions given by individual Members shall be confidential and shall not be disclosed, divulged or released by the Trustee (or any affiliates or employer of the Trustee) to any person, including without limitation, the HESS CORPORATION, any affiliate of the HESS CORPORATION, or any officer, director or employee of any such companies.

15.6        Information relating to the purchase, holding, and sale of common stock of HESS CORPORATION in the Company Stock Fund, and the exercise of voting, tender and similar rights with respect to such securities by Members and beneficiaries, shall be maintained in accordance with procedures which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with federal or state laws not preempted by ERISA. The Investment Committee is the fiduciary responsible for ensuring that said procedures are sufficient to safeguard such information and that such procedures are being followed. If the Investment Committee determines that any situations involve a potential for undue influence on Members or beneficiaries by the Company with regard to the direct or indirect exercise of shareholder rights, the Investment Committee shall appoint an independent fiduciary to carry out activities relating to such situations. The independent fiduciary shall not be affiliated with the Company.

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ARTICLE 16

GENERAL PROVISIONS GOVERNING PAYMENT OF BENEFITS

16.1        All benefits payable under the Plan shall be paid or provided for solely from the assets of the Plan, and no Company assumes any liability or responsibility therefor. The obligations of each Company, which are expressly stated to be noncontractual, are limited solely to the making of contributions to the Trust Fund, as provided for in the Plan.

16.2        In the event that any benefit hereunder becomes payable to a minor, or to a person under legal disability, or to a person judicially declared incompetent, then the Committee shall direct the same to be paid out by the Trustee in such of the following ways as the Committee may deem best:

A.        Directly to such person.

B.        In the case of a minor, to the guardian or other person having the care and control of such minor.

C.        To the legally appointed guardian or conservator of such person.

D.        To any institution maintaining or having the custody of such person in accordance with the order of a court of competent jurisdiction.

16.3        If at any time any doubt shall exist as to the identity of any person entitled to payment of any benefit hereunder, or as to the amount or time of any such payment, or if the Committee is unable to authorize payment of benefits to any person because his whereabouts cannot be ascertained, the Committee shall certify such fact to the Trustee, and shall direct the Trustee to hold the amount of benefit in trust until the Committee’s further order or until final order of a court of competent jurisdiction. In the event a Member or Beneficiary to whom payment of a benefit under the Plan is due cannot be located, or has not presented benefit checks for payment within one year after Plan distributions shall have been made to him, such benefit shall be treated as having been forfeited, provided that if a claim therefor is subsequently made by, or on behalf of, such Member or Beneficiary such benefit shall be reinstated. For the sole purpose of this Section, the term Member or Beneficiary shall include a former member or beneficiary of the former Amerada Hess Corporation Employees’ Stock Ownership Plan who could not be located by the former trustee of that plan, and with respect to whom said trustee transferred unpaid amounts to the Plan.

16.4        All benefits hereunder shall be payable at the office of the Trustee, unless otherwise directed to the Trustee.

16.5        In order to facilitate the administration of the Plan, benefits payable hereunder may be paid by the Trustee directly or through an agent, including the Committee or one of its agents.

16.6        Benefits payable under this Plan shall not be subject in any manner to anticipation,

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alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan except in the case of a qualified domestic relations order as defined in Code Section 414(p), or in the case of an offset of a Member’s benefits against an amount that the Member is ordered or required to pay to the Plan as described in Code Section 401(a)(13)(C), if (i) the order or requirement to pay arises (A) under a judgment of conviction for a crime involving such Plan, (B) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA, or (C) pursuant to a settlement agreement between the Secretary of Labor and the participant, in connection with a violation (or alleged violation) of part 4 of such subtitle by a fiduciary or any other person, and (ii) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Member’s benefits provided under the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, except in the case of a qualified domestic relations order or in accordance with Code Section 401(a)(13)(C) shall be void. In the case of a qualified domestic relations order, the portion of the participant’s interest in the Plan designated for the benefit of the alternate payee shall be distributed to such alternate payee as soon as practicable after the qualification of the order. If a portion of the alternate payee’s interest in the Plan is derived from Company contributions or employer matching contributions made to the HOVENSA Plan in which the participant is not vested, such portion shall not be distributed to the alternate payee, but shall be retained in the alternate payee’s Plan account until vested or forfeited, based on the status of the participant. Notwithstanding any other provisions of the Plan, partial withdrawals, hardship withdrawals, loans and rollovers from other plans or from rollover individual retirement accounts shall not be available to an alternate payee. The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.

16.7        This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an eligible rollover distribution made directly to an eligible retirement plan or plans specified by the distributee in a direct rollover. The following definitions apply for the purposes of this Section 16.7.

A.        “Eligible rollover distribution” shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

1.        any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more;

2.        any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

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3.        the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and

4.        any hardship withdrawal made in accordance with Section 8.3 on or after January 1, 1999.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to (1) an Individual Retirement Account; (2) a qualified trust or to an annuity contract described in Code section 403(b), if such trust or contract provides for separate accounting for amounts so transferred (including interest thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. A portion of a distribution shall not fail to be an eligible rollover distribution merely because it is transferred to a Roth individual retirement account or annuity as described in Code section 408A (a “Roth IRA”).

B.        “Eligible retirement plan” shall mean an Individual Retirement Account, an annuity plan described in Code section 403(a), an annuity contract described in Code section 403(b), an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or a qualified trust described in Code section 401(a), that accepts the Distributee’s eligible rollover distribution. This definition of eligible retirement plan shall also apply in the case of an eligible rollover distribution to the surviving Spouse. Effective for distributions after December 31, 2007, a Roth IRA shall be considered an eligible retirement plan.

C.        “Distributee” shall include an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former spouse. Effective January 1, 2010, a Member’s non-spousal beneficiary is a distributee and may elect to transfer a distribution that would be an eligible rollover distribution if it were made to a spousal beneficiary to an IRA described in Code section 408(a) or (b) or a Roth IRA, that will be treated as an inherited IRA within the meaning of Code section 408(d)(3)(C), pursuant to a direct rollover. A trust can be a designated beneficiary if it meets the requirements of Code section 401(a)(9)(E). The Company and Committee and their employees and agents are not responsible for assuring that the distributee is eligible to make a rollover.

D.        “Direct rollover” shall mean a payment by the Plan to the eligible retirement plan specified by the distributee.

16.8        Withdrawal Procedures.

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A.        An election to withdraw shall be made on a Withdrawal Authorization form or in a manner prescribed by the Committee.

B.        All withdrawals shall be effective as of a Valuation Date.

C.        To be effective as of a particular Valuation Date the Withdrawal Authorization must be received on behalf of the Committee no later than such time as the Committee may establish to facilitate administration of the withdrawal.

16.9        Distribution of Withdrawals.

A.        Distribution of a withdrawal shall be made as soon as practicable after the Valuation Date on which the withdrawal becomes effective.

B.        A complete withdrawal shall be distributed as follows:

1.        The Member’s interest in mutual funds in cash.

2.        The Member’s interest in the Company Stock Fund in whole shares of the HESS CORPORATION common stock plus the cash equivalent of any fractional shares and any cash balance, except that distributions made under Subparagraph 9.1B1 shall be made in cash, subject to the provisions of subparagraph 4 of this Paragraph.

3.        The Member’s vested interest attributable to Company contributions in whole shares of the HESS CORPORATION common stock, plus the cash equivalent of any fractional shares of any cash balance, except that distributions made under Subparagraph 9.1B1 shall be made in cash, subject to the provisions of subparagraph 4 of this paragraph.

4.        At the request of the Member, the Trustee shall distribute in cash the value of the total number of shares of the HESS CORPORATION common stock that would be issued to the Member in accordance with subparagraphs 2 and 3 of this Paragraph, or in the case of distributions made under Subparagraph 9.1B1, at the request of the Member, the Trustee shall distribute the total number of whole shares of the HESS CORPORATION common stock equivalent to the cash that would be paid to the Member in accordance with subparagraphs 2 and 3 of this Paragraph, plus the remaining cash.

5.        The Committee shall establish such procedures as it shall deem necessary or desirable to effectuate the distribution of cash or stock pursuant to the Member’s elections under subparagraph 4.

C.        A partial withdrawal shall be distributed in cash on a pro rata basis, to the extent possible, in proportion to the amount of the Member’s contributions to each fund in which his

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contributions are invested that are attributable to the after-tax contributions (or after-tax contributions and elective Deferrals, if he is at least age 59 ½ at the time of the withdrawal) to be withdrawn on the Valuation Date on which the withdrawal becomes effective.

D.        A hardship distribution made under Section 8.3 which is less than the Member’s vested account balance attributable to Elective Deferrals shall be distributed in cash on a pro rata basis, to the extent possible, in proportion to the amount of the Member’s Elective Deferrals in each fund in which his Elective Deferrals are invested on the Valuation Date on which the withdrawal becomes effective.

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ARTICLE 17

MISCELLANEOUS PROVISIONS

17.1        The adoption and maintenance of the Plan shall not be deemed to constitute a contract of employment or otherwise between any Company and any Employee or Member, or to be a consideration for, or an inducement or condition of, any employment. Nothing contained herein shall be deemed to give any Employee the right to be retained in the service of any Company or to interfere with the right of any Company to discharge any Employee or Member at any time.

17.2        The adoption of the Plan by any Company shall not create a joint venture or partnership relation between it and any other Company, nor shall such action in any manner be construed as having such effect. Any rights, duties, liabilities, and obligations assumed hereunder by each Company, or imposed upon it under or as a result of the terms and provisions of the Plan, shall relate to and affect such Company alone.

17.3        Whenever any act provided for herein shall be at the discretion, or with the approval, of a Company, the Board of Directors, the Committee, the Investment Committee, or any other person, there shall be no discrimination in the taking of such action in favor of or against any Member or group of Members similarly situated.

17.4        No Member, or any other person claiming any benefits hereunder, shall have any right to inspect the books and accounts of any Company or to obtain any information relating to the financial affairs of any Company, or to inquire as to the method of determining the amount of any Company contribution, except as provided by law.

17.5        Each Company, the Committee, the Investment Committee, the Trustee, and any person or persons involved in the administration of the Plan shall be entitled to rely upon any certification, statement, or representation made or evidence furnished by an Employee, Member, or other person with respect to any facts required to be determined under any of the provisions of the Plan, and shall not be liable on account of the payment of any monies or the doing of any act or failure to act in reliance thereon. Any such certification, statement, representation, or evidence, upon being duly made or furnished, shall be conclusively binding upon such Employee, Member, or other person but not upon any Company, the Committee, the Investment Committee, or any other person or persons involved in the administration of the Plan. Nothing herein contained shall be construed to prevent any of such parties from contesting any such certification, statement, representation, or evidence or to relieve the Employee, Member, or other person from the duty of submitting satisfactory proof of any such fact.

17.6        Any notice delivered or mailed to any person will be deemed properly given if delivered or mailed, postage prepaid, to such person at his last post office address shown on the record of the Company. Any notice or other communication from an Employee, Member or other person to the Committee, the Plan recordkeeper or to any Company, shall be in such form as may be prescribed by the Committee, and shall be properly given or filed if delivered or mailed, postage prepaid, to the

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Committee or to the Company, as the case may be, at such address or in such a manner as may be specified from time to time by the Committee, which may include telephone or electronic communication.

17.7        Each Company shall furnish in writing to the Committee, the Investment Committee, and to the Trustee, at their request, such information as may be necessary or desirable in order that the Committee and the Trustee may be able to carry out their duties hereunder; and the Committee and the Trustee shall be entitled to rely upon such information as correct.

17.8        In no event shall any part of the corpus or income of the Trust Fund hereunder (within the taxable year or thereafter) be used for, or diverted to, purposes other than for the exclusive benefit of the Members or their Beneficiaries. No assets of the Trust Fund shall revert to any Company, provided, however, that any contribution made by a Company by a mistake of fact may be returned to such Company within one year after the payment of the contribution.

17.9        The Plan and the Trust incorporated herein by reference are intended to qualify as a qualified stock bonus plan and a tax exempt trust, pursuant to the provisions of Sections 401(a) and 501(a) of the Code, respectively. Any provision of this Plan that would cause the Plan to fail to comply with the requirements for tax-qualified plans under the Code shall, to the extent necessary to maintain the tax-qualified status of the Plan, be null and void ab initio and of no force and effect, and the Plan shall be construed as if the provision had never been inserted in the Plan.

17.10      The contributions made by each Company pursuant to the Plan are intended to be deductible under the provisions of Section 404 of the Code.

17.11      The Plan shall be governed by, construed, administered, and regulated in all respects under the laws of the State of New York to the extent that such laws are not preempted by ERISA.

17.12      The titles to the Articles in the Plan are placed herein for convenience or reference only, and in case of any conflicts, the text of this instrument, rather than such titles, shall control.

17.13      Wherever necessary or appropriate, the use herein of any gender shall be deemed to include the other genders, and the use herein of either the singular or the plural shall be deemed to include the other.

17.14      This instrument may be executed in any number of counterparts, each of which shall be deemed to be the original, although the others shall not be produced.

17.15      Notwithstanding any provision of this plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code. Loan repayments will be suspended under this plan as permitted under Section 414(u)(4) of the Internal Revenue Code.

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ARTICLE 18

TOP-HEAVY PROVISIONS

18.1        If the Plan is or becomes top-heavy in any Plan year beginning after December 31, 1983, the provisions of Sections 18.2 through 18.5 will supersede any conflicting provision in the Plan, subject to the provisions contained in Section 18.6.

18.2        Definitions:

A.        1.        Key Employee: Any Employee or former employee (and the Beneficiaries of such Employee) who at any time during the determination period was an officer of the Company, an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the Company, or a 1-percent owner of the Company who has an annual compensation of more than $150,000. The determination period is the Plan Year containing the determination date. The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder. For these purposes, (i) no more than 50 Employees (or, if less, the greater of 3 or 10 percent of the Employees) shall be treated as officers, and (ii), if 2 Employees have the same interest in the Company, the Employee having greater annual compensation from the Company shall be treated as having a larger interest.

2.        Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Companies, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

B.        Top-heavy plan: For any Plan Year beginning after December 31, 1983, this Plan is top-heavy if any of the following conditions exists:

1.        If the top-heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

2.        If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent.

3.        If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

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C.        Top-heavy ratio:

1.        The top-heavy ratio shall be a fraction, the numerator of which is the sum of account balances under all defined contribution plans of the Company for all key employees and the present value of accrued benefits under all defined benefit plans of the Company for all key employees as of the determination date, and the denominator of which is the sum of the account balances under the defined contribution plans for all Members and the present value of accrued benefits under the defined benefit plans for all Members as of the determination date. Both the numerator and denominator of the top-heavy ratio shall be adjusted for any distribution of an account balance or an accrued benefit made in the five-year period (for distributions on account of severance from employment, death or Disability, the one-year period) ending on the determination date and any contribution due but unpaid as of the determination date.

2.        For purposes of subparagraph 1 above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date. The account balances and accrued benefits of a Member (i) who is not a key employee but who was a key employee in a prior year or (ii) who has not received any compensation from any Company maintaining the Plan at any time during the 1-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

D.        Permissive aggregation group: The required aggregation group of plans plus any other plan or plans of the Company which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

E.        Required aggregation group: (1) Each Qualified Plan of the Company in which at least one key employee participates, and (2) any other Qualified Plan of the Company which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) and 410 of the Code.

F.        Determination date: For any Plan year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

G.        Present value: For purposes of establishing present value to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the following:

1.        Interest rates in use by the Pension Benefit Guaranty
Corporation as of the relevant valuation date.

2.        Mortality table: 1971 Group Annuity Male Mortality Table set back one year for

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males and six years for females.

H.        Valuation Date: For purposes of computing the top-heavy ratio, the valuation date shall be January 1 of each year for all defined benefit plans and December 31 of each year for all defined contribution plans.

18.3        Minimum Allocation.

A.        Except as otherwise provided in subparagraphs C and D below, the Company contributions and forfeitures allocated on behalf of any Member who is not a key employee shall not be less than the lesser of three percent of such Member’s Compensation or in the case where the Company’s defined benefit plan does not designate this Plan to satisfy Section 401 of the Code, the largest percentage of Company and Member contributions and forfeitures as a percentage of the key employees’ Compensation, as limited by Section 401(a)(17) of the Code, allocated on behalf of any key employee for that year. For the purpose of determining the minimum amount of Company contributions and forfeitures, any Matching contributions shall be taken into account in determining whether the minimum allocation satisfies the requirements of section 416(c) of the Code. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Member would not otherwise be entitled to receive an allocation, or would have received a lesser allocation in the year because of (i) the Member’s failure to complete 1,000 hours of Service (or any equivalent provided in the Plan), or (ii) the Member’s failure to make Member contributions to the Plan, or (iii) Compensation less than a stated amount.

B.        For purposes of computing the minimum allocation, compensation shall mean all of each Member’s W-2 earnings for the taxable year ending with or within the Plan Year, as limited by Section 401(a) (17) of the Code.

C.        The provision in A above shall not apply to any Member who was not employed by the Company on the last day of the Plan Year.

D.        The provision in A above shall not apply to any Member to the extent the Member is covered under any other plan or plans of the Company and the Company has provided that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan.

E.        The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b)) may not be forfeited under Section 411(a) (3) (B) or 411 (a) (3) (D) of the Code.

18.4        Compensation Limitation

For any Plan Year in which the Plan is top-heavy, only the first $200,000 (or such larger amount as may be prescribed by the Secretary of the Treasury or his delegate) of a Member’s annual Compensation shall be taken into account for purposes of determining benefits under the Plan.

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18.5        Minimum Vesting Schedules:

A.        The nonforfeitable interest of each Employee in his or her account balance attributable to Company contributions shall be at least as favorable as the following:

20% vesting after 2 years of service.
40% vesting after 3 years of service.
60% vesting after 4 years of service.
80% vesting after 5 years of service.
100% vesting after 6 years of service.

B.        The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became top-heavy. Further, no reduction in vested benefits may occur in the event the Plan’s status as top-heavy changes for any Plan Year. However, this Section does not apply to the account balances of any Employee who does not have an hour of Service after the Plan has initially become top-heavy, and such Employee’s account balance attributable to Company contributions and forfeitures will be determined without regard to this Section.

C.        In the event of a change in the vesting schedule, the following rules shall apply:

1.        In the case of an Employee who is a Member on

(a)        The date the amendment is adopted,

or

(b)        The date the amendment is effective, if later, the nonforfeitable percentage (determined as of such date) of such Employee’s right to the Company-derived accrued benefit shall not be less than his percentage computed under the Plan without regard to such amendment.

2.        Each Member whose nonforfeitable percentage of his accrued benefit derived from Company contributions is determined under such schedule and who has completed at least 3 years of Service with the Company, may elect, during the election period, to have the nonforfeitable percentage of his accrued benefit derived from Company contributions determined without regard to such amendment. Notwithstanding the preceding sentence there shall be no election for any Member whose nonforfeitable percentage under the Plan, as amended, at any time cannot be less than such percentage determined without regard to such amendment.

3.        For purposes of subparagraph 2 the election period under the Plan shall begin no later than the date the Plan amendment is adopted and shall end no earlier than the latest of the following dates:

(a)        The date which is 60 days after the day the Plan amendment is adopted,

(b)        The date which is 60 days after the day the Plan amendment becomes effective, or

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(c)        The date which is 60 days after the Member is issued written notice of the Plan amendment by the Company or Plan Administrator.

18.6        The top-heavy requirements of section 416 of the Code and Article 18 of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of section 401(k)(12) of the Code and matching contributions with respect to which the requirements of section 401(m)(11) of the Code are met.

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ARTICLE 19

CASH OR DEFERRED ARRANGEMENT

19.1        Elective Deferrals-Contribution Limitation

No Member shall be permitted to have Elective Deferrals made under the Plan, or any other Qualified Plan maintained by the Company, during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year, except in the case of catch-up contributions as described in Section 3.1.

19.2        Distribution of Excess Elective Deferrals

A Member may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Member by notifying the Committee in writing on or before February 15 of the following year of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Member is deemed to notify the Committee of any Excess Deferrals that arise by taking into account only those Elective Deferrals made to this Plan or any other plans of the Company.

Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto (as determined pursuant to Section 1.24), shall be distributed no later than April 15 to any Member to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year. For Plan Years beginning on and after January 1, 2008, the income or loss allocable to Excess Elective Deferrals is the income or loss for the Plan Year, without regard to income or loss for the gap period.

19.3        Safe Harbor CODA

A.        Rules of Application

1.        The Company has elected the Safe Harbor CODA option for Plan Years beginning on or after January 1, 2002. The provisions of this Section shall apply for the Plan Year and any provisions relating to the ADP test described in section 401(k)(3) of the Code or the ACP test described in section 401(m)(2) of the Code do not apply.

2.        To the extent that any other provision of the Plan is inconsistent with the provisions of this Section, the provisions of this Section govern.

B.        Definitions

1.        “ACP Test Safe Harbor” is the method described in Paragraph D of this Section for satisfying the ACP test of section 401(m)(2) of the Code.

2.        “ACP Test Safe Harbor Matching Contributions” are Matching Contributions

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described in Paragraph D of this Section.

3.        “ADP Test Safe Harbor” is the method described in Paragraph C of this Section for satisfying the ADP test of section 401(k)(3) of the Code.

4.        “ADP Test Safe Harbor Contributions” are Matching Contributions and nonelective contributions described in Subparagraph C.1 of this Section.

5.        “Compensation” is defined in Section 1.16 of the Plan, except, for purposes of this Section, no dollar limit, other than the limit imposed by section 401(a)(17) of the Code, applies to the compensation of a Non-highly Compensated Employee.

6.        “Rate of Elective Contributions” means the ratio of an Eligible Employee’s Elective Deferrals under the Plan for a Plan Year to such Employee’s Compensation for that Plan Year.

7.        “Rate of Matching Contributions” means the ratio of Matching Contributions on behalf of an Eligible Employee under the Plan for a Plan Year to such Employee’s Elective Contributions for that Plan Year.

8.        “Eligible Employee” means an Employee eligible to make Elective Deferrals under the plan for any part of the Plan Year or who would be eligible to make Elective Deferrals but for a suspension due to statutory limitations, such as sections 402(g) and 415 of the Code.

9.        “Matching Contributions” are contributions made by the Company on account of an Eligible Employee’s Elective Deferrals.

C.        ADP Test Safe Harbor

1.        ADP Test Safe Harbor Contributions

(a)        The Company will make Matching Contributions to the account of each Eligible Employee for the Plan Year in an amount equal to 133% of the Employee’s Elective Deferrals that do not exceed 6% of the Employee’s Compensation for the Plan Year. Such Matching Contributions shall be made not later than the time prescribed by law (including any extensions thereof) for the filing of the Company’s federal income tax return for the taxable year in which the Plan Year ends.

(b)        The Company shall make the ADP Test Safe Harbor Contributions to this Plan.

(c)        The Member’s accrued benefit derived from ADP Test Safe Harbor Contributions is nonforfeitable and may not be distributed earlier than separation from service, death, disability, an event described in section 401(k)(10) of the Code, or the attainment of age 59-½. In addition, such contributions must satisfy the ADP Test Safe Harbor without regard to permitted disparity under section 401(l).

(d)        At any Rate of Elective Contributions, the rate of Matching Contributions

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that would apply with respect to any Highly Compensated Employee who is an Eligible Employee shall not be greater than the Rate of Matching Contributions that would apply with respect to any non-highly compensated Eligible Employee who has the same rate of Elective Contributions.

2.        Notice Requirement

At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Company will provide each Eligible Employee a comprehensive notice of the Employee’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible.

3.        Election Periods

In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in Subparagraph 2 above.

D.        ACP Test Safe Harbor

No ACP Test Safe Harbor Matching Contributions are required in order to satisfy the requirements for a safe harbor CODA.

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ARTICLE 20

ROLLOVER AMOUNTS FROM OTHER PLANS

20.1        A Member of the Plan, may, after submission of a request on a form or in a manner prescribed by the Committee, roll over to the Trustee all or a portion of the fair market value of —

A.        an Eligible Rollover Distribution (as described in Section 16.7), or border

B.        an Individual Retirement Account derived from an Eligible Rollover Distribution, plus earnings thereon.

The rollover shall be effective on the earliest practicable Valuation Date following the later of receipt of the request on behalf of the Committee and receipt of the rolled-over funds by the Trustee.

20.2        The Committee shall establish such procedures, and may require such information from an Employee desiring to make a rollover described in Section 20.1, as it deems necessary or desirable to determine that the proposed rollover will meet the requirements of this Article.

20.3        The amount transferred shall be 100 percent vested in the Member and shall be invested as provided in Section 5.1A, but shall not be considered a Member’s contribution for purposes of Sections 3.1, 4.1, or 8.2.

20.4        An Employee may elect to withdraw all or part of his total interest in the Plan derived from the amount rolled-over into the Plan, subject to the limit on partial withdrawals described in Section 8.2B. A request for such a withdrawal shall be made on a form or in a manner prescribed by the Committee. Such withdrawal shall be effective on the earliest practicable Valuation Date following receipt of the form on behalf of the Committee. Such a withdrawal shall have no effect on the Employee’s membership in the Plan.

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ARTICLE 21

PICK KWIK PLAN ACCOUNTS

21.1        The Pick Kwik Plan shall be merged into the Plan on December 31, 1997, and the accounts of all Pick Kwik Plan Participants shall be transferred to the Trustee as soon as practicable thereafter, including contributions and loan repayments for the month of December 1997. The sum of the account balances of the Pick Kwik Plan and of the Plan shall equal the fair market value (as of the date of the merger) of the combined plan assets; the assets of the Pick Kwik Plan and the Plan shall be combined to form the assets of the Plan as merged; and immediately after the merger, each participant in the Plan as merged shall have an account balance equal to the sum of the account balances the participant had in the Pick Kwik Plan and the Plan immediately prior to merger.

21.2        A.        Each Pick Kwik Plan Participant shall be fully vested in the value of the assets in his account transferred to the Plan from the Pick Kwik Plan on the date of the merger, and shall become a Member of the Plan on that date.

B.        The Member contributions of each Pick Kwik Plan Participant designated under the terms of the Pick Kwik Plan shall be deemed to be an election under the Plan until changed by the Member in accordance with Section 3.2.

C.        The balance of any loan made to a Member from the Pick Kwik Plan which shall be outstanding on the date of the merger shall be deemed to a loan made under the Plan and shall be repaid to the Plan in accordance with the terms of such loan.

D.        Until the individual participant records have been updated by the Pick Kwik Plan trustee as of the date of the merger and these records have been transferred to the Trustee’s recordkeeping system, no requests will be accepted for changes in Members’ Investment Directions under Paragraph 6.3B with respect to amounts previously invested or In-Service Withdrawals or Loans under Article 8, and there will be no distributions due to termination of employment or membership under Article 9. The opportunity to make elections under Paragraph 6.3A with respect to amounts to be invested in the future will be available during the month of January 1998.

E.        Any beneficiary designation and related consent of spouse in effect under the terms of the Pick Kwik Plan at the time of the transfer to the Plan shall be deemed to be effective under the Plan until changed by the Member in accordance with Section 1.9.

21.3        Assets transferred from the Pick Kwik Plan shall be recorded separately from the other assets of the Plan and shall be subject to the following special rules, notwithstanding any other provisions of the Plan to the contrary.

A.        The initial investment of accounts transferred to the Plan shall be based on the funds in which the transferred assets were invested in the Pick Kwik Plan.

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B.        The initial Investment Direction with respect to Member contributions made after the date of the merger shall be based on the funds in which the transferred assets were invested in the Pick Kwik Plan as shown in Paragraph A above, and Company contributions made prior to October 1, 2006 to the Plan shall be invested in the Company Stock Fund.

C.        When the recordkeeping requirements of Paragraph D of Section 21.2 have been satisfied, the assets transferred from the Pick Kwik Plan derived from participant contributions will be invested in accordance with the Member’s then current Investment Direction. Unless and until such Investment Direction is received, said assets will be invested as described in Paragraph A of this Section.

D.        Only funds derived from the Thrift Contribution and Employer Thrift Contributions Accounts of the Pick Kwik Plan shall be subject to In-Service Withdrawal provisions under Article 8.

E.        No hardship withdrawals shall be allowed.

21.4        The following special rules shall apply to Pick Kwik Plan Participants in addition to the other provisions of the Plan.

A.        Definitions

1.        Account: “Account” shall mean all funds invested under the terms of the Plan by or on behalf of a Member, including, but not limited to, the assets transferred from the Pick Kwik Plan.

2.        Annuity Starting Date: “Annuity Starting Date” shall mean (a) the first day of the first period for which an amount is payable as an annuity under the Plan; or (b) in the case of a benefit not payable as an annuity, the first day on which all events have occurred that entitle the Member to that benefit under the Plan.

3.        Eligible Spouse: “Eligible Spouse” shall mean a Member’s husband or wife. Effective June 26, 2015, for purposes of this definition of “Eligible Spouse,” the term “Spouse” shall have the meaning set forth in Section 1.51 of the Plan.

4.        Qualified Joint and Survivor Annuity: “Qualified Joint and Survivor Annuity” shall mean (a) in the case of a Member who has an Eligible Spouse, an annuity for the life of the Member with a survivor annuity for the life of his spouse that is 50% of the amount of the annuity payable during the joint lives of the member and his spouse; provided, however, that such annuity shall be the actuarial equivalent of the benefit that would otherwise be paid to the Member; and (b) in the case of any other Member, an annuity for the life of the Member.

5.        Qualified Preretirement Survivor Annuity: “Qualified Preretirement Survivor Annuity” shall mean a survivor annuity for the life of the surviving Eligible Spouse of the Member equal to 100% of the value of the Member’s Account and that begins within a reasonable time following the death

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of the Member. The Qualified Preretirement Survivor Annuity shall proportionately represent Employer and Employee contributions.

B.        Qualified Joint and Survivor Annuity.

1.        In the case of a vested Member who is living on his Annuity Starting Date, any benefit due to a voluntary complete withdrawal under Article 8, or termination of employment or membership under Article 9 shall be paid in the form having the effect of a Qualified Joint and Survivor Annuity, unless the Member elects in writing not to take a Qualified Joint and Survivor Annuity. For purposes of this paragraph, a Member vested only in Employee contributions will be deemed a vested Member.

2.        Any such election shall be invalid and shall not take effect unless:

(a)        it is made by the Member and received by or on behalf of the Committee during the 180-day period ending on the Annuity Starting Date; and

(b)        in the case of Member who has an Eligible Spouse, the Eligible Spouse consents or has consented in writing to the Member’s election not to take the Qualified Joint and Survivor Annuity, such consent acknowledges the effect of such election and such consent is witnessed by a representative of the Plan or a notary public; or the Member or his Beneficiary establishes to the satisfaction of the Committee that the consent otherwise required may not be obtained because there is no Eligible Spouse, because the Eligible Spouse cannot be located or because of such other circumstances as may be prescribed by the Secretary of the Treasury. Any consent by an Eligible Spouse shall only be effective with respect to such spouse. A spouse’s consent may be either a restricted consent (which may not be changed as to either the Beneficiary or the form of payment unless the spouse consents to such change in the manner described herein) or a blanket consent (which acknowledges that the spouse has the right to limit consent only to a specific Beneficiary or a specific form of payment, and that the spouse voluntarily elects to relinquish one or both of such rights).

3.        At least 30 days, but no more than 180 days, before the Annuity Starting Date, a Member shall be provided a form for the purpose of making the appropriate elections under the foregoing provisions of this paragraph B. Accompanying such election form shall be a written explanation of (a) the terms and conditions of a Qualified Joint and Survivor Annuity; (b) the Member’s right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (c) the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan; (d) the rights of a Member’s spouse; and (e) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity. Once an election is made, it may be revoked in writing. Thereafter, another election may be made; provided, however, that the new election is received by the Administrator prior to the date on which payment of benefits commences and the other provisions of this paragraph B are met with respect to such new election.

4.        If benefits are paid under the Plan in a form having the effect of a Qualified Joint and Survivor Annuity, the Committee may, in its discretion, purchase and distribute a nontransferable

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and nonrefundable annuity contract that provides such benefits; provided, however, that the terms of any such annuity contract (deferred or otherwise) shall comply with the requirements of this Plan.

5.        For purposes of determining the amount of a Qualified Joint and Survivor Annuity, the Account balance of a Member shall be reduced by any security interests held by the Plan by reason of a loan outstanding to the Member at the time of payment, if such security interest is to be treated as payment in satisfaction of a loan under the Plan.

C.        Qualified Preretirement Survivor Annuity.

1.        If a vested Member dies before his Annuity Starting Date and has an Eligible Spouse on the date of his death, any death benefit provided under the Plan shall be paid in the form having the effect of a Qualified Preretirement Survivor Annuity. For purposes of this paragraph, a Member vested only in Employee contributions will be deemed a vested Member.

2.        If the Member’s death benefit is payable to his Eligible Spouse as a Qualified Preretirement Survivor Annuity under subparagraph 1, the Eligible Spouse may waive the annuity form of benefit after the Member’s death and select an optional form of benefit as provided in Paragraph E.

3.        If benefits are paid under the Plan in a form having the effect of a Qualified Preretirement Survivor Annuity, the Committee may, in its discretion, purchase and distribute a nontransferable and nonrefundable annuity contract that provides such benefits; provided, however, that the terms of any such annuity contract (deferred or otherwise) shall comply with the requirements of this Plan.

4.        For purposes of determining the amount of a Qualified Preretirement Survivor Annuity, the Account balance of a Member shall be reduced by any security interest held by the Plan by reason of a loan outstanding to the Member at the time of death, if such security interest is to be treated as payment in satisfaction of the loan under the Plan.

D.        Lump Sum Payment. Notwithstanding Paragraphs B and C of this Section 21.4, any benefit provided under the Plan that is not more than $5,000 shall be paid in the form of a lump sum.

E.        Alternative Methods of Payment.

1.        In the case of any Member to whom the provisions of paragraphs B, C and D of this Section 21.4 do not apply, the manner of payment of his distribution or death benefit shall be determined by such Member, or, in case such Member has died, his Beneficiary or Beneficiaries. The options are:

(a)        Option A - Such amount shall be paid or applied in annual installments as nearly equal as practicable; provided, however, that no annual payment shall be less than $100; and provided, further, that the Member or his Beneficiary may elect to accelerate the payment of any part or all of the unpaid installments or to provide that the unpaid balance shall be used for the benefit of the Member or his Beneficiary under Option B. In the event this option is selected, the portion of the

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Account of a Member, or, in case such Member is dead, of his Beneficiary or Beneficiaries, that is not needed to make annual payments during the then current Plan Year shall remain a part of the Plan assets. Installments shall be made as follows:

(I)       In the case of a retirement, disability or termination benefit, in no event shall payments under this Option A extend beyond the life expectancy of the Member or the joint life expectancy of the Member and his Beneficiary. If the Member dies before receiving the entire amount payable to him, the balance shall be paid to his Beneficiary; in each case the balance shall be distributed at least as rapidly as under the method being used prior to the Member’s death.

(II)       In the case of a death benefit, payment under this Option A

(A)       to the designated Beneficiary shall begin within one year following the Member’s death (unless the Beneficiary is the Member’s surviving spouse, in which case such benefit shall begin no later than the date the Member would have reached age 70-½) and shall not, in any event, extend beyond the life expectancy of the designated Beneficiary; or

(B)       to any other Beneficiary shall be totally distributed within five years from the date of the Member’s death.

(b)        Option B - Such amount shall be paid in a lump sum.

2.        The Member (or his spouse) shall be permitted to elect whether life expectancies will be recalculated for purposes of distributions hereunder. Such election must be made by the Member (or his spouse) no later than the date that distributions are required to commence pursuant to Section 401(a)(9) of the Code. If the Member (or his spouse) fails to make such election, life expectancies shall not be recalculated.

3.        Notwithstanding the foregoing, payments under any of the options described in this paragraph shall satisfy the incidental death benefit requirements and all other applicable provisions of Section 401(a)(9) of the Code, the regulations issued thereunder, and such other rules thereunder as may be prescribed by the Commissioner.

21.5        The Qualified Joint and Survivor Annuity and Qualified Preretirement Survivor Annuity shall not be available to a Member who receives a complete distribution of his vested interest from the Plan, including amounts attributable to Company contributions, and subsequently resumes membership in the Plan.

21.6        Sections 21.4 and 21.5 shall be deleted in their entirety on the later of November 1, 2001, or 90 days after the date on which the Pick Kwik Plan Participants are provided with a summary of material modifications reflecting the elimination of all optional forms of benefits except the complete distribution of their vested interest in the Plan in a single sum as specified in Articles 8 and 9, said single sum being otherwise identical to the optional forms of benefit that are being eliminated.

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ARTICLE 22

COORDINATION WITH RETAIL OPERATIONS PLAN

22.1        The Retail Operations Plan shall be established on January 1, 1998, and the accounts of all Plan Members employed in Company-operated gasoline stations or convenience stores shall be transferred to that plan as soon as practicable thereafter, including contributions and loan repayments for the month of December 1997, and the accounts of Members whose employment has terminated if their distributions are not processed in December 1997. The sum of the account balances of the Retail Operations Plan and of the Plan shall equal the fair market value (as of the date of the spinoff) of the combined plan assets; and immediately after the spinoff, the assets in each of the plans shall equal the sum of the account balances for all of the Members in that plan.

22.2        Notwithstanding any other provisions of the Plan to the contrary, in connection with the establishment of the Retail Operations Plan, no requests will be accepted from employees in Company-operated gasoline stations or convenience stores for changes in Member contributions under Article 3, changes in Members’ Investment Directions under Article 6, In-Service Withdrawals under Article 8, or Loans under Article 8 after December 19, 1997, no requests for Hardship Withdrawals under Article 8 will be accepted after December 15, 1997, and distributions due to termination of employment or membership under Article 9 which have not been processed by December 19, 1997, will be made from the Retail Operations Plan.

22.3        The accounts of any Members of the Plan who subsequently become eligible for participation in the Retail Operations Plan will be handled in the manner described in Section 9.4.

22.4        The account of any member of the Retail Operations Plan who becomes eligible for participation in the Plan shall be transferred to the Plan as soon as practicable thereafter. Such an individual shall become a Member of the Plan without further action, all accrued rights and interests of such Member as of the date of such transfer shall be preserved under the Plan, and in no event shall such Member be deprived of any benefits under the Retail Operations Plan which shall have accrued to him as of the effective date of the transfer. The following special rules shall apply to such a transferred Member.

A.        The Member contributions of each transferred Member designated under the terms of the Retail Operations Plan shall be deemed to be an election under the Plan until changed by the Member in accordance with Section 3.2.

B.        The Investment Direction of each transferred Member shall be deemed to be the same as his election under the terms of the Retail Operations Plan until changed by the member in accordance Section 6.3.

C.        Any suspension of member contributions in effect under the terms of the Retail Operations Plan at the time of the transfer to the Plan shall be deemed to be effective in accordance with Sections 3.4 and 3.5.

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D.        Any loan made to a Member from the Retail Operations Plan shall be deemed to have been made under the Plan and the outstanding balance shall be repaid to the Plan in accordance with the terms of such loan.

E.        Any beneficiary designation and related consent of spouse in effect under the terms of the Retail Operations Plan at the time of the transfer to the Plan shall be deemed to be effective under the Plan until changed by the Member in accordance with Section 1.9.

F.        The interest of the transferred Member in the assets of the Plan derived from Company contributions to the Retail Plan shall be vested upon transfer to the Plan, even if such assets were not vested under the terms of the Retail Plan.

22.5        Notwithstanding any provisions of the Plan to the contrary, it is the intention of this Article 22 to coordinate all of the provisions of the Plan with those of the Retail Operations Plan to enable the two plans to operate together to provide benefits as though they were one. Notwithstanding any provisions of the Plan to the contrary, the Plan is to be interpreted to achieve this objective.

22.6        Effective as of October 1, 2006, the Retail Operations Plan is merged into the Plan, and all participants of the Retail Operations Plan shall become Members of the Plan as of that date. The provisions of Section 22.4 shall apply to all former participants of the Retail Operations Plan who became Members as of that date.

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ARTICLE 23

MERIT PLAN ACCOUNTS

23.1        The Merit Plan shall be merged into the Plan on December 31, 2000, at which time legal control of the assets of the Merit Plan shall pass to the Plan, and the accounts of all Merit Plan Participants shall be transferred to the Trustee as soon as practicable thereafter, including contributions for the month of December 2000. The sum of the account balances of the Merit Plan and of the Plan shall equal the fair market value (as of the date of the merger) of the combined plan assets; the assets of the Merit Plan and the Plan shall be combined to form the assets of the Plan as merged; and immediately after the merger, each participant in the Plan as merged shall have an account balance equal to the sum of the account balances the participant had in the Merit Plan and the Plan immediately prior to merger. The account balance of any Merit Plan Participant who is eligible for participation in the Retail Operations Plan shall be transferred to such plan from the Plan in the manner described in Section 9.4.

23.2        A.        Each Merit Plan Participant shall be fully vested in the value of the assets in his account transferred to the Plan from the Merit Plan on the date of the merger, and shall become a Member of the Plan on that date.

B.        The Member contributions of each Merit Plan Participant designated under the terms of the Merit Plan shall not apply under the Plan, and each such Merit Plan Participant must make the election required by Section 3.1 before contributing to the Plan.

C.        Until the individual participant records have been updated by the Merit Plan trustee as of the date of the merger and these records have been transferred to the Trustee’s recordkeeping system, no requests will be accepted for (i) changes in Members’ Investment Directions under Paragraph 6.3B with respect to amounts previously invested, (ii) In-Service Withdrawals under Article 8, or (iii) loans under Article 8, and there will be no distributions due to termination of employment or membership under Article 9. The opportunity to make contribution elections under Paragraph 3.1 and to make elections under Paragraph 6.3A with respect to amounts to be invested in the future will be available starting during the month of December 2000.

D.        Any beneficiary designation and related consent of spouse in effect under the terms of the Merit Plan at the time of the transfer to the Plan shall be deemed to be effective under the Plan until changed by the Member in accordance with Section 1.9.

23.3        Assets transferred from the Merit Plan shall be recorded separately from the other assets of the Plan and shall be subject to the following special rules, notwithstanding any other provisions of the Plan to the contrary.

A.        The initial investment of accounts transferred to the Plan in the Funds described in Section 5.1 shall be based on the funds in which the transferred assets were invested in the Merit Plan.

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B.        When the recordkeeping requirements of Paragraph C of Section 24.2 have been satisfied, the assets transferred from the Merit Plan derived from participant contributions will be invested in accordance with the Member’s then current Investment Direction. Unless and until such Investment Direction is received, said assets will be invested as described in Paragraph A of this Section.

C.        No hardship withdrawals shall be allowed from the funds transferred from the Merit Plan.

23.4        The following special rules shall apply to Merit Plan Participants with respect to the assets transferred from the Merit Plan in addition to the other provisions of the Plan. These rules shall apply until the later of March 31, 2000, or 90 days after the date on which the Merit Plan Participants are provided with a summary of material modifications reflecting the elimination of all optional forms of benefits except the complete distribution of their vested interest in the Plan in a single sum as specified in Articles 8 and 9, said single sum being otherwise identical to the optional forms of benefit that are being eliminated. All words with initial capitals in the following paragraphs of this Section 23.4 are used as defined in the Merit Plan, and all references to sections are to those in the Merit Plan.

A.        Benefit Forms

1.        Retirement and Termination Benefits.

Vested, Disability and retirement benefits shall be distributed as the Member shall elect, subject to subsection 10(e), in accordance with uniform rules established by the Committee, from the alternatives below:

(a)        a straight life annuity for the Member’s life;

(b)        a joint and survivor annuity with the Member’s spouse as contingent annuitant under which the amount payable to the Member’s spouse is 50% of the monthly amount which is payable to the Member during his lifetime;

(c)        approximately equal monthly, quarterly, semi-annual or annual installments over any period of time not exceeding the Member’s life expectancy at the commencement of distribution, or, if the Member has designated a beneficiary, the joint life expectancy of the Member and the Member’s designated beneficiary, and in the event of the Member’s death during such period, the remainder shall be payable as a death benefit in accordance with Sections 8 and 10 to the Member’s beneficiary;

(d)        a lump sum payment; or

(e)        any combination of the foregoing.

For purposes of this subsection, life expectancy shall be determined by the Committee in accordance with applicable regulations under the Code. The method so adopted by the Committee shall be uniformly applied to all Members.

2.        Death Benefits. Death benefits shall be distributed in one lump sum or in installments within a period not extending beyond five years of the Member’s date of death unless payment of benefits commenced under a form of annuity or installment payment before the Member’s

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death in which case benefits shall be paid at least as rapidly as under the method of distribution in effect on the Member’s date of death; provided, however,

(a)        if any portion of the Member’s Accrued Benefit is payable to or for the benefit of a designated beneficiary, such portion may be distributed over a period of time not exceeding the life expectancy of such designated beneficiary, provided distribution begins not later than one year after the date of the Member’s death or such later date as applicable regulations under the Code may permit; or

(b)        if the designated beneficiary referred to in subsection 10(b)(ii)(A) is the Member’s surviving spouse, (1) the date on which the distribution is required to begin shall not be earlier than the date on which the Member would have attained age 70-½, (2) the benefit amount will be used to purchase a straight life annuity for the spouse’s life unless the spouse elects another form of settlement permitted under the Plan and (3) if the surviving spouse should die before distribution to such spouse begins, this subsection 10(b)(ii) shall apply as if the surviving spouse were the Member.

B.        Deferred Payments and Installments. If benefits are to be paid directly by the Trustee in installments or if the payment of benefits is to be deferred, the net value of the benefit determined in accordance with the provisions of Section 9 shall be retained in the Fund subject to the administrative provisions of the Plan and the Trust Agreement. The Committee, according to a uniform rule, may direct the Trustee to segregate all or a portion of the benefit amount into a separate investment account designed to protect principal and yield a reasonable investment return consistent with the preservation of principal and the obligation to make installment payments.

C.        Annuity Purchases. If benefits are to be paid in a form of annuity under subsections 10(b)(i)(A), (B) or (E), the Committee shall direct the Trustee to apply the Member’s Accrued Benefit to purchase an appropriate nontransferable annuity contract and to deliver it to the Member.

D.        Required Annuity

1.        Married Member. If a Member has been married to his current spouse for at least one year on the date on which benefit payments are to commence and his nonforfeitable Accrued Benefit exceeds $5,000, benefits will be distributed in the form described under subsection 10(b)(i)(B) unless the Member, with the written consent of his spouse witnessed by a notary public in a manner prescribed by the Committee, elects an alternate form of settlement. Further, no total or partial distribution may be made after the annuity starting date where the present value of the benefit exceeds $5,000 unless the Member and his spouse (or where the Member has died, the surviving spouse) consent in writing witnessed by a notary public in a manner prescribed by the Committee prior to such distribution. The consent of the Member and his spouse must be obtained not more than 90 days before the date distribution commences. The Committee shall furnish to such Member a written notification of the availability of the election hereunder at least 90 days before the Member’s anticipated benefit commencement date or, if a Member notifies the Committee of his intent to terminate employment less than 90 days before the proposed benefit commencement date, as soon after the Member notifies the Committee as is administratively feasible. The notification shall explain the terms and conditions of the

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joint and survivor annuity described in subsection 10(b)(i)(B) and the effect of electing not to take such annuity. The Member may, within a period of 90 days after receipt of the written notification or such longer period as the Committee may uniformly make available, complete the election. The Member may revoke an election not to take the joint and survivor annuity described in subsection 10(b)(i)(B) or choose again to take such annuity at any time and any number of times within the applicable election period. If a Member requests additional information within 60 days after receipt of the notification of election, the minimum election period shall be extended an additional 60 days following his receipt of such additional information.

2.        Single Member. If a Member is not married on the date on which benefits are to commence and his nonforfeitable Accrued Benefit exceeds $5,000, benefits will be distributed in the form described under subsection 10(b)(i)(A) unless the Member elects an alternate form of settlement.

E.        Lump Sum Distributions. Benefits distributed in one lump sum shall be adjusted under subsection 7(f) on the Valuation Date coincident with or last preceding distribution.

F.        Small Benefit Payments. Notwithstanding any other provision of the Plan, if (1) a Member’s vested Accrued Benefit or (2), if the Member has died, the designated beneficiary’s benefit is $1,000 or less ($5,000 or less if the Member has died) at the Member’s separation from service, his benefit shall be paid in a cash lump sum without his consent as soon as administratively feasible following such date of determination.

23.5        The provisions of this Plan that include the required GUST amendments also are applicable to the Merit Oil Corporation and Affiliates Employees’ Thrift Plan, which was merged into the Plan on December 31, 2000.

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ARTICLE 24

TRITON PLAN ACCOUNTS

24.1        The Triton Plan shall be merged into the Plan on January 1, 2003, at which time legal control of the assets of the Triton Plan shall pass to the Plan, and the accounts of all Triton Plan Participants shall be transferred to the Trustee as soon as practicable thereafter, including contributions and loan repayments for the month of December, 2002. The sum of the account balances of the Triton Plan and of the Plan shall equal the fair market value (as of the date of the merger) of the combined plan assets; the assets of the Triton Plan and the Plan shall be combined to form the assets of the Plan as merged; and immediately after the merger, each Member in the Plan as merged shall have an account balance equal to the sum of the account balances that the Member had in the Triton Plan and the Plan immediately prior to merger. The benefits of Triton Plan Participants who do not perform an Hour of Service on or after January 1, 2003 shall be governed by the provisions of the Triton Plan in effect as of the date such participants terminated employment.

24.2        A. Each Triton Plan Participant shall be fully vested in the value of the assets in his account transferred to the Plan from the Triton Plan on the date of the merger, and shall become a Member of the Plan on that date.

B.        The contribution elections made by each Acquired Triton Employee under the terms of the Triton Plan shall be deemed to be an election under the Plan until changed by the Member in accordance with the Plan.

C.        The balance of any loan made to an Acquired Triton Employee from the Triton Plan which shall be outstanding on the date of the merger shall be deemed to be a loan made under the Plan, shall be repaid to the Plan in accordance with the terms of such loan, and shall be modified to reflect changes in Plan administration as necessary.

D.        Until the individual participant records have been updated by the Triton Plan trustee as of the date of the merger and these records have been transferred to the Trustee’s recordkeeping system, no requests will be accepted for (i) changes under Paragraph 6.3B in Members’ Investment Directions with respect to amounts previously invested, (ii) In-Service Withdrawals under Article 8, or (iii) loans under Article 8, and there will be no distributions due to termination of employment or membership under Article 9. The opportunity to make contribution elections under the Plan and to make elections under Paragraph 6.3A with respect to amounts to be invested in the future will be available starting during the month of January 2003.

E.        Any beneficiary designation and related consent of spouse in effect under the terms of the Triton Plan at the time of the transfer to the Plan shall be deemed to be effective under the Plan until changed by the Member in accordance with Section 1.9.

24.3        A. The initial investment of accounts transferred to the Plan in the Funds described in Section 5.1 shall be based on the funds in which the transferred assets were invested in the Triton

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Plan.

B.        Future contributions under the Plan will be invested in accordance with the Triton Plan Participant’s then current Investment Direction. Unless and until such Investment Direction is received, said assets will be invested as described in Paragraph A of this Section.

24.4        Assets transferred from the Triton Plan shall be recorded as follows:

Contribution type and earnings thereof under Triton Plan	Corresponding contribution type under Plan
Employee Contributions	Elective Deferrals
Triton Matching Contributions	Matching Contributions
Rollover contributions	Rollover amounts
ESOP contributions	Matching Contributions

24.5        Notwithstanding any provision of the Plan to the contrary, amounts transferred to the Plan from the Triton Plan will remain subject to any withdrawal rights or restrictions that are regarded as protected benefits under the Code and, to the extent required by law, will remain subject to payment in the form, at the times, and on the occasions provided in the Triton Plan.

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ARTICLE 25

MINIMUM DISTRIBUTION REQUIREMENTS

25.1        General Rules.

A.        The provisions of this Article shall apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

B.        The requirements of this Article shall take precedence over any inconsistent provisions of the Plan.

C.        All distributions required under this Article shall be determined and made in accordance with regulations under Code Section 401(a)(9).

D.        Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

25.2        Definitions For Purposes of this Article.

A.        Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.9 of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulation Section 1.401(a)(9)-1, Q&A-4.

B.        Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions commencing before the Member’s death, the first Distribution Calendar Year shall be the calendar year immediately preceding the calendar year which contains the Member’s Required Beginning Date. For distributions commencing after the Member’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to commence under Section 25.3.B. The required minimum distribution for the Member’s first Distribution Calendar Year shall be made on or before the Member’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Member’s Required Beginning Date occurs, shall be made on or before December 31 of that Distribution Calendar Year.

C.        Life Expectancy. Life expectancy as computed by use of the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9.

D.        Member’s Account Balance. The Member’s Account Balance as of the last valuation date in the Valuation Calendar Year increased by the amount of any contributions made and allocated to the Member’s Account Balance as of dates in the Valuation Calendar Year after the valuation date and decreased by distributions made in the Valuation Calendar Year after the valuation

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date. The Member’s Account Balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

E.        Required Beginning Date. The April 1st following the end of the calendar year in which occurs the later of (x) the Member’s attainment of age seventy and one-half (70½) and (y) the Member’s retirement. Notwithstanding the foregoing, the payment of benefits to a Member who is a 5 percent (5%) owner, as defined in Section 416(i) of the Code, shall begin not later than the April 1st following the end of the calendar year in which the Member attains age seventy and one-half (70½), whether or not he or she is then employed.

F.        Valuation Calendar Year. The calendar year immediately preceding the Distribution Calendar Year.

25.3        Time and Manner of Distribution.

A.        The Member’s interest in his Account shall be distributed, or commence to be distributed, to the Member no later than the Member’s Required Beginning Date.

B.        If the Member dies before distributions of his benefits commence, the Member’s entire interest in his Account shall be distributed, or shall commence to be distributed, no later than:

1.        If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, then distributions to the surviving Spouse shall commence by the later of (A) December 31 of the calendar year immediately following the calendar year in which the Member died, or (B) December 31 of the calendar year in which the Member would have attained age 70½.

2.        If the Member’s surviving Spouse is not the Member’s sole Designated Beneficiary, then distributions to the Designated Beneficiary shall commence by December 31 of the calendar year immediately following the calendar year in which the Member died.

3.        If there is no Designated Beneficiary as of September 30 of the calendar year following the calendar year of the Member’s death, the Member’s entire interest in his Account shall be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Member’s death.

4.        If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary and the surviving Spouse dies after the Member but before distributions to the surviving Spouse commence, this Paragraph B, other than clause 1 of this Paragraph B, shall apply as if the surviving Spouse were the Member.

For purposes of this Paragraph B and Section 25.5, unless clause 4 of this Paragraph B applies, distributions shall be considered to commence on the Member’s Required Beginning Date. If

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clause 4 of this Paragraph B applies, distributions shall be considered to commence on the date distributions are required to commence to the surviving Spouse under clause 1 of this Paragraph B. If distributions under an annuity purchased from an insurance company irrevocably commence to the Member before the Member’s Required Beginning Date (or to the Member’s surviving Spouse before the date distributions are required to commence to the surviving Spouse under clause 1 of this Paragraph B), the date distributions are considered to commence shall be the date distributions actually commence.

C.        Unless the Member’s interest in his Account is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions shall be made in accordance with Sections 25.4 and 25.5 of this Article. If the Member’s interest in his Account is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.

25.4        Required Minimum Distributions During Member’s Lifetime.

A.        During the Member’s lifetime, the minimum amount that shall be distributed for each Distribution Calendar Year is the lesser of:

1.        The quotient obtained by dividing the Member’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Member’s age as of the Member’s birthday in the Distribution Calendar Year; or

2.        If the Member’s sole Designated Beneficiary for the Distribution Calendar Year is the Member’s Spouse, the quotient obtained by dividing the Member’s Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9 using the Member’s and Spouse’s attained ages as of the Member’s and Spouse’s birthdays in the Distribution Calendar Year.

B.        Required minimum distributions shall be determined under this Section 25.4 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Member’s date of death.

25.5        Required Minimum Distributions After Member’s Death.

A.        1. If the Member dies on or after the date distributions commence and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the longer of the remaining Life Expectancy of the Member or the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as follows:

(a)        The Member’s remaining Life Expectancy shall be calculated using the

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age of the Member in the year of death (reduced by one for each subsequent calendar year in which such calculation is performed).

(b)        If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse shall be calculated for each Distribution Calendar Year after the year of the Member’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse shall be calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death (reduced by one for each subsequent calendar year in which such calculation is performed).

(c)        If the Member’s surviving Spouse is not the Member’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy shall be calculated using the age of the beneficiary in the calendar year following the year of the Member’s death (reduced by one for each subsequent calendar year in which such calculation is performed).

2.        If the Member dies on or after the date distributions commence and there is no Designated Beneficiary as of September 30 of the calendar year following the calendar year of the Member’s death, the minimum amount that shall be distributed for each Distribution Calendar Year after the calendar year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the Member’s remaining Life Expectancy calculated using the age of the Member in the calendar year of death (reduced by one for each subsequent calendar year in which such calculation is performed).

B.        1. If the Member dies before the date distributions commence and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the calendar year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as provided in Section 25.5.A.

2.        If the Member dies before the date distributions commence and there is no Designated Beneficiary as of September 30 of the calendar year following the calendar year of the Member’s death, distribution of the Member’s entire interest in his Account shall be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Member’s death.

3.        If the Member dies before the date distributions commence, the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to commence to the surviving Spouse under Section 25.3.B.1, this Section 25.5.B shall be applied as if the surviving Spouse were the Member.

25.6        Election to Allow Members or Beneficiaries to Elect 5-Year Rule. Members or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Section 25.3.B and 25.5.B shall apply to distributions after the death of a Member who has a

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Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 25.3.6, or by September 30 of the calendar year which contains the fifth (5th) anniversary of the Member’s (or, if applicable, surviving Spouse’s) death. If neither the Member nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 25.3.6 and 25.5.B.

25.7        Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions. A Designated Beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all Distribution Calendar Years before 2004 must be distributed by the earlier of December 31, 2003 or by the end of the 5-year period.

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IN WITNESS WHEREOF, the Principal Corr any, by its duly authorized officer, has caused this amended and restated Plan to be signed this 15th day of December 2016.

HESS CORPORATION

By:	/s/ Andrew P. Slentz
Senior Vice President of Human Resources

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FIRST AMENDMENT
TO THE
HESS CORPORATION
EMPLOYEES’ SAVINGS PLAN
(as Amended and Restated effective January 1, 2017)

WHEREAS, Hess Corporation (“Hess”) sponsors the Hess Corporation Employees’ Savings Plan (the “Plan”), as amended and restated effective as of January 1, 2017;

WHEREAS, Section 12.1.B of the Plan provides that the Senior Vice President, Human Resources (“SVP HR”) may approve any written amendment of the Plan that is reasonably expected, when aggregated with any other amendment or amendments approved on the same date, to have an annual financial impact on Hess of $500,000 or less;

WHEREAS, Hess desires to amend the Plan to: (i) permit Roth deferrals; (ii) permit rollover contributions of designated Roth amounts; (iii) permit in-plan Roth conversions; (iv) permit after-tax contributions; (v) add an automatic enrollment feature; (vi) add a default investment option, which may be a qualified default investment alternative in accordance with Department of Labor Regulation section 2550.404c-5; (vii) raise the Plan limit on contributions (other than catch-up contributions) to 50% of Compensation; and (viii) make other clarifying changes; and

WHEREAS, Hess reasonably expects that this amendment will have an annual financial impact on Hess of $500,000 or less;

NOW, THEREFORE, by this Action of the SVP HR, the Plan is hereby amended, effective January 1, 2018, as follows:

1.	Section 1.19 of the Plan is amended in its entirety to read as follows:

“1.19        ;Elective Deferrals: “Elective Deferrals” shall mean any Company contributions made to the Plan at the election of the Member on a pre-tax basis or as Roth 401(k) Contributions (pursuant to a salary reduction agreement or other deferral mechanism), in lieu of cash compensation. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions. Elective Deferrals, and applicable earnings, are fully vested at all times.”

2.	Section 1.22 of the Plan is amended in its entirety to read as follows:

“1.22        ;Employee Contributions: “Employee Contributions” shall mean any contributions (other than Roth 401(k) Contributions, loan repayments, rollover contributions, or in-plan Roth conversions) made to the Plan by or on behalf of a Member that is included in the Member’s gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated. Employee Contributions, and applicable earnings, are fully vested at all times.”

3.	Section 1.24 of the Plan is amended in its entirety to read as follows:

“1.24        ;Excess Elective Deferrals: “Excess Elective Deferrals” shall mean those Elective Deferrals made on behalf of any Member under this Plan and any other elective deferrals made under other plans maintained by the Company or an Affiliated Company that exceed the limitation under section 402(g)(1) of the Code for the taxable year of the Member, as adjusted annually under section 402(g)(4) of the Code.”

4.	A new Section 1.49A is added to the Plan to read as follows:

“1.49A        ; Roth 401(k) Contributions: “Roth 401(k) Contributions” shall mean any Elective Deferrals that are included in the Member’s gross income and irrevocably designated as Roth 401(k) Contributions by the Member in his deferral election. Roth 401(k) Contributions, and applicable earnings, are fully vested at all times.”

5.	Section 2.3 of the Plan is amended to add the following sentence to the end thereof:

“An eligible Employee who is automatically enrolled in the Plan under Section 3.1.B.2 shall be deemed to have consented to all provisions of the Plan and to have authorized the sale or redemption of securities purchased for his account when necessary or advisable in carrying out the provisions of the Plan as described in this Section 2.3.”

6.	Article 3 of the Plan is amended in its entirety to read as follows:

“ARTICLE 3
MEMBER CONTRIBUTIONS

3.1        Member Contributions.

A.        In General. To become a Member of the Plan, an eligible Employee must elect to make Elective Deferrals or Employee Contributions to the Plan on a form or in a manner prescribed by the Committee, including any deemed election as described in Section 3.1.B below.

B.        Elective Deferral Contributions.

1.        Elective Deferrals. A Member may elect to contribute as Elective Deferrals (either as pre-tax or Roth 401(k) Contributions) up to 50% of his Compensation, in 1% increments. For any Plan Year, the total amount of Elective Deferrals described in this Section 3.1.B and Employee Contributions described in Section 3.1.C below (excluding any catch-up contributions described in Section 3.1.D) may not exceed 50% of Compensation.

2.        Automatic Enrollment.

(a)        In General. Unless otherwise affirmatively elected by the eligible Employee, all eligible Employees newly hired or rehired on or after January 1, 2018, will be deemed to have entered into an agreement to make Elective Deferrals at a rate of six percent (6%) of his Compensation each Plan Year on a pre-tax basis. Deemed Elective Deferrals made under this automatic enrollment provision shall be made to the Fund(s) selected for this purpose by the Investment Committee.

(b)        Notice. Within a reasonable period before the beginning of the Plan Year or a reasonable period before first becoming covered under paragraph (a) above, the Company will provide each Member covered under paragraph (a) above with a notice of the Member’s rights and obligations under the automatic contribution arrangement, including a description of how contributions will be invested in the absence of any investment election by the Member.

(c)        Opt-Out. Each applicable Member will have a reasonable opportunity after receipt of the notice described in paragraph (b) above to make an affirmative election to have no deemed Elective Deferrals made on his behalf or to have a different amount of Elective Deferrals made before deemed Elective Deferrals are made on such Member’s behalf. Deemed Elective Deferrals being made on behalf of a Member will cease as soon as administratively feasible after the Member makes an affirmative election.

C.        Employee Contributions. A Member may elect to contribute as Employee Contributions up to 50% of Compensation, in 1% increments. For any Plan Year, the total amount of Employee Contributions described in this Section 3.1.C and Elective Deferrals described in Section 3.1.B above (excluding any catch-up contributions described in Section 3.1.D) may not exceed 50% of Compensation.

D.        Catch-up Contributions. All Members who are eligible to make Elective Deferrals or Employee Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make a separate catch-up contribution election of up to 70% of Compensation, in 1% increments, in accordance with, and subject to the limitations of, section 414(v) of the Code. Catch-up contributions may be made on a pre-tax basis, as Roth 401(k) Contributions or as Employee Contributions. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

E.        For the purposes of the Plan, Elective Deferrals, Employee Contributions, and catch-up contributions shall be referred to as Member contributions, except as otherwise specifically indicated.

3.2        A Member may change the percentage of his Member contributions on a form or in a manner prescribed by the Committee. Such change shall be effective as soon as practicable after it is elected.

3.3        Member contributions will be paid to the Trustee, for investment in accordance with the provisions of the Plan and in accordance with the requirements of U.S. Department of Labor regulations.

3.4        A Member may voluntarily suspend and resume his contributions without affecting his membership in the Plan. The suspension and resumption of Member contributions shall be requested by the Member by executing a form or in a manner prescribed by the Committee, and shall be effective as soon as practicable after such request.

3.5        Member contributions will be suspended automatically, without affecting a Member’s membership in the Plan, for the period of any Leave of Absence, or employment with an Associated Company at the request of a Company.

3.6        In accordance with the rules and procedures established by the Committee and as described in Article 20 for rollover amounts from other plans, a Member may request that the Plan accept a rollover contribution. The types of rollover contributions that are permitted are described below.

A.        Rollover Contributions from Other Plans.

1.        The Plan will accept a Member’s contribution of an eligible rollover distribution (as defined in Section 16.7.A) from:

(a)        a qualified plan described in section 401(a) or 403(a) of the Code;

(b)        an annuity contract described in section 403(b) of the Code;

(c)        an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or

(d)        a conduit Individual Retirement Account.

Such amounts, plus applicable earnings, shall be maintained under a separate account for rollover contributions.

2.        The Plan will accept a direct rollover of designated Roth contributions described in section 402A(c)(1) of the Code from another plan described in Section 3.6.A.1 above, provided such amount is an eligible rollover distribution (as defined in Section 16.7.A). Such amounts, plus applicable earnings, shall be maintained under a separate account for Roth rollover contributions.

3.        Except for designated Roth contributions described in Section 3.6.A.2, the Plan will not accept rollover contributions of after-tax amounts.

B.        In-Plan Roth Conversions. A Member may irrevocably elect that all or a portion of his vested benefit (other than Roth 401(k) Contributions, rollover contributions of designated Roth amounts, and other in-plan Roth conversions) be transferred to an in-plan Roth conversion account in accordance with the requirements of Code section 402A(c)(4). The Committee may establish rules and procedures governing elections under this Section, including but not limited to the frequency of elections, required forms, and deadlines. Such transferred amounts, plus applicable earnings, shall be maintained under a separate account for in-plan Roth conversions. Amounts rolled over into an in-Plan Roth conversion account pursuant to this Section 3.6.B shall be invested in the same Funds in which they were invested prior to the transfer, subject to the Member’s subsequent Investment Direction, and shall be subject to the same distribution rules that applied prior to the transfer.”

7.	Section 4.1.A of the Plan is amended to add the following sentences to the end thereof:

“No further Company contributions under this Section 4.1.A were made after December 31, 2001. Effective January 1, 2002, the Plan became a “safe harbor” plan and Company contributions were made under Section 19.3.”

8.	The Plan is amended to replace the references to “after-tax contributions” in Sections 4.4, 8.1, 10.1, 10.4, 16.7, and 16.9.C and with references to “Employee Contributions.”
9.	Section 4.5.B.1 of the Plan is amended to replace the reference to “nondeductible voluntary Employee contributions” with a reference to “Employee Contributions.”
10.	Section 4.6 of the Plan is amended in its entirety to read as follows:

“4.6        ;Separate records shall be maintained for Members’ pre-tax Elective Deferrals, Roth 401(k) Contributions, rollover contributions (including separate records for pre-tax and Roth amounts), in-Plan Roth conversions, Employee Contributions, Company contributions made prior to January 1, 2002, Company matching contributions made on or after January 1, 2002, and each other type of contribution for which the Administrator determines separate records are required.”

11.	Section 5.1.A of the Plan is amended to add the following sentence to the end thereof:

“Notwithstanding any provision of the Plan to the contrary, if a Member does not provide Investment Direction, the Member’s contributions shall be invested in accordance with Section 6.5.”

12.	Section 5.2.A.2 of the Plan is amended to add the following sentence to the end thereof:

“Notwithstanding any provision of the Plan to the contrary, if a Member does not provide Investment Direction, Company contributions made on a Member’s behalf shall be invested in accordance with Section 6.5.”

13.	Section 5.3 of the Plan is amended in its entirety to read as follows:

“5.3        ;Separate records shall be maintained for each type of contribution invested in the various Funds, including: Members’ pre-tax Elective Deferrals, Roth 401(k) Contributions, rollover contributions (including separate records for pre-tax and Roth amounts), in-Plan Roth conversions, Employee Contributions, Company contributions made prior to January 1, 2002, Company matching contributions made on or after January 1, 2002, and each other type of contribution for which the Administrator determines separate records are required.”

14.	Section 6.4 of the Plan is amended in its entirety to read as follows:

“6.4        ;The Principal Company intends that this Plan be a plan that satisfies the requirements of Section 404(c) of ERISA and the Department of Labor Regulations thereunder. No person other than the Member should be liable for any loss, or by reason of any breach, which results from a Member’s exercise of control or failure to exercise control over the investment of his or her amounts in the Plan. To the extent that a Member has not made an affirmative investment election, the Member’s account shall be invested in accordance with Section 6.5. The Investment Committee shall establish such procedures and provide such forms as it shall deem necessary or desirable to comply with the provisions of Section 404(c) of ERISA and the regulations issued thereunder.”

15.	A new Section 6.5 is added to the Plan to read as follows:

6.5        A Member who fails to provide Investment Direction will be deemed to have directed that contributions made on his behalf be invested in the Fund(s) designated by the Investment Committee as the Plan’s default Fund(s). There may, but is not required to, be multiple default Funds, the usage of which for a particular Member is based on the Member’s age or other factors identified by the Investment Committee.

16.	Section 8.2.A.2 of the Plan is amended in its entirety to read as follows:

“2.        ;If he is not at least age 59 1/2 at the time of the withdrawal, any portion of the sum of his entire account in the Plan, excluding his Elective Deferrals, less the sum of his prior withdrawals as of the effective date of the withdrawal; provided, however, that no partial withdrawal may be made in an amount less than $500.00 (or the

Member’s remaining account balance eligible for withdrawal, if less). Notwithstanding the foregoing, a Member who has not attained age 591/2 is not permitted to withdraw Matching Contributions that were contributed to the Plan on or after January 1, 2002 (and income allocable thereto), other than as provided in Sections 8.3 (Hardship Withdrawals) or upon termination of employment.

In no event, however, may the amount withdrawn exceed the value of a Member’s account attributable to the contributions (and earnings allocable thereto) to be withdrawn.”

17.	Section 19.2 of the Plan is amended in its entirety to read as follows:

“19.2        ;For a refund of any Excess Elective Deferrals from this Plan, a Member must notify the Committee or its designee in writing no later than February 15 following the calendar year in which such Excess Elective Deferrals are contributed to the Plan, specifying the Excess Elective Deferral amount from the preceding calendar year. The written notification must be accompanied by the Member’s written statement that if such amounts are not distributed, when added to the amounts deferred under other plans or arrangements described in Code sections 401(k), 408(p) or 403(b), such amounts exceed the limit on the Member by Code section 402(g) for the year in which the deferral occurred. Roth 401(k) Contributions shall be distributed before pre-tax Elective Deferrals, unless the Member elects otherwise in accordance with Plan procedures.

Upon receipt of written notification from the Member as described above, the Committee or its designee shall distribute the excess Elective Deferral amount (and any income allocable thereto) to the Member no later than April 15 of the calendar year in which such amounts were contributed to the Plan. Matching Contributions (plus earnings thereon) which correspond to the excess Elective Deferrals shall be immediately forfeited. Excess Elective Deferrals shall be adjusted for any income or loss through the end of the Plan Year during which such amounts were contributed to the Plan.”

18.	Section 19.3.B of the Plan is amended to add the phrase “and Employee Contributions” after the phrase “Elective Deferrals” in each case where it occurs.
19.	The first sentence of Section 19.3.C.1(a) of the Plan is amended to read as follows:

“The Company will make Matching Contributions to the account of each Eligible Employee for the Plan Year in an amount equal to 133% of the sum of the Member’s Elective Deferrals and Employee Contributions that do not exceed 6% of the Member’s Compensation for the Plan Year.”

20.	A new Section 19.4 is added to the Plan to read as follows:

“19.4.        ;ACP Test for Employee Contributions.

A.        Employee Contributions shall meet the Actual Contribution Percentage (“ACP”) test described in Code Section 401(m)(2) using the prior year testing method. The provisions of Code Section 401(m)(2), Treasury Regulation section 1.401(m)-2 and related IRS guidance are incorporated by reference. The ACP test shall be determined using the Member’s compensation as defined in Section 1.16.F. If the Plan fails to meet the ACP test, the Excess Aggregate Contributions shall be distributed as described below.

B.        For the first Plan Year this Plan permits any Members to make Employee Contributions, the prior year’s Non-highly Compensated Employees’ Actual Contribution Percentage shall be 3 percent.

C.        Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto through the end of the Plan Year, shall be distributed no later than 12 months after a Plan Year to Members to whose accounts such Excess Aggregate Contributions were allocated for such Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the Actual Contribution Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10-percent excise tax will be imposed on the employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the Plan even if distributed.

D.        The following definitions shall apply for purposes of this Section:

1.        “Excess Aggregate Contributions” shall mean, with respect to any Plan Year, the excess of (a) the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over (b) the maximum Contribution Percentage Amounts permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

2.        “Actual Contribution Percentage” (or “ACP”) shall mean, for a specified group of eligible Members (either Highly Compensated Employees or Non-highly Compensated Employees) for a Plan Year, the average of the Contribution Percentages of the eligible Members in the group.

3.        “Contribution Percentage” shall mean the ratio (expressed as a percentage) of the Member’s Employee Contributions to the Member’s compensation (as defined in Section 1.16.F) for the Plan Year.

4.        “Contribution Percentage Amounts” shall mean the Employee Contributions made under the Plan on behalf of the Member for the Plan Year.”

*        ;*        ;*        ;*        ;*

IN WITNESS WHEREOF, the SVP-HR of Hess Corporation has executed this First Amendment this 11th day of December, 2017.

Senior Vice President, Global Human Resources and Office Management Hess Corporation

By:	/s/ Andrew P. Slentz
Name:	Andrew P. Slentz

EXECUTION COPY
March 27, 2018

SECOND AMENDMENT
TO THE
HESS CORPORATION
EMPLOYEES’ SAVINGS PLAN
(as Amended and Restated effective January 1, 2017)

WHEREAS, Hess Corporation (“Hess”) sponsors the Hess Corporation Employees’ Savings Plan (the “Plan”), as amended and restated effective as of January 1, 2017;

WHEREAS, Section 12.1.B of the Plan provides that the Senior Vice President — Human Resources (the “SVP-HR”) may approve any written amendment of the Plan that is reasonably expected, when aggregated with any other amendment or amendments approved on the same date, to have an annual financial impact on Hess of $500,000 or less;

WHEREAS, Hess desires to amend the Plan to clarify (i) that short-term disability benefits and lump sum payments in lieu of salary increases are eligible Compensation, and (ii) the Plan’s provisions governing the timing of distributions of Excess Elective Deferrals; and

WHEREAS, the SVP-HR reasonably expects that this amendment will have an annual financial impact on Hess of $500,000 or less;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2018, unless otherwise specified below:

1.	Section 1.16.A.9 of the Plan is amended to read as follows:
“9.	Salary or wages and short-term disability benefits received in any period during which a Member shall be entitled to short-term disability benefits, including amounts offset by payments such as Workers’ Compensation benefits or accident and sickness benefits.”
2.	Section 1.16.A of the Plan is amended to add the following new paragraph 12 to the end thereof, to read as follows:
“12.	Lump sum payments to a Member in lieu of annual salary increases.”
3.	The first sentence of the second paragraph of Section 19.2 is amended to replace the phrase “no later than April 15 of the calendar year” with the phrase “no later than April 15 of the calendar year following the calendar year”.

*       *       *       *       *

IN WITNESS WHEREOF, the SVP-HR of Hess Corporation has executed this Second Amendment this 28 day of March, 2018.

Senior Vice President, Global Human Resources and Office Management Hess Corporation

By:	/s/ Andrew P. Slentz
Name:	Andrew P. Slentz

THIRD AMENDMENT
TO THE
HESS CORPORATION
EMPLOYEES’ SAVINGS PLAN
(as Amended and Restated effective January 1, 2017)

WHEREAS, Hess Corporation (“Hess”) sponsors the Hess Corporation Employees’ Savings Plan (the “Plan”), as amended and restated effective as of January 1, 2017;

WHEREAS, Section 12.1.B of the Plan provides that the Senior Vice President – Human Resources (the “SVP-HR”) may approve any written amendment of the Plan that is required by law or necessary or appropriate to maintain the Plan as a plan meeting the requirements of Code section 401(a), retroactively if necessary or appropriate;

WHEREAS, Hess desires to amend the Plan to comply with certain changes in law pursuant to (i) the Bipartisan Budget Act of 2018, (ii) the Setting Every Family Up For Retirement Enhancement (SECURE) Act of 2019, (iii) the Coronavirus Aid, Relief, and Economic Security (CARES) Act, and (iv) applicable guidance issued by the Internal Revenue Service; and

WHEREAS, this amendment is intended to maintain the Plan as a plan meeting the requirements of Code section 401(a);

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the dates set forth below:

1.	Effective January 1, 2019, Section 8.3 of the Plan is amended in its entirety to read as follows:

“8.3        Hardship Withdrawals.

Distribution of Elective Deferrals and Matching Contributions (including income allocable to such Elective Deferrals and Matching Contributions) may be made to a Member in the event of a hardship. For the purposes of this Section, hardship is defined as an immediate and heavy financial need of the Employee where the distribution is necessary to satisfy the financial need. A request for a hardship withdrawal shall be made on a form or in a manner prescribed by the Committee or its designee. Such distribution shall be effective on the earliest practicable Valuation Date following the approval of the request by the Committee or its designee. The following special rules shall apply to a hardship withdrawal.

A.         A distribution will be deemed to be on account of an immediate and heavy financial need only if the distribution is necessary to satisfy the following types of expenses:

1.           Expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code, determined without regard to the limitations in Section 213(a) of the Code (relating to the applicable percentage of adjusted gross income);

2.           Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments);

3.           Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Employee, for the Employee’s Spouse, child, or dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B) of the Code);

4.           Payments necessary to prevent the eviction of the Employee from the Employee’s principal residence or foreclosure on the mortgage on that residence;

5.           Payments for burial or funeral expenses for the Employee’s deceased parent, Spouse, child or dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B) of the Code);

6.           Expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income and, effective as of January 1, 2018, Section 165(h)(5) of the Code);

7.           With respect to hardship withdrawals requested on or after September 22, 2021, expenses and losses (including loss of income) incurred by the Employee on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Pub L. 100-707, provided that the employee’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster; or

8.           Any other reason deemed to be an immediate and heavy financial need pursuant to future guidance issued by the Secretary of the Treasury.

B.          A distribution will be deemed necessary to satisfy an immediate and heavy financial need only if:

1.           The Employee has obtained all other currently available distributions (including distribution of ESOP dividends under Section 404(k) of the Code, but not including hardship distributions or loans) under the Plan and all other plans maintained by the Company;

2.           The distribution is not in excess of the amount necessary to satisfy the immediate and heavy financial need, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

3.           With respect to hardship withdrawals requested on or after June 11, 2019, the Employee has provided a representation in writing to the Plan Administrator or its designee (including by using an electronic medium as defined in Treasury Regulation Section

1.401(a)-21(e)(3)), or in such other form as may be permitted in guidance issued by the Internal Revenue Service, that he or she has insufficient cash or other liquid assets reasonably available to satisfy the need; and

4.           With respect to hardship withdrawals requested on or after June 11, 2019, the Plan Administrator does not have actual knowledge that is contrary to the representation described in Section 8.3.B.3.

C.          No hardship withdrawal may be made in an amount less than $500.

D.         A Member may not take more than two hardship withdrawals every 12 months.”

2.	Effective April 1, 2020, a new Section 8.6 is added to the Plan to read as follows:

“8.6        Coronavirus-Related Distributions

Notwithstanding any other provision of the Plan to the contrary, the following special rules apply to any Member who receives a Coronavirus-Related Distribution in connection with the Coronavirus Aid, Relief, and Economic Security (CARES) Act.

A.         A Coronavirus-Related Distribution shall not be treated as meeting the requirements of Section 401(k)(2)(B)(i) of the Code and shall not be subject to the tax treatment that applies to an eligible rollover distribution.

B.          Section 72(t) of the Code shall not apply to any Coronavirus-Related Distribution. Unless the Member elects otherwise, any Coronavirus-Related Distribution that would be included in the Member’s gross income for the taxable year of the distribution shall be included in gross income ratably over a three-year period beginning in the year of the distribution.

C.          The aggregate amount of a Coronavirus-Related Distribution from a Member’s account shall not exceed $100,000.

D.         A Member who received a Coronavirus-Related Distribution may, at any time during the three-year period beginning on the day after the receipt of a Coronavirus-Related Distribution, make one or more repayments to the Plan in an aggregate amount not to exceed the amount of the Coronavirus-Related Distribution. Amounts repaid hereunder shall be treated as trustee-to-trustee transfers within 60 days of the distribution and shall be credited to the Member’s account for rollover contributions.

E.          For purposes of this Section 8.6, the following definitions shall apply:

1.           “Coronavirus-Related Distribution” means any distribution from a Member’s account on or after January 1, 2020, and before December 31, 2020 made to a Qualified Individual.

2.           “Qualified Individual” means a Member who satisfies at least one of the following conditions: (i) he or she is diagnosed with SARS-CoV-2 or COVID-19 (hereinafter referred to collectively as “COVID-19”) by a test approved by the Centers for Disease Control and Prevention (“CDC”); (ii) his or her spouse or dependent (as defined in Section 152 of the Code) is diagnosed with COVID-19 by a test approved by the CDC; (iii) he or she, his or her spouse, or a member of his or her household (as defined below) experiences adverse financial consequences as a result of being quarantined, furloughed, laid off, having work hours reduced, or being unable to work due to lack of childcare, in each case due to COVID-19; (iv) he or she, his or her spouse, or a member of his or her household (as defined below) experiences adverse financial consequences as a result of having a reduction in pay (or self-employment income) due to COVID-19, or having a job offer rescinded or start date for a job delayed due to COVID-19; or (v) a business owned or operated by the Member, his or her spouse, or a member of his or her household (as defined below) is closed or reduces hours of the business due to COVID-19. For purposes of this Section 8.6.E.2, a member of a Member’s household is someone who shares the Member’s principal residence.”

3.	Effective January 1, 2020, Section 25.2.E of the Plan is amended to read as follows:

“E.        Required Beginning Date. The April 1st following the end of the calendar year in which occurs the later of (x) the Member’s attainment of age seventy two (72), or age seventy and one-half (70’/2) if the Member was born prior to July 1, 1949, and (y) the Member’s retirement. Notwithstanding the foregoing, the payment of benefits to a Member who is a 5 percent (5%) owner, as defined in Section 416(i) of the Code, shall not begin later than the April 1st following the end of the calendar year in which the Member attains age seventy two (72), or age seventy and one-half (70 1/2) if the Member was born prior to July 1, 1949, whether or not he or she is then employed.”

4.	Effective January 1, 2020, Section 25.2 of the Plan is amended to add the following new subsection G, to read as follows:

“G.        Eligible Designated Beneficiary. With respect to any Member, any Designated Beneficiary who is:

(1)       the surviving spouse of the Member;

(2)       a child of the Member who has not reached majority as defined in Section 401(a)(9)(F) of the Code (until the child reaches majority (or death, if earlier)), and thereafter payments must be distributed by the end of the tenth year following the year the child reaches majority (or death, if earlier));

(3)       disabled within the meaning of Section 72(m)(7) of the Code;

(4)       a chronically ill individual within the meaning of Section 7702B(c)(2) of the Code, where the period of inability is an indefinite one which is reasonably expected to be lengthy in nature; or

(5)       any other individual who is not more than ten (10) years younger than the Member.

Notwithstanding the foregoing, the Plan shall comply with Section 401(a)(9)(H)(iv) and (v) of the Code, and any applicable guidance issued thereunder, with respect to any applicable multi-beneficiary trust which has at least one beneficiary who is disabled or chronically ill (as defined above).”

5.	Effective January 1, 2020, Section 25.3.B.1 of the Plan is amended to read as follows:

“1.        If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, then distributions to the surviving Spouse shall commence by the later of (A) December 31 of the calendar year immediately following the calendar year in which the Member died, or (B) December 31 of the calendar year in which the Member would have attained age seventy two (72), or age seventy and one-half (70’/2) if the Member was born prior to July 1, 1949.”

6.	Effective January 1, 2020, Section 25.5 of the Plan is amended to add the following new subsection C, to read as follows:

“C.        Notwithstanding the foregoing, with respect to distributions from the account of a Member who dies after December 31, 2019, only an Eligible Designated Beneficiary may elect to take distributions over his or her remaining Life Expectancy. All other Designated Beneficiaries must receive the applicable Member’s entire account by the end of the tenth calendar year following the calendar year of the Member’s death. Further notwithstanding the foregoing, if the Beneficiary of a Member who died prior to January 1, 2020 dies after December 31, 2019, any remaining benefits must be distributed by the end of the tenth year following the year of such Beneficiary’s death.”

7.	Effective April 1, 2020, a new Section 25.8 is added to the Plan to read as follows:

“25.8.        Suspension of 2020 Required Minimum Distributions. Notwithstanding anything herein to the contrary, a Member or Designated Beneficiary who would have been required to receive required minimum distributions for the 2020 Plan Year but for the enactment of Section 401(a)(9)(I) of the Code (“2020 RMDs”) and who would have satisfied that requirement by receiving distributions that are either:

A.         Equal to the 2020 RMDs; or

B.          One or more payments (that include the 2020 RMDs) in a series of substantially equal periodic payments made at least annually and expected to last for the life (or life expectancy) of the Member, the joint lives (or joint life expectancies) of the Member and the Member’s Designated Beneficiary, or for a period of at least 10 years;

will not receive those distributions, unless the Member or Designated Beneficiary chooses to receive the distribution (which includes an election prior to April 1, 2020 for a 2020 RMD payment on a specific date in 2020). A direct rollover will be offered only for distributions

(excluding any portion comprising the 2020 RMDs) that would be eligible rollover distributions in the absence of Section 401(a)(9)(I) of the Code.”

*        *        *        *        *

IN WITNESS WHEREOF, the SVP-HR of Hess Corporation has executed this Third Amendment this 12 day of October, 2021.

Senior Vice President, Global Human Resources and Office Management Hess Corporation

By:	/s/ Andrew P. Slentz
Name:	Andrew P. Slentz

FOURTH AMENDMENT
TO THE
HESS CORPORATION
EMPLOYEES’ SAVINGS PLAN
(as Amended and Restated effective January 1, 2017)

WHEREAS, Hess Corporation (“Hess”) sponsors the Hess Corporation Employees’ Savings Plan (the “Plan”), as amended and restated effective as of January 1, 2017;

WHEREAS, Section 12.1.B of the Plan provides that the Senior Vice President – Human Resources (the “SVP-HR”) may approve any written amendment of the Plan that is reasonably expected, when aggregated with any other amendment or amendments approved on the same date, to have an annual financial impact on Hess of $500,000 or less;

WHEREAS, Hess desires to amend the Plan to: (1) update the definition of “Compensation” to clarify the types of compensation that are taken into account for purposes of Plan contributions; (2) allow terminated Members to make rollover contributions to the Plan; (3) clarify the Plan’s rules and procedures governing in-service withdrawals, and (4) clarify that, effective beginning with the Plan Year starting January 1, 2024, the Plan is no longer a “safe harbor” plan, and is subject to the actual deferral percentage (ADP) test described in Section 401(k)(3) of the Code, and the actual contribution percentage (ACP) test described in Section 401(m)(2) of the Code; and

WHEREAS, the SVP-HR reasonably expects that this amendment will have an annual financial impact on Hess of $500,000 or less;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the dates set forth below:

1.	Section 1.16 of the Plan is amended in its entirety, as of January 1, 2024, to read as follows:

“1.16         Compensation: “Compensation” shall mean the actual salary or wages received by a Member from a Company for personal services, determined as follows:

A.         Compensation shall include:

1.	Overtime.
2.	Annual Incentive Plan bonuses.
3.	Incentive compensation.
4.	Commissions.
5.	Holidays (other than those falling during periods in which the Member is receiving no other Compensation).
6.	Vacation (including vacation allowance on termination or retirement).
7.	Bereavement pay.
8.	Sick pay.
9.	Jury duty and witness pay.

10.	Salary or wages and short-term disability benefits received in any period during which a Member shall be entitled to short-term disability benefits, including amounts offset by payments such as Workers’ Compensation benefits, or accident and sickness benefits.
11.	Allowance for Military Reserve training (limited to two calendar weeks a year) and full-pay benefits for Military Leave of Absence while on active service.
12.	Premium pay for overseas service under letter agreements effective before July 1, 1998.
13.	Up to 60 days of pay made to satisfy the requirements of the federal Worker Adjustment and Retraining Notification Act.
14.	Lump sum payments to a Member in lieu of annual salary increases.
15.	Actual salary or wages or any other items of Compensation described in this Section 1.16.A paid after the Member’s severance from service which, absent a severance from service, would have been includible as Compensation, in accordance with Treasury Regulation section 1.415(c)-2(e)(3)(ii), provided the payment is made within the later of (i) 2 1/2 months after the Member’s severance from service date or (ii) the end of the Limitation Year that includes the severance from service date.

B.         Compensation shall not include:

1.	Contributions to any employee benefit deferred compensation plan, including awards made under plans such as the Hess Corporation Executive Long-Term Incentive Compensation and Stock Ownership Plan and the Amerada Hess Corporation 1995 Long-term Incentive Plan, or their successors.
2.	Housing allowances.
3.	Moving expenses.
4.	Educational assistance benefits.
5.	Severance pay.
6.	Payments of premiums for life insurance or medical insurance.
7.	Meal allowance.
8.	Premium pay for overseas service under letter agreements effective on or after July 1, 1998.
9.	Bonuses (other than Annual Incentive Plan bonuses), awards, and other similar payments.
10.	Any other amounts paid after the date the Member ceases to be an Employee.
11.	Payments to expatriate Employees for tax equalization or reconciliation purposes, allowance payments and ancillary amounts paid solely as a result of the Employee’s expatriate status, and other similar payments.
12.	Supplementary payments intended to offset location hardships.
13.	Amounts paid for disaster recovery and relief support.
14.	Fringe benefits.

C.         Any other types of compensation shall be determined to be includible or excludible by the Committee on a basis uniformly and consistently applied to all Employees. In the case of the simultaneous employment of a Member by more than one Company, the total Compensation received by such Member from all Companies shall be deemed his Compensation for purposes of the Plan. Actual salary or wages received by a Member from a Company for personal services shall be deemed to include any amounts contributed to this Plan as Elective Deferrals and any amounts contributed to a cafeteria plan by a Company pursuant to a salary or wage reduction election made by a Member. For this purpose, a cafeteria plan shall mean a plan described in Section 125 of the Code. Compensation shall also include any amounts contributed or deferred by an employer at the election of an Employee pursuant to a salary reduction agreement under Code sections 132(f)(4), 402(e)(3), 402(h)(1)(B), or 403(b).

D.         In addition to other applicable limitations which may be set forth in the Plan and notwithstanding any other contrary provision of the Plan, for the purpose of calculating a Member’s allocations for any Plan Year commencing after December 31, 2001, Compensation taken into account under the Plan shall not exceed $200,000, adjusted for changes in the cost of living as provided in Section 401(a)(17)(B) of the Code.

E.         The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

If Compensation for any prior determination period is taken into account in determining an employee’s benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the annual compensation limit in effect for that prior determination period. For this purpose, in determining benefits in Plan Years beginning on or after January 1, 2002, the annual Compensation limit in effect for determination periods beginning before that date is $200,000.

F.         Compensation, when spelled without an initial capital throughout the Plan, shall mean the participant’s compensation from a Company defined as follows:

1.         compensation as set forth in Treasury Regulation section 1.415(c)-2(d)(3); provided, however, that amounts contributed to a cash or deferred arrangement described in Code section 401(k), a salary reduction agreement pursuant to a cafeteria plan established under Code section 125, or described in Code section 132(f)(4) shall be included in compensation. For purposes of this Section, amounts with respect to a health plan under Code section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code section 125 only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan. Effective for Limitation Years beginning on or after January 1, 2008, compensation shall be subject to the limit imposed by Section 401(a)(17) of the Code.

2.         For Limitation Years beginning on or after January 1, 2008, compensation shall include the following:

A.         compensation for services that, absent the severance from service, would have been paid to the former Employee if he had continued in employment with the Employer, in accordance with Treasury Regulation section 1.415(c)-2(e)(3)(ii), provided the payment is made within the later of (i) 2 1/2 months after a Member’s severance from service date or (ii) the end of the Limitation Year that includes the severance from service date;

B.         payments for accrued bona fide sick, vacation, or other leave that the former Employee would have been able to use if employment had continued, to the extent such payments would have been included if paid before severance, in accordance with Treasury Regulation section 1.415(c)-2(e)(3)(iii)(A), provided the payment is made within the later of (i) 2 1/2 months after a Member’s severance from service date or (ii) the end of the Limitation Year that includes the severance from service date;

C.         payments to a former Employee who does not currently perform services for the Employer by reason of Qualified Military Service made in accordance with the Employer’s current policy with regard to such Qualified Military Service, to the extent these payments do not exceed the amount the individual would have received if the individual has continued to perform services for the Employer rather than entering Qualified Military Service, in accordance with the requirements contained in Treasury Regulation section 1.415(c)-2(e)(4); and

D.         short-term disability payments made to an Employee prior to a severance from service date, in accordance with the Employer’s short-term disability policy.

3.         For Limitation Years beginning on or after January 1, 2008, compensation shall not include the following:

A.         payments to a former Employee in accordance with a nonqualified unfunded deferred compensation plan, even if such amount would have been paid at the same time if employment had continued, in accordance with the requirements contained in Treasury Regulation section 1.415(c)-2(e)(3)(iii)(B);

B.         long-term disability payments paid to an Employee or former Employee who is permanently and totally disabled, as defined in section 22(e) of the Code, in accordance with the requirements contained in Treasury Regulation section 1.415(c)-2(e)(4); and

C.         amounts paid as compensation to a nonresident alien, as defined in section 7701(b)(1)(B) of the Code, who is not a Member, to the extent the compensation is excludable from gross income and is not effectively connected with the conduct of a trade or business within the United States, in accordance with the requirements contained in Treasury Regulation section 1.415(c)- 2(g)(5).”

2.	Section 1.60 of the Plan is amended in its entirety, as of October 18, 2023, to read as follows:

“1.60         Withdrawal Authorization: “Withdrawal Authorization” shall mean notice, on a form or in a manner prescribed by the Committee, provided by a Member, requesting an in-service withdrawal as provided in Section 8.1.”

3.	Section 3.6 of the Plan is amended in its entirety, as of August 28, 2023, to read as follows:

“3.6         In accordance with the rules and procedures established by the Committee and as described in Article 20 for rollover amounts from other plans, a Member may request that the Plan accept a rollover contribution. The types of rollover contributions that are permitted are described below.

A.         Rollover Contributions from Other Plans.

1.         For purposes of this Section 3.6.A, the term “Member” shall include a former Member who maintains an account under the Plan. The Plan will accept a Member’s contribution of an eligible rollover distribution (as defined in Section 16.7.A) from:

(a)         a qualified plan described in section 401(a) or 403(a) of the Code;

(b)         an annuity contract described in section 403(b) of the Code;

(c)         an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or

(d)         a conduit Individual Retirement Account.

Such amounts, plus applicable earnings, shall be maintained under a separate account for rollover contributions.

2.         The Plan will accept a direct rollover of designated Roth contributions described in section 402A(c)(1) of the Code from another plan described in Section 3.6.A.1 above, provided such amount is an eligible rollover distribution (as defined in Section 16.7.A). Such amounts, plus applicable earnings, shall be maintained under a separate account for Roth rollover contributions.

3.         Except for designated Roth contributions described in Section 3.6.A.2, the Plan will not accept rollover contributions of after-tax amounts.

B.         In-Plan Roth Conversions. A Member (including, for purposes of this Section 3.6.B, a former Member who maintains an account under the Plan) may irrevocably elect that all or a portion of his vested benefit (other than Roth 401(k) Contributions, rollover contributions of designated Roth amounts, and other in-plan Roth conversions) be transferred to an in-plan Roth conversion account in accordance with the requirements of Code section 402A(c)(4). The Committee may establish rules and procedures governing elections under this Section, including but not limited to the frequency of elections, required forms, and deadlines. Such transferred amounts, plus applicable earnings, shall be maintained under a separate account for in-plan Roth conversions. Amounts rolled over into an in-Plan Roth conversion account pursuant to this Section 3.6.B shall be invested in the same Funds in which they were invested prior to the transfer, subject to the Member’s subsequent Investment Direction, and shall be subject to the same distribution rules that applied prior to the transfer.”

4.	Section 4.1.A of the Plan is amended in its entirety, as of January 1, 2024, to read as follows:

“4.1         A.         Regular Contributions.

Each Company shall contribute for the account of each Member an amount equal to 100% of the Member’s Elective Deferrals, but not exceeding 6% of his Compensation. No further Company contributions under this Section 4.1.A were made after December 31, 2001. Effective January 1, 2002, Company contributions are made under Section 19.3.”

5.	Section 8.1 of the Plan is amended in its entirety, as of October 18, 2023, to read as follows:

“8.1         In-Service Withdrawals.

A.         At any time during his continued employment by the Company, a Member may elect to withdraw, without the penalty of suspension, all or a portion of his vested account, subject to the limitations of Sections 8.1.B, 8.1C, and the in-service distribution limitations of Section 8.4, as follows:

1.         If he is at least age 59 1/2 at the time of the withdrawal, any portion of the sum of his entire account in the Plan, less the sum of his prior withdrawals as of the effective date of the withdrawal.

2.         If he is not at least age 59 1/2 at the time of the withdrawal, any portion of the sum of his entire account in the Plan, excluding (i) his Elective Deferrals, and (ii) any Matching Contributions that were contributed to the Plan on or after January 1, 2002 (and income allocable thereto), other than as provided in Section 8.3, less the sum of his prior withdrawals as of the effective date of the withdrawal.

Notwithstanding the foregoing, if a Member elects to withdraw any portion of his vested interest from the Plan during his continued employment by the Company prior to the fifth anniversary of the earliest of the date of his initial participation in the Plan (or the Retail Operations

Plan, the HOVENSA Plan, the Merit Plan, or the Triton Plan, as applicable) such distribution of the Member’s interest in any assets attributable to Matching Contributions which were contributed to the Plan prior to January 1, 2002 will be limited to that portion of said assets which exceeds an amount equal to such Matching Contributions which were contributed to the Plan within two years of the date of the in-service withdrawal is requested by the Member.

Furthermore, in no event may the amount withdrawn exceed the value of a Member’s account attributable to the contributions (and earnings allocable thereto) to be withdrawn.

B.         A period of at least 12 months must elapse between in-service withdrawals under this Section 8.1.

C.         No in-service withdrawal may be made in an amount less than $500.00.”

6.	Section 8.2 of the Plan is deleted in its entirety, as of October 18, 2023, and replaced with “[Reserved]”.
7.	Sections 19.3 and 19.4 of the Plan are amended in their entirety, as of January 1, 2024, to read as follows:

“19.3         Cessation of Safe Harbor CODA.

A.         Rules of Application

1.         The Company elected the “safe harbor” CODA option for each Plan Year beginning on or after January 1, 2002, through the Plan Year ending on December 31, 2023. During such period, any provisions relating to the ADP test described in section 401(k)(3) of the Code or the ACP test described in section 401(m)(2) of the Code did not apply (except with respect to the ACP test for Employee Contributions hereunder). Effective for Plan Years beginning on or after January 1, 2024, the Company does not elect to treat the Plan as a “safe harbor” plan, the ADP test described in section 401(k)(3) of the Code and the ACP test described in section 401(m)(2) of the Code will apply to the Plan, and the provisions of this Section shall apply for each such Plan Year.

2.         To the extent that any other provision of the Plan is inconsistent with the provisions of this Section, the provisions of this Section govern.

B.         Definitions

1.         “Compensation” is defined in Section 1.16 of the Plan, except, for purposes of this Section, no dollar limit, other than the limit imposed by section 401(a)(17) of the Code, applies to the compensation of a Non-highly Compensated Employee.

2.         “Eligible Employee” means an Employee eligible to make Elective Deferrals and Employee Contributions under the Plan for any part of the Plan Year or who would be eligible to make Elective Deferrals and Employee Contributions but for a suspension due to statutory limitations, such as sections 402(g) and 415 of the Code.

3.         “Matching Contributions” are contributions made by the Company on account of an Eligible Employee’s Elective Deferrals and Employee Contributions.

C.         Matching Contributions

1.         The Company will make Matching Contributions to the account of each Eligible Employee for the Plan Year in an amount equal to 133% of the sum of the Member’s Elective Deferrals and Employee Contributions that do not exceed 6% of the Member’s Compensation for the Plan Year. Such Matching Contributions shall be made not later than the time prescribed by law (including any extensions thereof) for the filing of the Company’s federal income tax return for the taxable year in which the Plan Year ends.

2.         The Member’s accrued benefit derived from such Matching Contributions is nonforfeitable and may not be distributed earlier than separation from service, death, disability, an event described in section 401(k)(10) of the Code, or the attainment of age 59 1/2.

19.4.       ADP and ACP Tests.

A.         ADP Test

1.         Elective Deferrals shall meet the Actual Deferral Percentage (“ADP”) test described in Code Section 401(k)(3) using the current year testing method. The provisions of Code Section 401(k)(3), Treasury Regulation section 1.401(k)-2 and related IRS guidance are incorporated by reference. The ADP test shall be determined using the Member’s compensation as defined in Section 1.16.F. If the Plan fails to meet the ADP test, the Committee will recharacterize Elective Deferrals as catch-up contributions, to the extent permissible, and then, solely in the discretion of the Committee, the Company may (i) contribute to the Plan as an “Employer ADP Corrective Contribution” for the applicable Plan Year the aggregate amount necessary to cause the Plan to satisfy the ADP Test, as described in Section 19.4.A.2 below, and/or (ii) the Excess Contributions shall be distributed as described in Section 19.4.A.3 below.

2.         An Employer ADP Corrective Contribution, if any, contributed pursuant to this Section will be considered “qualified nonelective contributions” or “qualified matching contributions” (within the meaning of Treasury Regulation section 1.401(k)-6), and will be allocated, in accordance with the applicable Treasury Regulations (including Treasury Regulation section 1.401(k)-2(a)(6)(iv)), to the accounts of some or all individuals who (i) at any time during the Plan Year are or were contributing the Plan, (ii) were taken into account in performing the ADP test which the Employer ADP Corrective Contribution is intended to correct, and (iii) were not Highly Compensated Employees for such Plan Year.

3.         Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto through the end of the Plan

Year, shall be distributed no later than 12 months after a Plan Year to Members to whose accounts such Excess Contributions were allocated for such Plan Year. Excess Contributions are allocated to the Highly Compensated Employees with the largest ADP Contribution Percentage Amounts taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such ADP Contribution Percentage Amounts and continuing in descending order until all the Excess Contributions have been allocated. If such Excess Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10-percent excise tax will be imposed on the employer maintaining the Plan with respect to those amounts. Excess Contributions shall be treated as annual additions under the Plan even if distributed.

4.         The following definitions shall apply for purposes of this Section:

(a)         “Excess Contributions” shall mean, with respect to any Plan Year, the excess of (a) the aggregate ADP Contribution Percentage Amounts taken into account in computing the numerator of the ADP Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over (b) the maximum ADP Contribution Percentage Amounts permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their ADP Contribution Percentages beginning with the highest of such percentages).

(b)         “Actual Deferral Percentage” (or “ADP”) shall mean, for a specified group of eligible Members (either Highly Compensated Employees or Non-highly Compensated Employees) for a Plan Year, the average of the ADP Contribution Percentages of the eligible Members in the group.

(c)         “ADP Contribution Percentage” shall mean the ratio (expressed as a percentage) of the Member’s Elective Deferrals to the Member’s compensation (as defined in Section 1.16.F) for the Plan Year.

(d)         “ADP Contribution Percentage Amounts” shall mean the Elective Deferrals made under the Plan on behalf of the Member for the Plan Year.”

B.         ACP Test

1.         Matching Contributions and Employee Contributions shall meet the Actual Contribution Percentage (“ACP”) test described in Code Section 401(m)(2) using the current year testing method. The provisions of Code Section 401(m)(2), Treasury Regulation section 1.401(m)-2 and related IRS guidance are incorporated by reference. The ACP test shall be determined using the Member’s compensation as defined in Section 1.16.F. If the Plan fails to meet the ACP test then, solely in the discretion of the Committee, the Company (i) may contribute to the Plan as an “Employer ACP Corrective Contribution” for the applicable Plan Year the aggregate amount necessary to cause the Plan to satisfy the ACP Test, as described in Section 19.4.B.2 below, and/or (ii) the Excess Aggregate Contributions shall be distributed as described in Section 19.4.B.3 below.

2.         An Employer ACP Corrective Contribution, if any, contributed pursuant to this Section will be considered “qualified nonelective contributions” or “qualified matching contributions” (within the meaning of Treasury Regulation section 1.401(k)-6), and will be allocated, in accordance with the applicable Treasury Regulations (including Treasury Regulation section 1.401(k)-2(a)(6)(iv)), to the accounts of some or all individuals who (i) received an allocation of Matching Contributions under, and/or contributed Employee Contributions to, the Plan for such Plan Year, (ii) were taken into account in performing the ACP test which the Employer ACP Corrective Contribution is intended to correct, and (iii) were not Highly Compensated Employees for such Plan Year.

3.         Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto through the end of the Plan Year, shall be distributed no later than 12 months after a Plan Year to Members to whose accounts such Excess Aggregate Contributions were allocated for such Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest ACP Contribution Percentage Amounts taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such ACP Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10-percent excise tax will be imposed on the employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the Plan even if distributed.

4.         The following definitions shall apply for purposes of this Section:

(a)         “Excess Aggregate Contributions” shall mean, with respect to any Plan Year, the excess of (a) the aggregate ACP Contribution Percentage Amounts taken into account in computing the numerator of the ACP Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over (b) the maximum ACP Contribution Percentage Amounts permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their ACP Contribution Percentages beginning with the highest of such percentages).

(b)         “Actual Contribution Percentage” (or “ACP”) shall mean, for a specified group of eligible Members (either Highly Compensated Employees or Non-highly Compensated Employees) for a Plan Year, the average of the ACP Contribution Percentages of the eligible Members in the group.

(c)         “ACP Contribution Percentage” shall mean the ratio (expressed as a percentage) of the Member’s Matching Contributions and Employee Contributions to the Member’s compensation (as defined in Section 1.16.F) for the Plan Year.

(d)         “ACP Contribution Percentage Amounts” shall mean the Matching Contributions and Employee Contributions made under the Plan on behalf of the Member for the Plan Year.”

8.	Section 20.3 of the Plan is amended in its entirety, as of October 18, 2023, to read as follows:

“20.3         The amount transferred shall be 100 percent vested in the Member and shall be invested as provided in Section 5.1A, but shall not be considered a Member’s contribution for purposes of Sections 3.1, 4.1, or 8.1.”

9.	Section 20.4 of the Plan is amended in its entirety, as of October 18, 2023, to read as follows:

“20.4         An Employee may elect to withdraw all or part of his total interest in the Plan derived from the amount rolled-over into the Plan, subject to the limits on in-service withdrawals described in Section 8.1. A request for such a withdrawal shall be made on a form or in a manner prescribed by the Committee. Such withdrawal shall be effective on the earliest practicable Valuation Date following receipt of the form on behalf of the Committee. Such a withdrawal shall have no effect on the Employee’s membership in the Plan.”

*         *         *         *         *

IN WITNESS WHEREOF, the SVP-HR of Hess Corporation has executed this Fourth Amendment this 4 day of December, 2023.

Senior Vice President, Global Human Resources and Office Management Hess Corporation

By:	/s/ Andrew P. Slentz
Name:	Andrew P. Slentz

FIFTH AMENDMENT

TO THE

HESS CORPORATION

EMPLOYEES’ SAVINGS PLAN

(as Amended and Restated effective January 1, 2017)

WHEREAS, Hess Corporation (“Hess”) sponsors the Hess Corporation Employees’ Savings Plan (the “Plan”), as amended and restated effective as of January 1, 2017;

WHEREAS, Section 12.1.A of the Plan provides that the Compensation and Management Development Committee (“CMDC”) of the Hess Board of Directors (the “Board”) may amend the Plan at any time and in any respect;

WHEREAS, pursuant to Day One resolutions effective upon the Closing, as such term is defined in Section 1.1(d) of the Agreement and Plan of Merger dated as of October 22, 2023 by and among Chevron Corporation (“Chevron”), Yankee Merger Sub Inc. and Hess Corporation, of Chevron’s acquisition of Hess Corporation, the authority of the CMDC has reverted to the Board;

WHEREAS, Hess desires to amend the Plan to (i) provide that the Company Stock Fund shall invest solely in the common stock of Chevron and (ii) update the eligibility to invest in the Plan’s Company Stock Fund; and

WHEREAS, the Board has authority to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the dates set forth below:

1.	The penultimate flush paragraph of Section 5.1 of the Plan is amended and restated in its entirety to read as follows:

“In addition to the Funds selected by the Investment Committee, a Company Stock Fund shall also be available for investment under the Plan. The Company Stock Fund shall invest solely in the common stock of Chevron Corporation purchased on the open market and apportioned to the accounts of Members and such cash as determined to be necessary to provide adequate liquidity to comply with Members’ Investment Directions. Dividends received on investments made in accordance with the preceding sentence shall be similarly invested and apportioned. The Company Stock Fund will be measured on a unit basis, as described in Section 5.2A. Notwithstanding the foregoing, effective upon the Closing, as such term is defined in Section 1.1(d) of the Agreement and Plan of Merger dated as of October 22, 2023 by and among Chevron Corporation, Yankee Merger Sub Inc. and Hess Corporation, of Chevron Corporation’s acquisition of Hess Corporation, a Member who is a former Employee as of immediately prior to the Closing shall not be permitted to invest additional amounts in, or transfer additional amounts to, the Company Stock Fund; provided that, this sentence shall not apply to a Member who is hired or rehired as an active Employee on or after the date of the Closing.”

2.	Sections 15.4, 15.5, 15.6, 16.9 are amended by striking each reference to “HESS CORPORATION” and replacing it with “Chevron Corporation”.

* * * * *

IN WITNESS WHEREOF, Hess Corporation has executed this Fifth Amendment this 18th day of July, 2025.

By the Hess Corporation Board of Directors:

/s/ Harsh Goyal
Harsh Goyal

/s/ Andrew D. Stead
Andrew D. Stead

/s/ Nicola E. Woods
Nicola E. Woods